   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000

                                                    REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                      MULTI-LINK TELECOMMUNICATIONS, INC.
                 (Name of small business issuer in its charter)

               COLORADO                                   7389                                  84-1334687
       (State or jurisdiction of              (Primary Standard Industrial         (I.R.S. Employer Identification No.)
    Incorporation or organization)             Classification Code Number)

               4704 HARLAN STREET, SUITE 420                                     NIGEL V. ALEXANDER
                  DENVER, COLORADO 80212                                    4704 HARLAN STREET, SUITE 420
                      (303) 831-1977                                           DENVER, COLORADO 80212
   (Address and telephone number of principal executive                            (303) 831-1977
    offices and address of principal place of business)                  (Name, address and telephone number
                                                                                of agent for service)

                                With Copies to:

                  BLAIR L. LOCKWOOD, ESQ.                                    HERBERT H. DAVIS III, ESQ.
                 JEFFREY A. SHERMAN, ESQ.                                       KEVIN M. KELLY, ESQ.
                    FAEGRE & BENSON LLP                                    ROTHGERBER JOHNSON & LYONS LLP
                    2500 REPUBLIC PLAZA                                     SUITE 3000, ONE TABOR CENTER
                      370 17TH STREET                                             1200 17TH STREET
                  DENVER, COLORADO 80202                                       DENVER, COLORADO 80202
                      (303) 592-9000                                               (303) 623-9000

                             ---------------------
    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the date on which the Registration Statement becomes effective.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                PROPOSED MAXIMUM      AMOUNT OF
                                                       AMOUNT TO BE        PROPOSED MAXIMUM    AGGREGATE OFFERING   REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED        OFFERING PRICE (1)        PRICE(1)             FEE
---------------------------------------------------------------------------------------------------------------------------------
UNDERWRITTEN OFFERING
Units Consisting of...............................    1,850,000 Units           $ 9.00             $16,650,000        $4,396.00
  (a) One Share of Common Stock...................   1,850,000 Shares
  (b) One-half of one Series D Warrant............   925,000 Warrants
---------------------------------------------------------------------------------------------------------------------------------
Over-allotment Option
  Units Consisting of.............................     277,500 Units            $ 9.00             $ 2,497,500        $  660.00
  (a) One Share of Common Stock...................    277,500 Shares
  (b) One-half of one Series D Warrant............   138,750 Warrants
---------------------------------------------------------------------------------------------------------------------------------
Common Stock(2)...................................    531,875 Shares            $ 9.00             $ 4,786,875        $1,264.00
---------------------------------------------------------------------------------------------------------------------------------
Warrants(3).......................................    80,000 Warrants               --             $       100        $    1.00
---------------------------------------------------------------------------------------------------------------------------------
Common Stock(4)...................................     40,000 Shares            $ 9.00             $   360,000        $   96.00
---------------------------------------------------------------------------------------------------------------------------------
CONCURRENT OFFERING
  Common Stock(5).................................    690,000 Shares            $ 9.00             $ 6,210,000        $1,640.00
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock(6).................................    120,000 Shares            $ 7.68             $   921,600        $  244.00
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock(6).................................     60,000 Shares            $11.52             $   691,200        $  183.00
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock(7).................................     75,000 Shares            $ 4.17             $   312,750        $   83.00
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL....................................          --                      --             $32,430,025        $8,567.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2) Issuable upon exercise of the Series D warrants.
(3) Issuable to underwriters.
(4) Issuable upon exercise of underwriters' warrants.
(5) Issuable upon exercise of warrants issued in IPO.
(6) Issuable upon exercise of underwriters' warrants issued in IPO.
(7) Issuable upon exercise of warrants held by registering shareholders.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    [The following text appears in a two page gate fold with graphic art and pictures]

                             Multi-Link Telecommunications, Inc.

                             Providing Advanced Messaging Services

                             Solving These Problems

                             I have voice mailboxes for my office, mobile phone, pager and at home. I really wish all my messages could be left in the same mailbox so I have only one place to check for all messages.

                             People trying to reach me have to try so many different numbers...the office, mobile phone, pager, or my home.

                             It would be so much easier if they only had to call one number to reach me, no matter where I was. It would be even better if I could screen those calls to find out which were important and which were not.

                             Let's see. I have voice messages, faxes and e-mail. People leave these messages in different ways and I have to retrieve them from different devices.

                             What a wonderful world it would be if all these types of messages could be stored in the same place and I could retrieve them from a telephone or computer, no matter where I was.

                             KEEPING YOU IN TOUCH

 Multi-Link maintains a web site on the World Wide Web at www.multilinkcom.com.
   The information on Multi-Link's web site is not a part of this prospectus.

Going Beyond Traditional
  Voice Mail and Voice
  Messaging

Voice Mail.................  A single mailbox for all calls to the office

                             All calls to the office that are not answered are transferred to a single mailbox.

Voice Messaging............  A directory and personal mailbox for each employee

                             Callers may reach personal mailboxes through an automated directory, by calling mailboxes directly, and by receptionist transfers.

Consolidated Messaging.....  Only one mailbox to check for messages

                             No matter where a caller tries to reach you, home, office, mobile,... if you can't take the call, they are transferred to the same mailbox.

One Number Service.........  Callers only ever need to dial one number to speak to you

                             Callers who reach your mailbox can leave a message or use the Constant Touch service to locate you.

                             When activated, the service dials all your chosen devices and tells you who is calling. You decide whether to connect with them, return them to voice mail, or disconnect immediately.

Unified Messaging..........  Voice, fax, and e-mail messages are stored in the same mailbox

                             Voice, fax, and e-mail messages are stored in the same mailbox. You can retrieve these messages from a telephone, personal computer or fax machine. E-mail integration available in early 2001.

     Multi-Link Telecommunications -- Providing Advanced Messaging Services

                                EXPLANATORY NOTE

     This registration statement contains two prospectuses. One prospectus relates to the offering of 1,600,000 shares of common stock and 925,000 Series D warrants by us and 250,000 shares of common stock by selling shareholders. The other prospectus relates to the registration of the sale of 870,000 shares by us to holders of warrants issued to the public and to the underwriters in our initial public offering and the resale by warrant holders of 75,000 shares of common stock. Certain substitute pages follow the main prospectus and contain alternate front outside and back outside cover pages, an alternate "The Offering" section of the "Prospectus Summary," and sections entitled "Concurrent Offering," and "Plan of Distribution." Each of such alternate pages is labeled "Alternate Page." All other sections of the prospectus, other than "Underwriting" and "Concurrent Offering," are to be used in the alternate prospectus. We will adjust cross-references in the prospectus to refer to the appropriate sections.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2000

                                1,850,000 UNITS

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                             "KEEPING YOU IN TOUCH"

                               [MULTI-LINK LOGO]

                        1,850,000 SHARES OF COMMON STOCK
                                      AND

                                925,000 WARRANTS

     This is a public offering of units of Multi-Link Telecommunications, Inc. Each unit consists of one share of common stock and one-half of one Series D warrant. Two Series D warrants are exercisable to purchase one share of common
stock at a price of $     per share.

     We are selling:

     - 1,600,000 shares

     - 925,000 Series D warrants

Selling shareholders are selling:

- 250,000 shares

     If the underwriters' overallotment option is fully exercised:

     We will sell:

     - 138,750 additional Series D warrants

Selling shareholders will sell:

- 277,500 additional shares

     The common stock is listed under the symbol "MLNK" on the Nasdaq SmallCap Market and traded at $8.438 as of close of trading on August 30, 2000. Our outstanding public warrants are listed under the symbol "MLNKW" on the Nasdaq SmallCap Market and traded at $1.125 as of close of trading on August 30, 2000. We have applied to have our common stock and currently outstanding public warrants listed on the Nasdaq National Market under the same symbols and the Series D warrants being sold in this offering under the symbol "MLNK__" and anticipate that approval will occur concurrently with this offering.

     THESE ARE SPECULATIVE SECURITIES. INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                             ---------------------

                                                                        PER ONE-HALF OF ONE
                                                          PER SHARE      SERIES D WARRANT       TOTAL
                                                          ---------     -------------------     -----
Public Offering Price...................................     $                  $                $
Underwriting Discounts..................................     $                  $                $
Proceeds to Us..........................................     $                  $                $
Proceeds to Selling Shareholders........................     $                  $                $

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    STIFEL, NICOLAUS & COMPANY, INCORPORATED

                  Prospectus dated                     , 2000

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and the notes thereto appearing elsewhere in this prospectus.

OUR COMPANY

     We provide basic voice mail, call routing, advanced integrated voice and fax messaging, and live answering services to small businesses in several major urban markets. These services enable businesses to improve the handling of incoming calls and facilitate more efficient communication between employees, customers, suppliers and other key relationships. We also provide basic voice mail and paging services to consumers.

OUR OBJECTIVE

     Our objective is to become a leading provider of broad-based messaging and call routing services to small businesses and consumers in urban markets in the United States. The opportunity for us to realize this objective is created, in large part, by the anticipated technological obsolescence of existing automated voice messaging equipment installed in local telephone companies and businesses as unified messaging replaces basic voice mail. We plan to achieve our objective by acquiring voice messaging companies, improving their operations and upgrading customers to higher-priced unified messaging services as market demand for these services increases over the next few years.

OUR SERVICES AND PRODUCTS

     Our strategy is to offer a total messaging solution that is custom designed to meet the specific needs of each customer. Our customers can begin with basic voice mail services, and then upgrade to more advanced services as their needs change, or as they become willing to consider more advanced and higher-priced messaging solutions. These messaging services comprise approximately 95% of our revenue and include:

     - basic automated voice mail services;

     - call routing services;

     - live operator answering services; and

     - automated messaging services that integrate voice and fax messages.

     Beyond these core messaging services, we expect to expand our product line in 2001 with voice activated service access and unified messaging. "Unified messaging" is an electronic mailbox that can gather and store messages from home, office, and mobile devices. It can store voice messages, fax messages and Internet based e-mail messages. The mailbox can then replay these stored messages to different electronic devices including land line telephones, mobile phones and other mobile devices, computers and fax machines.

     In addition to messaging services, we also sell other services and products that link into our messaging services. In some cases, we act as agents for other telecommunications companies and receive sales commissions, and in other cases we purchase services and resell them to our customers. These products and services account for approximately 5% of our revenues. These services include:

     - pagers and paging services;

     - mobile telephones and mobile telephone services;

     - local dial tone services;

     - long distance telephone service; and

     - telephone systems.

OUR MARKETS AND CUSTOMERS

     We currently provide a broad range of messaging and other related services to small businesses and consumers in the following markets:

     - Denver, CO

     - Detroit, MI

     - Raleigh, NC

     - Ft. Lauderdale, FL

     - Indianapolis, IN

     - Chicago, IL

     - Atlanta, GA

     We currently have approximately 10,000 business customers with approximately 44,000 individual users and approximately 35,000 residential customers.

OUR INTERNAL REVENUE GROWTH STRATEGY

     We plan to grow our revenues by selling our services to new and existing customers through our internal sales forces. We believe that our rate of customer growth will accelerate when we offer unified messaging. Unified messaging both expands the market and improves our competitive position over the local Bell telephone companies who dominate the voice mail market today. In addition, we expect to increase our revenues by selling higher-priced unified messaging services to our current customers. We believe that our revenues will increase as these services gain broader market acceptance.

OUR STRATEGY FOR ENTERING NEW CITIES

     We plan to enter new cities the same way we have in the past -- by acquiring an existing voice mail company with a substantial customer base and then installing a state-of-the-art messaging system manufactured by Glenayre Technologies, Inc. We used a portion of the funds raised in our initial public offering to acquire several companies in six different markets, where we have profitably executed this strategy. We believe there are approximately 4,200 voice mail companies around the country that are potential acquisition targets. We intend to use most of the proceeds of this offering for further acquisitions.

OUR MESSAGING EQUIPMENT PARTNER

     We use Glenayre messaging equipment. We believe that our partnership with Glenayre insures that we remain on the forefront of messaging technology, and that it may lead to broader business opportunities. In June 2000, Glenayre purchased approximately 6.5% of our outstanding common stock. Our agreement with Glenayre requires us to purchase $2.5 million of equipment, software, training and services before the end of June 2003.

     Our principal executive offices are located at 4704 Harlan Street, Suite 420, Denver, Colorado 80212. Our telephone number is (303) 831-1977 and our facsimile number is (303) 831-1988. We maintain a site on the World Wide Web at www.multilinkcom.com. We do not intend that our website be a part of this prospectus.

                                  THE OFFERING

Securities offered..................     1,850,000 units, each unit consisting
                                         of one share of common stock and
                                         one-half of one Series D warrant

Series D warrant attributes.........     Two Series D warrants are exercisable
                                         to purchase one share of common stock
                                         at an exercise price of $     per share
                                         until           , subject to our
                                         redemption rights

Common stock offered by us..........     1,600,000 shares

Common stock offered by selling
  shareholders......................     250,000 shares

Series D warrants offered by us.....     925,000 Series D warrants exercisable
                                         to purchase 462,500 shares

Common stock offered by selling
  shareholders in the over-allotment
  option............................     277,500 shares

Series D warrants offered by us in
  the over-allotment option.........     138,750 Series D warrants exercisable
                                         to purchase 69,375 shares

Shares of common stock to be
  outstanding after the offering....     5,881,450 shares

Nasdaq SmallCap Market symbol for
  shares (and proposed symbol for
  Nasdaq National Market)...........     MLNK

Proposed Nasdaq National Market
  symbol for Series D warrants sold
  in this offering..................     MLNK__

     The number of shares of common stock to be outstanding after this offering is based on 4,084,290 shares outstanding on August 30, 2000, plus 1,600,000 shares that we will issue in connection with this offering and 197,160 shares that we will issue upon the exercise of warrants concurrently with the closing of this offering, but excluding:

     - 462,500 shares of common stock issuable upon exercise of the Series D warrants;

     - 40,000 shares of common stock issuable upon exercise of the underwriters' warrants;

     - 483,247 shares of common stock issuable upon exercise of options outstanding as of August 30, 2000;

     - 225,870 shares of common stock reserved for future grants under our amended and restated stock option plan; and

     - 1,045,000 shares of common stock issuable upon exercise of other warrants outstanding as of the closing of this offering.

     Unless the context indicates otherwise, use of the terms "Multi-Link," "we" or "our" in this prospectus includes our various wholly owned subsidiaries.

     Unless otherwise stated, all information in this prospectus assumes no exercise of the over-allotment option by the underwriters.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking. They include statements that involve risks and uncertainties that might adversely affect our operating results in the future in a material way. Such risks and uncertainties include:

     - the availability and cost of future acquisitions;

     - the availability of connections to public telephone networks;

     - our ability to add our charges to our customers' local Bell telephone bills;

     - the effects of regional economic and market conditions on our employee salaries and benefits;

     - the effects of regional economic and market conditions on our ability to secure and keep customers;

     - increases in marketing and sales costs;

     - intensity of competition for customers;

     - changes in and cost of technologies; and

     - the availability of financing.

     Most of these risks are beyond our control. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table summarizes the financial data of our business. You should refer to the consolidated financial statements included elsewhere in this prospectus for a more complete description of our financial condition. To gain an accurate understanding of our growth you should understand the sequence of acquisitions that we have made. These are listed under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                     YEAR ENDED
                                                    SEPTEMBER 30,        NINE MONTHS ENDED JUNE 30,
                                               -----------------------   ---------------------------
                                                  1998         1999          1999           2000
                                               ----------   ----------   ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS) DATA:
Net revenues.................................  $4,165,936   $4,588,749    $3,354,536     $8,262,473
Cost of services and products................     825,746      785,502       595,990      1,747,237
Gross margin.................................   3,340,190    3,803,247     2,758,546      6,515,236
Sales and advertising expenses...............     522,541      401,638       271,830        998,708
General and administrative expenses..........   1,962,679    2,187,650     1,497,432      4,044,684
Non-recurring pooling expenses...............           0            0             0        101,091
Non-recurring moving expenses................           0            0             0        122,179
Depreciation.................................     159,926      139,714       105,634        295,788
Amortization.................................      81,674      231,024       155,458        697,608
Income from operations.......................     613,370      843,221       728,192        255,178
Interest income (expense), net...............    (726,339)    (274,846)     (291,210)      (200,220)
Net income (loss)............................    (127,177)     501,071       363,104         43,706
Net income (loss) per common share
  Basic......................................       (0.07)        0.19          0.16           0.01
  Diluted....................................       (0.07)        0.18          0.14           0.01
Weighted average common shares outstanding
  Basic......................................   1,903,393    2,610,480     2,320,732      3,824,375
  Diluted....................................   1,903,393    2,806,563     2,534,677      4,011,660

                                                                        JUNE 30, 2000
                                           SEPTEMBER 30,   ---------------------------------------
                                               1999          ACTUAL       PRO FORMA    AS ADJUSTED
                                           -------------   -----------   -----------   -----------
CONSOLIDATED BALANCE SHEET DATA:
Cash & marketable securities.............   $3,969,262     $   910,420   $ 1,737,580   $13,285,830
Working capital..........................    3,825,727         951,345     1,779,045    13,327,295
Total assets.............................    7,435,702      16,084,646    16,912,346    28,460,596
Long-term liabilities....................      716,165       3,783,693     3,783,693     2,223,693
Total stockholders' equity...............    5,983,159      10,237,994    11,065,694    24,173,944

The "Pro Forma" column in this table reflects the exercise of 197,160 outstanding warrants and the receipt of $827,700 in net proceeds upon closing of the offering. The "As Adjusted" column in this table reflects the sale of 1,600,000 shares of common stock and 925,000 Series D warrants by us at an assumed offering price of $9.00 per unit, comprised of $8.50 per share and $0.50 per one-half of one Series D warrant, net of estimated offering costs totaling $1,416,750 and the application of the net proceeds upon closing of the offering.

                                              YEAR ENDED SEPTEMBER 30,    NINE MONTHS ENDED JUNE 30,
                                              -------------------------   --------------------------
                                                 1998          1999          1999           2000
                                              ----------   ------------   -----------   ------------
CONSOLIDATED STATEMENTS OF CASH FLOWS AND
OTHER DATA:
Net cash provided by (used in) operating
  activities................................  $  54,018    $   679,410    $  448,663    $  (635,389)
Net cash used in investing activities.......   (390,442)    (5,139,888)     (671,796)    (1,867,253)
Net cash provided by financing activities...    858,782      4,406,520     4,505,712      2,544,982
EBITDA......................................    854,970      1,213,959       989,284      1,248,574

     The row entitled "EBITDA" reflects net income or loss plus depreciation, amortization, net interest expense, income taxes and other non-cash charges. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow because it excludes the impact of movements in working capital items, non-cash charges and financing costs. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for other financial measures of performance.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in us.

WE HAVE ONLY RECENTLY ACHIEVED PROFITABILITY SO OUR LONG-TERM SUCCESS IS NOT ASSURED.

     We generated net income of $501,000 in the fiscal year ended September 30, 1999, and net income of $44,000 for the nine months ended June 30, 2000. We incurred a net loss in fiscal 1998. Although our revenues have grown in recent periods, they may not continue to grow or even continue at their current level. Because we began voice-messaging operations in February 1996, we have a limited operating history upon which you may evaluate us. This limited operating history makes predicting our future operating results difficult. Our expenses may increase in future periods due to:

     - amortization of goodwill and other charges resulting from future acquisitions, including acquisitions of subscriber accounts;

     - increased depreciation on additional equipment purchases;

     - increases in sales and marketing activities;

     - expenditures for customer management and billing software; and

     - general economic conditions.

     If increased revenues do not accompany increases in any of these expenses, our operating results will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BECAUSE WE FACE INTENSE COMPETITION FROM LARGER TELECOMMUNICATIONS COMPANIES, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY, WHICH COULD REDUCE OUR REVENUES.

     We compete primarily with the local Bell companies, and expect to compete with other national, regional and local telecommunications companies as we expand. Most of our competitors have greater name recognition and greater financial, marketing and other resources than we have. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns and other initiatives. If we are unable to compete successfully against our competitors, we will lose customers and our business, financial condition and operating results will be adversely affected.

WE MAY LOSE CUSTOMERS AND REVENUES IF OUR VOICE MESSAGING EQUIPMENT FAILS.

     We depend on the efficient and uninterrupted operation of our voice messaging equipment to deliver service to our customers. Any sustained service interruption would cause some customers to cancel service. This could adversely affect our business, financial condition and operating results. Our business interruption insurance may not provide sufficient coverage for these events and our operating results could suffer if losses exceed our coverage.

LOSS OF THE CONNECTION TO THE PUBLIC TELEPHONE NETWORKS COULD DISRUPT OUR SERVICE CAUSING US TO LOSE CUSTOMERS.

     We rely on several telecommunications companies for connection to the public telephone network. The protracted failure of a connection would interrupt service, causing some customers to cancel service. If this happens we might have to establish a new connection to the public telephone network, which could take several weeks. We would lose subscribers if such a disruption occurred. This could adversely affect our business, financial condition and operating results.

WE MAY BE UNABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY.

     Our success depends on our ability to remain competitive in cost and services provided. There can be no assurance that we can acquire leading technologies as needed. If we are unable to successfully respond to technological developments or acquire technologies in a cost effective way, our business, financial condition and operating results will be adversely affected. To be successful, we must:

     - continually improve our services on a cost-effective basis;

     - develop and offer new features and services to meet customer needs; and

     - offer Internet-based messaging and other advanced technologies that may achieve widespread acceptance in the future.

     Our success will depend in part on our ability to purchase or license leading technologies necessary to remain competitive. Licensing these technologies may require us to pay royalties, maintenance and other fees that may reduce operating margins.

WE ARE DEPENDENT ON GLENAYRE FOR OUR MESSAGING EQUIPMENT.

     Glenayre manufactures and services our messaging equipment. Our ability to provide messaging services and implement our expansion strategy depends on our ability to obtain an adequate uninterrupted supply of messaging equipment, service and spare parts. Even if adequate alternative sources were available, any interruption in the supply because of a failure of Glenayre could have a material adverse effect on our business and results of operations.

IF NIGEL V. ALEXANDER OR SHAWN B. STICKLE DOES NOT CONTINUE IN HIS PRESENT POSITION OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We believe that our ability to successfully implement our business strategy and to operate profitably depends on Nigel V. Alexander and Shawn B. Stickle, both directors and executive officers, continuing to render their services to us. If Mr. Alexander or Mr. Stickle becomes unable or unwilling to continue in his present position, our growth, business and financial results could be materially adversely affected. We have an employment agreement with Mr. Stickle and a consulting agreement with Mr. Alexander's company, Octagon Strategies, Inc., both of which expire on December 31, 2001. We have key person life insurance policies in the face amounts of $1,000,000 each on both Mr. Alexander and Mr. Stickle.

YOU WILL BE UNABLE TO REVIEW INFORMATION ABOUT MOST PROPOSED ACQUISITIONS OR TO VOTE ON ACQUISITIONS.

     We have determined the criteria that we will most likely use in considering potential acquisitions. Except in the case of a very large transaction, you will not have the opportunity to review the financial statements or any other information regarding any business we may propose to acquire, and you will not be able to vote on these acquisitions.

     We have designated most of the net proceeds of this offering to complete acquisitions that we have not yet identified. Therefore, we have not designated any specific use for such net proceeds and could reallocate such proceeds when and if market conditions or unexpected changes in operating conditions or results of operations occur. Our management will have significant discretion in applying the net proceeds of this offering. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use these proceeds.

OUR ACQUISITION STRATEGY MAY BE UNSUCCESSFUL FOR SEVERAL REASONS.

     Our acquisition strategy is subject to the following risks and uncertainties:

     - we may be unable to enter into purchase agreements with voice messaging businesses, especially if we offer them partial consideration in common stock, which we intend to do;

     - a decrease in the market value of our common stock may limit our ability to use our common stock to acquire businesses;

     - we may be unsuccessful in retaining the customers of businesses we buy, especially if we ask them to switch to new messaging services as we change equipment and upgrade services;

     - we may be unable to successfully integrate new personnel into our operations; and

     - we may incur non-cash charges to our earnings for goodwill amortization, which will adversely affect our operating results.

THE FINANCE CHARGES ASSOCIATED WITH FUTURE EQUIPMENT PURCHASES AND LEASES MAY ADVERSELY AFFECT OUR PROFITABILITY.

     We expect to purchase or lease additional messaging equipment in the future. The financing charges for these purchases or lease payments may reduce our future profitability and adversely affect our financial condition.

LOSS OF OUR ABILITY TO BILL OUR MESSAGING AND PAGING SERVICES ON THE AMERITECH AND BELLSOUTH PHONE BILLS COULD ADVERSELY AFFECT OUR BUSINESS.

     We add some of our charges for messaging and paging services to our customers' Ameritech and BellSouth telephone bills. If we were to lose these billing arrangements we believe it would be expensive and inefficient for us to bill our smaller customers directly and our business, financial condition and operating results would be adversely affected.

BECAUSE OUR SECURITIES ARE THINLY TRADED, THE MARKET PRICE MAY BE VOLATILE.

     Prior to this offering, there has been a limited public trading market for our common stock and outstanding public warrants. The common stock and outstanding public warrants have traded in limited volumes on the Nasdaq SmallCap Market. We have applied to list the shares, outstanding public warrants and Series D warrants on the Nasdaq National Market and anticipate listing on such market concurrently with the closing of this offering. However, there can be no assurance that a regular trading market for the common stock, outstanding public warrants or Series D warrants will develop after this offering or that, if developed, it will be sustained. The market price for our securities following this offering may be highly volatile as has been the case with the securities of other small companies. Factors such as our financial results and introduction of new services by us or our competitors, and various factors affecting the telecommunications industry generally may have a significant impact on the market price of our securities. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small companies, have experienced wide price fluctuations that have not necessarily been related to the operating performance of these companies.

THE OFFERING WILL BENEFIT OUR CURRENT OFFICERS, DIRECTORS AND SHAREHOLDERS.

     If the underwriters exercise their over-allotment option, our current officers, directors and principal shareholders will sell some of the common stock sold as part of this offering. These selling shareholders will directly benefit from the sale of their shares of common stock.

                            CONCURRENT REGISTRATION

     The registration statement of which this prospectus forms a part also includes a prospectus with respect to the registration of the sale of 870,000 shares of common stock by us to holders of warrants issued to the public and to the underwriters in our initial public offering and the resale by the registering shareholders of 75,000 shares of common stock that are issuable upon the exercise of warrants issued in private placements, all of which may be sold in the open market, in privately negotiated transactions or otherwise, directly by the registering shareholders. The registering shareholders have agreed with the underwriters not to sell any such shares from the date of this prospectus for a period of six months without the prior written consent of the underwriters. We will not receive any proceeds from the sale of the shares by the registering shareholders, although we will receive proceeds from the exercise of the warrants. We will pay expenses of the concurrent offering, other than fees and expenses of counsel to the registering shareholders and selling commissions. Sales of the securities held by the registering shareholders or the potential for these sales may have an adverse effect on the market price of the shares and Series D warrants.

                             ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and as a result we file annual, quarterly and special reports, proxy statements and information statements, and other information with the SEC. You may read and copy any report or document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our SEC filings are also available from the SEC's web site located at http://www.sec.gov.

     We have filed a registration statement with the SEC under the Securities Act of 1933 with respect to the securities offered. This prospectus, filed as part of the registration statement, does not contain certain information contained in the registration statement required by the rules and regulations of the SEC. For further information, please see the registration statement and its exhibits, which may be inspected without charge at the offices of the SEC listed above or viewed at the SEC web site. Copies of the material contained in the registration statement and its exhibits may be obtained from the SEC upon payment of applicable copying charges. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance you should refer to the copy of such contract or other document filed as an exhibit to the registration statement.

                                USE OF PROCEEDS

     Based on an assumed offering price of $9.00 per unit, comprised of $8.50 per share of common stock and $0.50 per one-half of one Series D warrant, the net proceeds from the sale of the common stock and warrants by us are estimated to be approximately $13,108,250 ($13,237,288 if the over-allotment option is fully exercised). We intend to allocate the net proceeds as follows:

USE                                                            PROCEEDS     PERCENT
---                                                           -----------   -------
Purchase of messaging equipment.............................  $ 1,700,000     13.0%
Repayment of debt...........................................    1,560,000     11.9
Purchase of customer management and billing software........      500,000      3.8
Acquisition of businesses and working capital...............    9,348,250     71.3
                                                              -----------    -----
          Total.............................................  $13,108,250    100.0%
                                                              ===========    =====

     In June 2000, we entered into an agreement with Glenayre under which we agreed to purchase not less than $2.5 million of messaging equipment from them over the next three years. In June 2000 we deposited

$800,000 in our account with them and have allocated $1.7 million of the proceeds of this offering towards meeting this obligation.

     We intend to repay the loan from Westburg Media Capital, L.P. with the proceeds of this offering. That loan was for $1,560,000, bears interest at the prime rate plus 3% per annum and is due on October 31, 2003. The line of credit will remain available for additional advances.

     We intend to purchase new customer management and billing software with approximately $500,000 of the proceeds of the offering. We believe that new software will be necessary as we increase the number of cities in which we provide service and increase the overall number of customers using our service.

     We have no present commitments, agreements or understandings with respect to any acquisitions. Generally, we will consider acquiring voice messaging businesses that:

     - are established in larger North American markets;

     - provide service to several thousand business or residential subscribers;

     - are owned by an individual interested in continuing management responsibilities and receiving stock as partial consideration for the purchase; and

     - have office facilities that can support expansion.

     The above description represents our best estimate of the uses of the net proceeds to be received in this offering, based on current planning and business conditions. However, we reserve the right to change such uses when and if market conditions or unexpected changes in operating conditions or results of operations occur. The amounts actually expended for each use may vary significantly depending upon a number of factors including, but not limited to, future acquisitions and the amount of cash generated by our operations. We believe that our existing capital resources and the net proceeds of this offering will be sufficient to maintain our current and planned operations for a period of at least 12 months from the date of this prospectus. Net proceeds not immediately required for the purposes described above will be invested principally in investment grade, interest-bearing securities.

                    PRICE RANGE OF COMMON STOCK AND WARRANTS

     Our common stock trades on the Nasdaq SmallCap Market under the symbol "MLNK." Our currently outstanding public warrants trade on the Nasdaq SmallCap Market under the symbol "MLNKW." The table below sets forth for the quarters indicated the high and low per sale share price of common stock and warrants since we listed the common stock and warrants on the Nasdaq SmallCap Market on May 14, 1999.

                                                              COMMON STOCK        WARRANTS
                                                            ----------------   ---------------
                                                             HIGH      LOW      HIGH     LOW
                                                            -------   ------   ------   ------
FISCAL 1999 ENDED SEPTEMBER 30, 1999:
Third Fiscal Quarter (from May 14, 1999, the date of
  initial public offering)................................  $ 9.750   $6.250   $1.094   $0.563
Fourth Fiscal Quarter.....................................    7.375    6.063    0.906    0.500
FISCAL 2000 ENDING SEPTEMBER 30, 2000:
First Fiscal Quarter......................................    7.969    6.000    0.750    0.438
Second Fiscal Quarter.....................................   14.250    7.875    2.813    0.625
Third Fiscal Quarter......................................   13.875    9.000    2.375    0.906
Fourth Fiscal Quarter (through August 30, 2000)...........   10.375    8.313    1.516    0.875

     The last sale price for the common stock on the Nasdaq SmallCap Market on August 30, 2000, was $8.438. The last sale price for the warrants on the Nasdaq SmallCap Market on August 30, 2000, was $1.125. As of August 30, 2000, there were approximately 39 holders of record of common stock and approximately

6 holders of record of our outstanding public warrants. We believe that as of such date there were approximately 850 beneficial holders of common stock.

     We have applied to have the common stock and currently outstanding public warrants listed on the Nasdaq National Market under the same symbols, and the Series D warrants being sold in this offering under the symbol "MLNK__," and anticipate that approval will occur concurrently with this offering.

                                DIVIDEND POLICY

     We have never declared or paid any dividends or distributions on our common stock. Our loan agreement with Westburg Media Capital, LP, our primary lender, limits the amount of cash dividends we may pay without its consent. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders. Any payment of cash dividends in the future on the common stock will depend on our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under debt obligations, as well as other factors that the board of directors deems relevant.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000, as adjusted for the sale of the 1,600,000 shares and 925,000 Series D warrants offered by us at an assumed offering price of $9.00 per unit, comprised of $8.50 per share and $0.50 per one-half of one Series D warrant (after deducting underwriting discounts and estimated offering expenses), and excludes shares of common stock issuable on exercise of options and warrants.

                                                              JUNE 30, 2000
                                                -----------------------------------------
                                                  ACTUAL        PRO FORMA     AS ADJUSTED
                                                -----------   -------------   -----------
Long-term debt (net of current portion).......  $ 3,783,693    $ 3,783,693    $ 2,223,693
Stockholders' equity:
Preferred stock, par value $.01 per share;
  5,000,000 shares authorized; no shares
  issued or outstanding.......................            0              0              0
Common stock, no par value; 20,000,000 shares
  authorized; 4,084,290 shares issued and
  outstanding, 4,281,450 shares issued and
  outstanding, pro forma, and 5,881,450 shares
  issued and outstanding, as adjusted.........   11,921,548     12,749,248     25,857,498
Accumulated deficit...........................   (1,673,875)    (1,673,875)    (1,673,875)
                                                -----------    -----------    -----------
Total stockholders' equity....................  $10,237,994    $11,065,694    $24,173,944
                                                ===========    ===========    ===========

     The "Pro Forma" column in this table reflects the exercise of 197,160 outstanding warrants and the receipt of approximately $827,700 in net proceeds upon closing of the offering. The "As Adjusted" column in this table reflects the sale of 1,600,000 shares of common stock and 925,000 Series D warrants by us at an assumed offering price of $9.00 per unit, comprised of $8.50 per share and $0.50 per one-half of one Series D warrant, net of estimated offering costs totaling $1,416,750, and the application of the net proceeds upon closing of the offering.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The data for the nine months ended June 30, 2000, includes, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of our financial position at that date and results of operations for that period. The results of operations for the nine months ended June 30, 2000, are not necessarily indicative of the results to be expected for the full year or future periods.

                                                     YEAR ENDED             NINE MONTHS ENDED
                                                    SEPTEMBER 30,               JUNE 30,
                                               -----------------------   -----------------------
                                                  1998         1999         1999         2000
                                               ----------   ----------   ----------   ----------
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS) DATA:
Net revenues.................................  $4,165,936   $4,588,749   $3,354,536   $8,262,473
Cost of services and products................     825,746      785,502      595,990    1,747,237
Gross margin.................................   3,340,190    3,803,247    2,758,546    6,515,236
Sales and advertising expenses...............     522,541      401,638      271,830      998,708
General and administrative expenses..........   1,962,679    2,187,650    1,497,432    4,044,684
Non-recurring pooling expenses...............           0            0            0      101,091
Non-recurring moving expenses................           0            0            0      122,179
Depreciation.................................     159,926      139,714      105,634      295,788
Amortization.................................      81,674      231,024      155,458      697,608
Income from operations.......................     613,370      843,221      728,192      255,178
Interest income (expense), net...............    (726,339)    (274,846)    (291,210)    (200,220)
Net income (loss)............................    (127,177)     501,071      363,104       43,706
Net income (loss) per common share
  Basic......................................       (0.07)        0.19         0.16         0.01
  Diluted....................................       (0.07)        0.18         0.14         0.01
Weighted average common shares outstanding
  Basic......................................   1,903,393    2,610,480    2,320,732    3,824,375
  Diluted....................................   1,903,393    2,806,563    2,534,677    4,011,660

                                                                        JUNE 30, 2000
                                           SEPTEMBER 30,   ---------------------------------------
                                               1999          ACTUAL       PRO FORMA    AS ADJUSTED
                                           -------------   -----------   -----------   -----------
CONSOLIDATED BALANCE SHEET DATA:
Cash & marketable securities.............   $3,969,262     $   910,420   $ 1,737,580   $13,285,830
Working capital..........................    3,825,727         951,345     1,779,045    13,327,295
Total assets.............................    7,435,702      16,084,646    16,912,346    28,460,596
Long-term liabilities....................      716,165       3,783,693     3,783,693     2,223,693
Total stockholders' equity...............    5,983,159      10,237,994    11,065,694    24,173,944

The "Pro Forma" column in this table reflects the exercise of 197,160 outstanding warrants and the receipt of $827,700 in net proceeds upon closing of the offering. The "As Adjusted" column in this table reflects the sale of 1,600,000 shares of common stock and 925,000 Series D warrants by us at an assumed offering price of $9.00 per unit, comprised of $8.50 per share and $0.50 per one-half of one Series D warrant, net of estimated offering costs totaling $1,416,750 and the application of the net proceeds upon closing of the offering.

                                                                                    NINE MONTHS
                                                  YEAR ENDED SEPTEMBER 30,         ENDED JUNE 30,
                                                  -------------------------   ------------------------
                                                     1998          1999          1999         2000
                                                  ----------   ------------   ----------   -----------
CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER
DATA:
Net cash provided by (used in) operating
  activities....................................  $  54,018    $   679,410    $  448,663   $  (635,389)
Net cash used in investing activities...........   (390,442)    (5,139,888)     (671,796)   (1,867,253)
Net cash provided by financing activities.......    858,782      4,406,520     4,505,712     2,544,982
EBITDA..........................................    854,970      1,213,959       989,284     1,248,574

     The row entitled "EBITDA" reflects net income or loss plus depreciation, amortization, net interest expense, income taxes and other non-cash charges. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow because it excludes the impact of movements in working capital items, non-cash charges and financing costs. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for other financial measures of performance.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     We provide basic voice mail, call routing, advanced integrated voice and fax messaging, and live answering services to small businesses in several major urban markets. These services enable businesses to improve the handling of incoming calls and facilitate more efficient communication between employees, customers, suppliers and other key relationships. We also provide basic voice mail and paging services to consumers.

     Our strategy is to offer a total messaging solution that is custom designed to meet the specific needs of each customer. Our customers can begin with basic voice mail services, and then upgrade to more advanced services as their needs change, or as they become willing to consider more advanced and higher-priced messaging solutions. These messaging services comprise approximately 95% of our revenue and include:

     - basic automated voice mail services;

     - call routing services;

     - live operator answering services; and

     - automated messaging services that integrate voice and fax messages.

     Beyond these core messaging services, we expect to expand our product line in 2001 with voice activated service access and unified messaging. "Unified messaging" is an electronic mailbox that can gather and store messages from home, office, and mobile devices. It can store voice messages, fax messages and Internet based e-mail messages. The mailbox can then replay these stored messages to different electronic devices including land line telephones, mobile phones and other mobile devices, computers and fax machines.

     In addition to messaging services, we also sell other services and products that link into our messaging services. In some cases, we act as agents for other telecommunications companies and receive sales commissions, and in other cases we purchase services and resell them to our customers. These products and services account for approximately 5% of our revenues. These services include:

     - pagers and paging services;

     - mobile telephones and mobile telephone services;

     - local dial tone services;

     - long distance telephone service; and

     - telephone systems.

     Our revenues are primarily derived from receiving fixed monthly service fees for voice mail, installation and set-up charges and sales of ancillary telecommunications services such as paging. We recognize revenues as we deliver services. Annual prepayments by subscribers are recognized over the period covered by the prepayment on a straight-line basis.

     Our primary costs of delivering our voice messaging services to our subscribers are our voice messaging systems, maintenance costs and the costs of interconnection to the public switched telephone network. Most of our general and administrative expenses are incurred in the processing and servicing of new subscriber accounts.

     We currently sell a small portion of our services through independent sales agents and the majority through our internal sales force. All salaries and commissions associated with our in-house sales force are expensed as incurred. All commissions paid to independent sales agents for procuring subscribers are capitalized and amortized. We amortize these subscriber account acquisition costs over the estimated economic life of subscriber accounts or 36 months, whichever is less.

     We plan to continue to increase revenues by increasing the number of sales agents and our internal sales force that offer our voice messaging services, by increasing the range of telecommunications services we offer to our customers, and by acquiring companies in the voice messaging industry. After completing an acquisition, we plan to convert the operations of the acquired company to conform to our current business model, where economically feasible.

     From inception through September 1998, we financed our operations and net losses through factoring of customer contracts and working capital loans provided by CS Capital Corp. at implied interest rates of up to 52% per annum. In September 1998, we refinanced most of our indebtedness to CS Capital Corp. with a five-year term loan from Westburg Media Capital LP. The Westburg loan has an interest rate of 3% per annum over prime rate. In May 1999, we repaid all but $10,000 of the Westburg loan from the proceeds of our initial public offering and, as a result, experienced significantly lower net interest expense in fiscal 1999 than in prior years. Subsequently we have drawn down a further $1.56 million under this facility to finance our program of acquisitions and for working capital.

ACQUISITIONS

     On November 17, 1999, we acquired substantially all of the business and assets and certain liabilities of Hellyer Communications, Inc., a provider of basic voice messaging services in Indianapolis, Detroit and Chicago. The acquisition was accounted for as a purchase and as a result, our financial statements include the revenues and expenses of Hellyer from the date of acquisition through June 30, 2000.

     On January 6, 2000, we acquired substantially all of the business and assets and certain liabilities of One Touch Communications, Inc., a provider of voice messaging services in Raleigh, North Carolina. The acquisition was accounted for as a purchase and as a result, our financial statements include the revenues and expenses of One Touch from the date of acquisition through June 30, 2000.

     On March 31, 2000, we acquired all of the outstanding capital stock of VoiceLink, Inc., a provider of advanced voice messaging services to businesses in Atlanta, Georgia. The acquisition was accounted for as a pooling of interests and as a result, the results of the VoiceLink business have been consolidated with ours, as if the two businesses had been merged throughout the periods presented. One of the assets of VoiceLink was 50% of the outstanding capital stock of VoiceLink of Florida, Inc.

     On May 1, 2000, we acquired the remaining 50% of the outstanding capital stock of VoiceLink of Florida, Inc., a provider of advanced voice messaging services to businesses in Ft. Lauderdale, Florida. The equity income (loss) of VoiceLink of Florida, Inc. was not significant to us and has been included in interest income (expense), net within the consolidated statements of operation and comprehensive income. The acquisition of the remaining 50% of the capital stock of VoiceLink of Florida, Inc. was accounted for as a purchase and as a result, the results of VoiceLink of Florida, Inc. have been consolidated with ours, effective May 1, 2000.

     Once we have established a presence in any local market, we plan to make further acquisitions of basic voice messaging subscriber bases. In all cases, we will transfer the acquired customers to our Glenayre messaging systems and close the offices of the acquired business. To date we have completed two of these acquisitions and one acquisition of subscriber accounts is pending.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage relationship to net revenues of selected items in our consolidated statements of operations and comprehensive income (loss).

                                                             YEAR ENDED       NINE MONTHS ENDED
                                                           SEPTEMBER 30,           JUNE 30,
                                                          ----------------    ------------------
                                                           1998      1999      1999       2000
                                                          ------    ------    -------    -------
Net revenues............................................  100.00%   100.00%   100.00%    100.00%
Cost of services and products...........................   19.82%    17.12%    17.77%     21.15%
Gross margin............................................   80.18%    82.88%    82.23%     78.85%
Sales and advertising expense...........................   12.54%     8.75%     8.10%     12.09%
General and administrative expense......................   47.11%    47.67%    44.64%     48.95%
Depreciation expense....................................    3.84%     3.04%     3.15%      3.58%
Amortization expense....................................    1.96%     5.03%     4.63%      8.44%
Total operating expenses................................   65.46%    64.50%    60.53%     75.76%
Income from operations..................................   14.72%    18.38%    21.71%      3.09%
Interest income (expense), net..........................  (17.44)%   (5.99)%   (8.68)%    (2.42)%
Net income (loss).......................................   (3.05)%   10.92%    10.82%       .53%
EBITDA..................................................   20.52%    26.46%    29.79%     15.11%

     The row entitled "EBITDA" reflects net income or loss plus depreciation, amortization, net interest expense, income taxes and other non-cash charges. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow because it excludes the impact of movements in working capital items, non-cash charges and financing costs. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for other financial measures of performance.

  Nine months ended June 30, 2000 compared to nine months ended June 30, 1999.

     Net Revenues. Net revenues for the nine months ended June 30, 2000 were $8,262,000 compared to $3,355,000 for the nine months ended June 30, 1999, an increase of 146%. The inclusion of revenues from the various acquisitions described above accounted for $4,530,000 of the increase. The remaining increase of $377,000 was the result of continuing internal revenue growth and new sales for Denver and Atlanta.

     Cost of Services and Products. Cost of services and products for the nine months ended June 30, 2000 was $1,747,000 compared to $596,000 for the nine months ended June 30, 1999, an increase of 193%. The increase was primarily the result of the various acquisitions described above.

     Gross Margin. Gross margin for the nine months ended June 30, 2000 was $6,515,000 compared to $2,759,000 for the nine months ended June 30, 1999, an increase of 136% due to the factors described above. Gross margin as a percentage of net revenues declined from 82% for the nine months ended June 30, 1999 to 79% for the nine months ended June 30, 2000. The decline comes from the change in our business mix as a result of the various acquisitions described above. Our gross profit margin on automated business messaging services, which represented 100% of our business during the nine months ended June 30, 1999, is higher than the gross margin on business live answering and residential automated messaging services which became a part of our business in the nine months ended June 30, 2000 through the acquisitions described above.

     Sales and Advertising Expenses. Sales and advertising expenses for the nine months ended June 30, 2000 were $999,000 compared to $272,000 for the nine months ended June 30, 1999, an increase of 267%. This increase resulted from the inclusion of sales and advertising expenses from the various acquisitions described above and the cost of operating our new residential telesales center at a cost of $281,000.

     General and Administrative Expenses. General and administrative expenses for the nine months ended June 30, 2000 were $4,045,000 compared to $1,497,000 for the nine months ended June 30, 1999, an increase of 170%. The inclusion of general and administrative expenses from the various acquisitions described above were responsible for $2,173,000 of the increase. The costs associated with being a public company, including investor relations expenses, transfer agent fees, legal fees, accounting fees, other professional expenses and increases in management salaries were responsible for $375,000 of the increase.

     Pooling Expenses. During the nine months ended June 30, 2000 we incurred professional fees in connection with the acquisition of VoiceLink, Inc. of $101,000. Because the acquisition was accounted for as a pooling of interests all the costs of the acquisition were expensed rather than capitalized. No such expenses were incurred in the nine months ended June 30, 1999. The expenses of the VoiceLink pooling will not recur in the future.

     Moving Expenses. During the nine months ended June 30, 2000 we relocated the offices of Hellyer. The costs incurred in respect of this relocation totaled $122,000. No such expenses were incurred in the nine months ended June 30, 1999. The expenses of the moving of the Hellyer offices will not recur in the future.

     EBITDA -- Earnings Before Interest, Tax, Depreciation, and Amortization. EBITDA for the nine months ended June 30, 2000 was $1,249,000 compared to $989,000 for the nine months ended June 30, 1999, an increase of 26%. The increase is the result of the inclusion of the various acquisitions described above. EBITDA for the nine months ended June 30, 2000, excluding the non-recurring charges for pooling expenses ($101,000) and moving expenses ($122,000), was $1,472,000, an increase of 49% over the nine months ended June 30, 1999. This is the result of the inclusion of the various acquisitions described above.

     Depreciation Expense. Depreciation expense for the nine months ended June 30, 2000 was $296,000 compared to $106,000 for the nine months ended June 30, 1999, an increase of 179%. This increase was due to additional purchases of equipment and the inclusion of the various acquisitions described above.

     Amortization Expense. Amortization expense was $698,000 for the nine months ended June 30, 2000 compared to $155,000 for the nine months ended June 30, 1999, an increase of 350%. Continued customer account purchases from our base of independent sales agents in the Denver area resulted in $146,000 of the increase. Amortization of goodwill on the various acquisitions described above resulted in $176,000 of the increase. The amortization of the non-compete agreement and consulting agreement with Jerry L. Hellyer relating to the Hellyer acquisition resulted in $159,000 of the increase. The remainder of the increase resulted from amortization of customer account purchases at Hellyer and the amortization of goodwill at our Denver operation.

     Income from Operations. Income from operations was $255,000 for the nine months ended June 30, 2000 compared to $728,000 for the nine months ended June 30, 1999, a decrease of 65% due to the factors outlined above.

     Interest Income (Expense), Net. Net interest income (expense) for the nine months ended June 30, 2000 was $(200,000) compared to $(291,000) for the nine months ended June 30, 1999, a decrease of 31%. The decrease was attributable to the significantly lower levels of debt after our initial public offering in May 1999.

     Provision for Income Taxes. The provision for income taxes for the nine months ended June 30, 2000 was $11,000 compared to $74,000 for the nine months ended June 30, 1999, a decrease of 85%. This decrease was due to the availability of net operating losses in Multi-Link Telecommunications, Inc. to offset taxable profits arising in VoiceLink, Inc. after the date of acquisition.

     Net Income (Loss) and Comprehensive Income (Loss). We achieved a net income of $44,000 for the nine months ended June 30, 2000, compared to a net income of $363,000 for the nine months ended June 30, 1999, a decrease of 88% due to the factors outlined above. The comprehensive income for the nine months ended June 30, 2000 was $45,000, $1,000 more than the net income of $44,000. The difference of $1,000 relates to a decrease in the level of unrealized losses on our portfolio of marketable securities, which are held as available for sale investments. The comprehensive income for the nine months ended June 30, 1999 was $357,000, $6,000 less than the net income of $363,000. The difference of $6,000 relates to unrealized losses on our portfolio of marketable securities, which are held as available for sale investments.

Fiscal year ended September 30, 1999 compared to fiscal year ended September 30, 1998.

     From inception through September 30, 1999 we operated in Denver only. We completed several acquisitions after the end of fiscal 1999. On March 30, 2000, we completed the acquisition of VoiceLink, Inc. and this acquisition was accounted for as a pooling of interests. In accordance with accounting rules we have restated our 1998 and 1999 fiscal years to include VoiceLink as if the two companies had been merged since inception.

     Net Revenues. Net revenues for the year ended September 30, 1999, were $4,589,000 compared to $4,166,000 for the fiscal year ended September 30, 1998, an increase of 10%. Excluding the effects of pooling and measuring Denver operations only, revenues grew by 19%. Most of this increase reflects the steady net growth in our base of customers, although we did increase prices for certain messaging services on July 1, 1999, affecting revenues in the fourth fiscal quarter of 1999. The price increase contributed approximately $75,000 or 2% of the revenue increase for the fiscal year.

     Cost of Services and Products. Cost of services and products for the fiscal year ended September 30, 1999 was $786,000 compared to $825,000 for the fiscal year ended September 30, 1998, a decrease of 5%. The decrease in cost of services and products was attributable to lower costs of connecting our voice messaging equipment to the public switched telephone network.

     Gross Margin. Gross margin for the fiscal year ended September 30, 1999 was $3,803,000 compared to $3,340,000 for the fiscal year ended September 30, 1998, an increase of 14%. The gross profit margin as a percentage of net revenues increased from 80% to 83%. The increase in gross margin resulted from achieving higher revenues with lower cost of sales.

     Sales and Advertising Expenses. Sales and advertising expenses for the fiscal year ended September 30, 1999 were $402,000 compared to $523,000 for the fiscal year ended September 30, 1998, a decrease of 23%. This decrease resulted from the closure of our in-house sales and telemarketing operations in Denver on December 31, 1997, when we began procuring subscriber accounts from independent sales agencies and capitalizing the cost of acquiring such subscriber accounts.

     General and Administrative Expenses. General and administrative expenses for the fiscal year ended September 30, 1999 were $2,188,000 compared to $1,963,000 for the fiscal year ended September 30, 1998, an increase of 11%. This increase was due to increased staff numbers, costs of billing higher revenues, and the costs associated with being a public company, including transfer agent fees, legal fees, accounting fees and other professional expenses.

     EBITDA -- Earnings Before Interest, Tax, Depreciation, and Amortization. EBITDA for the fiscal year ended September 30, 1999 was $1,214,000 compared to $855,000 for the fiscal year ended September 30, 1998, an increase of 42%. This increase was partly attributable to the increased revenues and gross profits, and partly due to the closure of our Denver in-house sales and telemarketing operations.

     Depreciation Expense. Depreciation expense in the fiscal year ended September 30, 1999 was $140,000 compared to $160,000 for the fiscal year ended September 30, 1998, a decrease of 13%. This decrease was due to the disposal of fixed assets with an original cost of $96,000 and a written down value of $21,000 by VoiceLink, Inc. at the end of 1998. As a result there were lower fixed assets to be depreciated in fiscal 1999.

     Amortization Expense. Amortization of subscriber accounts and goodwill was $231,000 for the fiscal year ended September 30, 1999 compared to $82,000 for the fiscal year ended September 30, 1998, an increase of 182%. This increase was due to the continuation of customer account purchases from our base of independent sales agents in Denver.

     Income from Operations. Income from operations was $843,000 for the fiscal year ended September 30, 1999 compared to $613,000 for the fiscal year ended September 30, 1998, an increase of 38% due to the factors discussed above.

     Interest Income (Expense), Net. Net interest income (expense) for the fiscal year ended September 30, 1999 was $(275,000) compared to $(726,000) for the fiscal year ended September 30, 1998, a decrease of

62%. The decrease was attributable to the significantly lower interest costs of the Westburg loan from the beginning of the fiscal year through May 14, 1999, and the net interest income in the fourth fiscal quarter of 1999 from the cash on deposit following our initial public offering.

     Provision for Income Taxes. The provision for income taxes for the fiscal year ended September 30, 1999 was $67,000 compared to $14,000 for the fiscal year ended September 30, 1998, an increase of 376%. This increase was due to greater taxable earnings in 1999.

     Net Income (Loss) and Comprehensive Income (Loss). We achieved a net income of $501,000 for the fiscal year ended September 30, 1999, compared to a net loss of $(127,000) for the fiscal year ended September 30, 1998, due to the factors outlined above. The comprehensive profit for 1999 was $490,000, $12,000 less than the net profit of $501,000. The difference of $12,000 relates to unrealized losses on our portfolio of marketable securities, which are held as available for sale investments. The net loss and comprehensive loss were the same in fiscal 1998.

LIQUIDITY AND CAPITAL RESOURCES

     We continue to meet our capital requirements through cash provided from continuing operations, the $1 million equity investment from Glenayre, a $2.1 million line of credit provided by Westburg, and various long-term equipment leasing facilities.

     As of June 30, 2000 we were current on our obligations to all lenders and in compliance with all debt covenants. As of June 30, 2000 we had available cash of $614,000, marketable investments, net of the related margin facility, of $179,000, subscriptions receivable from Glenayre of $1,000,000 ($800,000 of which is restricted for the purchase of Glenayre messaging equipment) and available undrawn loan facilities of $940,000. The subscription receivable from Glenayre was paid to us on July 3, 2000.

     For the nine months ended June 30, 2000, net cash used in operations was approximately $635,000 compared to net cash provided by operations of $449,000 for the nine months ended June 30, 1999. The majority of this $1,084,000 variance arises from a one-time increase in accounts receivable at Hellyer on the introduction of a third party billing agent for residential customers that results in a four month delay in receiving payment from Ameritech. Net cash used in investing activities for the nine months ended June 30, 2000 relating to the purchase of the Hellyer and One Touch businesses, subscriber accounts (including those acquired from B.F.G. of Illinois, Inc.) and fixed assets, less the proceeds realized from the sale of marketable securities, was $1,867,000 compared to $672,000 for the nine months ended June 30, 1999. During the nine months ended June 30, 2000, financing activities generated $2,545,000 of net cash, the majority of which ($2,300,000) arose from a net increase in long term debt. This compares to $4,506,000 generated from financing activities in the nine months ended June 30, 1999 which arose from $7,200,000 million of net equity raised through a private placement and the initial public offering, less repayment of net debt of $2.7 million.

     For the twelve months ended September 30, 1999, net cash provided by operations was $679,000 compared to $54,000 for the twelve months ended September 30, 1998. The increase of $625,000 was primarily due to the $628,000 increase in net income between the two years for the reasons described above. Net cash used in investing activities was $5,140,000 in the year ended September 30, 1999, $4,749,000 more than the $390,000 used in investing activities in the prior year. Of the increase, $3,795,000 resulted from our purchase of marketable securities, $502,000 from the purchase of fixed assets, $399,000 from the purchase of subscriber accounts and $53,000 on other items. Cash flow from investing activities was $4,407,000 for the twelve months ended September 30, 1999 compared to $859,000 in the prior year. This increase of $3,548,000 resulted from generating net proceeds of $7,230,000 from our initial public offering and other equity transactions, less a net repayment of $2,823,000 in debt.

     On June 30, 2000, we entered into a volume purchase agreement with Glenayre. The volume purchase agreement provides that we must purchase $2.5 million of voice messaging equipment from Glenayre by June 30, 2003. We have deposited $800,000 with Glenayre in respect of such purchases and allocated $1.7 million of the proceeds of the offering toward meeting this obligation. The volume purchase agreement is exclusive, however, we are permitted to purchase equipment from other vendors if Glenayre does not manufacture equipment that satisfies a particular application or if Glenayre fails to manufacture unified messaging equipment in compliance with standards set forth in the agreement.

     We anticipate that the proceeds of this offering, our existing cash balances, marketable securities and subscription receivable from Glenayre, which has been paid to us, together with internally generated funds from operations and the Westburg revolving term loan will be sufficient to meet our presently projected operating requirements for the next 12 months.

     We plan to continue to acquire more companies involved in the messaging industry. It is likely that we will seek additional debt and equity financing to support our acquisition programs in the future.

ACCOUNTING PRONOUNCEMENTS

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for our financial statement for the fiscal year ended September 30, 2001, and the adoption of this standard is not expected to have a material effect on our financial statements.

EFFECTS OF INFLATION

     Although we cannot accurately anticipate the effect of inflation on our operations, we do not believe that inflation has had, or is likely in the future to have, a material effect on our operating results or financial condition.

SUBSEQUENT EVENTS

     On August 30, 2000, we borrowed $300,000 from First Capital Group, Inc. in connection with a 48-month equipment lease at an interest rate of 10.77% per year.

     It is anticipated that we will issue 197,160 shares for an aggregate exercise price of $827,700 upon the exercise of warrants on the date of this prospectus.

                                    BUSINESS

INTRODUCTION

     We formed in 1996 as a Colorado corporation and are headquartered in Denver, Colorado. We provide basic voice mail, call routing, advanced integrated voice and fax messaging, and live answering services to small businesses in several major urban markets. These services enable businesses to improve the handling of incoming calls and facilitate more efficient communication between employees, customers, suppliers and other key relationships. We also provide basic voice mail and paging services to consumers.

     Our objective is to become a leading provider of broad-based messaging and call routing services to small businesses and consumers in urban markets in the United States. The opportunity for us to realize this objective is created, in large part, by the anticipated technological obsolescence of existing automated voice messaging equipment installed in local telephone companies and businesses as unified messaging replaces basic voice mail. We plan to achieve our objective by acquiring voice messaging companies, improving their operations and upgrading customers to higher-priced unified messaging services as market demand for these services increases over the next few years.

     Our strategy is to offer a total messaging solution that is custom designed to meet the specific needs of each customer. Our customers can begin with basic voice mail services, and then upgrade to more advanced services as their needs change, or as they become willing to consider more advanced and higher-priced messaging solutions. These messaging services comprise approximately 95% of our revenue and include:

     - basic automated voice mail services;

     - call routing services;

     - live operator answering services; and

     - automated messaging services that integrate voice and fax messages.

     Beyond these core messaging services, we expect to expand our product line in 2001 with voice activated service access and unified messaging. "Unified messaging" is an electronic mailbox that can gather and store messages from home, office, and mobile devices. It can store voice messages, fax messages and Internet based e-mail messages. The mailbox can then replay these stored messages to different electronic devices including land line telephones, mobile phones and other mobile devices, computers and fax machines.

     In addition to messaging services, we also sell other services and products that link into our messaging services. In some cases, we act as agents for other telecommunications companies and receive sales commissions, and in other cases we purchase services and resell them to our customers. These products and services account for approximately 5% of our revenues. These services include:

     - pagers and paging services;

     - mobile telephones and mobile telephone services;

     - local dial tone services;

     - long distance telephone service; and

     - telephone systems.

     We currently provide a broad range of messaging and other related services to small businesses and consumers in the following markets:

     - Denver, CO

     - Detroit, MI

     - Raleigh, NC

     - Ft. Lauderdale, FL

     - Indianapolis, IN

     - Chicago, IL

     - Atlanta, GA

     We currently have approximately 10,000 business customers with approximately 44,000 individual users and approximately 35,000 residential customers.

     We plan to grow our revenues by selling our services to new and existing customers through our internal sales forces. We believe that our rate of customer growth will accelerate when we offer unified messaging. Unified messaging both expands the market and improves our competitive position over the local Bell telephone companies who dominate the voice mail market today. In addition, we expect to increase our revenues by selling higher-priced unified messaging services to our current customers. We believe that our revenues will increase as these services gain broader market acceptance.

     We plan to enter new cities the same way we have in the past -- by acquiring an existing voice mail company with a substantial customer base and then installing a state-of-the-art messaging system manufactured by Glenayre. We used a portion of the funds raised in our initial public offering to acquire several companies in six different markets, where we have profitably executed this strategy. We believe there are approximately 4,200 voice mail companies around the country that are potential acquisition targets. We intend to use most of the proceeds of this offering for further acquisitions.

THE MESSAGING INDUSTRY

     We estimate that the U.S. messaging industry generates in excess of $5 billion in revenues each year. These revenues are divided among these categories:

     - automated voice mail service provided by the local Bell telephone companies and other competitive local exchange carriers;

     - automated voice mail service provided by local, independent service bureaus;

     - sale of basic voice mail equipment that connects to a customer's phone system;

     - live answering service provided by local independent service bureaus; and

     - automated unified messaging services.

     There is an established market for live operator answering services and automated voice mail for businesses. The market for unified messaging today is modest, but is growing rapidly. At the present time most small businesses have basic message-taking capability by subscribing to a service from their local Bell telephone company, or through the purchase of a voice mail machine that connects to their telephone system.

     Many people now take messages at home by using an answering machine or through a voice mail service provided by the local Bell telephone company. Voice mail has a significant advantage over answering machines because it works when the telephone line is in use, as well as when nobody answers the phone, which answering machines cannot do. We believe that the home voice mail market is currently experiencing high growth because of the increasing number of people now using the internet, which ties up the telephone line for long periods of time and makes voice mail a very useful service.

     In the future, we believe that unified messaging will be a significant market opportunity for specialist messaging service bureaus like us because we believe that:

     - eventually, more people will use unified messaging than use basic voice mail today and, as a result, overall market revenues will grow;

     - people will pay more for a unified messaging service than a basic voice mail service and, as a result, overall market revenues will grow as people upgrade from basic voice mail to unified messaging;

     - due to the complexity of unified messaging, the local telephone companies may be unwilling or unable to effectively deliver these services and, as a result, they will lose market share to specialist messaging companies like us;

     - unified messaging equipment will be more expensive to buy and more costly and time consuming to maintain than basic voice mail equipment, and as a result, businesses may prefer a service bureau solution;

     - it will be more economical for small businesses to use a service bureau than to install their own unified messaging equipment because unified messaging requires many more telephone lines and a permanent Internet connection to operate effectively; and

     - there is a widespread trend today for small businesses to outsource complex software applications to service bureaus instead of purchasing applications and employing staff with the necessary expertise to run and maintain complex applications such as unified messaging.

     As with the introduction of any new telecommunications service, it is difficult to predict exactly how long it will take for unified messaging services to gain broad market acceptance, if ever.

OVERVIEW OF OUR CURRENT AND FUTURE SERVICES

     We believe that broad market acceptance and adoption of some of the new messaging services described below will take several years. Because of this we consider it essential to offer basic automated voice messaging services that the mass market is already using until understanding of the value of the new services becomes widespread. Our business strategy is to acquire basic voice mail subscribers and then to offer these customers increasingly complex and higher-priced unified messaging services. We believe that customers will prefer to upgrade services from voice mail to unified messaging with their current provider rather than change their service provider entirely.

  Current Services Provided on Our Glenayre Messaging Equipment.

     Single Voice Mailbox for Small Business and Home. We provide single voice mailboxes to residences and small businesses for telephone answering. Using automated call-forwarding features programmed on the phone lines, incoming calls are transferred to a single mailbox when the line is busy or when it is not answered. Our standard mailbox has many useful features that currently are not available from the local Bell telephone companies or are provided by them as additional cost options. These features include:

     - several different outgoing greetings which play automatically according to the time of day;

     - the option for a caller to press the zero key to be transferred to another number; and

     - the option to have new messages notified to a pager or a mobile telephone.

     Multiple Box Business Voice Messaging Networks. We provide comprehensive voice messaging networks for small businesses. Every network is designed individually to meet each specific customer's needs. There are several ways callers can access the voice messaging system:

     - using automated call-forwarding features programmed on the customer's phone lines, incoming calls are transferred to a general company mailbox when the line is busy or is not answered. Callers then have the option to leave a message or to reach the mailbox of a specific individual through a directory;

     - incoming calls during normal business hours can be answered by a receptionist and then transferred to an individual voice mailbox if the person sought is not available; and

     - callers who wish to leave a message without interrupting the subscriber can dial the voicemail box directly without speaking with anyone.

     Each mailbox within the overall network can be individually programmed to send notification of new messages to a wide variety of pagers and mobile telephones, to forward callers to different numbers when the zero key is pressed, and to take advantage of the consolidated messaging, fax messaging and one number services described below.

     Consolidated Messaging Service. We offer a consolidated messaging service. A subscriber buys a voice mailbox from us. Call-forwarding is then established from all of the subscriber's phone lines -- home, business and mobile -- to the same voice mailbox. In this way, all voice messages are channeled automatically into one voice mailbox. This saves time, is more efficient and often saves money -- one mailbox instead of three.

     One Number "Find Me" Service. We offer one number service called "Constant Touch ServiceH." Callers who reach a subscriber's mailbox are given two options in the greeting. If immediate contact with the subscriber is not required, they are requested to leave a voice mail message. However, if they wish to speak to the subscriber immediately, they are instructed to press keys to activate the Constant Touch Service. Upon activation, the service requires the caller to state his or her name, which is recorded in the mailbox and the caller is placed on hold. Our messaging system immediately dials all of the subscriber's designated numbers simultaneously to try to reach the subscriber. Typically the system will dial a mobile phone number, a pager number, a home telephone number and an office direct line. If the subscriber is reached, the messaging system plays the name of the caller on hold and awaits instructions. The subscriber may elect to connect immediately with the caller, request that the caller leave a voice mail message, or terminate the call without offering the caller an opportunity to leave a message. By using Constant Touch Service, subscribers make it very simple for callers to reach them, yet maintain complete control over incoming calls. If the subscriber is not reached, the messaging system will request the caller to leave a voice mail message after an appropriate amount of time has elapsed.

     Over the next few years, we expect that this "find me" technology will revolutionize the way people communicate. It will no longer be necessary for callers to make multiple calls to reach someone. The work of finding the subscriber will be undertaken by the messaging system. In time, as communications practices change, we believe subscribers will give out their constant touch number as their primary contact number and all callers will leave messages or use the one number technology. The use of the messaging system as a primary contact point will also eliminate the interruption of non-urgent calls and may increase productivity.

     Unified Fax Messaging Service. We currently provide fax-messaging service. This enables subscribers to receive faxes into their unified mailbox which are stored as fax messages. The subscriber can download those faxes to any fax machine or personal computer, anywhere within the U.S.

     Automated Attendant Call Routing Service. We offer automated call routing services. Our system answers all incoming calls for a business and acts as a virtual receptionist. By pressing keys in response to a series of progressive menus, callers reach the person or department they require. The service provides fully automated call handling and often allows businesses to reduce or eliminate the cost of receptionist personnel. We believe that the service is particularly valuable to businesses with multiple locations in the same local calling area since all those businesses can now be linked through one central access telephone number. In the future we expect speech recognition technology to play a significant role in this type of service.

     Calling Card Functionality/Call Origination Capability. Subscribers can make local or long distance calls from within their voice mailbox. When they terminate a call, they are returned to the mailbox and may continue listening to other messages or make further calls.

     Live Operator Telephone Answering Services. In Indianapolis we offer a 24/7 "live operator" answering service. There are many situations in which live answering is considered superior to automated message taking. Live answering is often used in situations where human judgment is required -- for example, a late night doctor's answering service. We intend to expand the Indianapolis live answering service to serve our other geographic markets so that we can offer a total messaging solution to our customers in all markets.

     "Adtracker" Advertising Analysis Tool. With each Adtracker service package, a business customer is provided with a block of five local telephone numbers. Each different advertisement placed by the business lists a separate contact telephone number, which is not the advertiser's main office telephone number. When callers dial any of the numbers in response to the advertising, the call passes momentarily through our system and is immediately transferred to the advertiser's main office telephone number and handled in the normal way. The transit of the call through our equipment generates a call record that is printed through our billing system in the form of a monthly call log. The log gives time and date information for every call passing through the system. By comparing the call logs to the advertising, our customers can identify patterns in the responses and determine how best to buy advertising in the future.

  Current Services Sold by Us But Provided by Other Telecommunications Service Providers.

     Local and Nationwide Toll Free Access to all Services. All subscribers receive a local telephone number to access their messaging system from within their local calling area. Subscribers who travel outside their local calling area may purchase a dedicated "888" number to facilitate easy message retrieval. We bill the toll charges on their monthly bill.

     Paging Services. We are an authorized reseller of alphanumeric and numeric paging services of several national carriers including Paging Network, Inc., Mobilcomm, Arch Communications and Contact Communications. Pagers are used extensively for notification of new messages and to advise of Constant Touch callers awaiting attention.

     Mobile Telephone Services. We are an authorized agent for the sale of mobile telephone service and handsets for several national airtime providers including Verizon Wireless, Nextel Communications and Voicestream Wireless. We seek to sell these products to our customers in connection with our voice messaging service, which integrates extensively with mobile telephone service.

     Telephone Systems. We are an authorized sales agent for Vodavi Communications telephone systems and seek to provide sales and service to our business customers as a method of generating incremental revenues and strengthening our customer relationships.

     Long Distance Service. We are an authorized agent for several long distance carriers including Qwest Communications and Frontier Communications.

     Local Dial Tone Service. We are an authorized agent for Access Integrated Networks, a provider of local telephone services.

  Planned Future Services and Features to be Provided on Our Glenayre Messaging Equipment.

     Voice Activated Commands to Control our Automated Messaging Service. At the present time, almost all voice-messaging systems respond to tones created by key presses on the Dial Tone Modulated Frequency or "DTMF" keypad. The exclusive use of the DTMF keypad has significant disadvantages to the mobile user who may often wish to use the messaging system when driving or performing other complex tasks. The use of speech recognition technology will allow subscribers to simply speak commands to the messaging system rather than using key presses. In addition to the benefits to mobile users, the use of speech recognition will facilitate faster navigation through complex menus and offer more intuitive access to less frequently used functions of the messaging system. We believe that speech recognition technology is one of the most exciting developments in the messaging industry. We expect to offer services using speech recognition technology in early 2001.

     Unified Messaging Service for Voice Messages, Fax Messages and Internet Based E-Mail. Glenayre is developing a unified messaging service that will store Internet e-mail messages alongside existing voice and fax messages in one mailbox. The service will allow our subscribers to retrieve e-mail messages over the telephone, through a fax machine, or through their personal computer. Fax messages can be downloaded to a fax machine or a personal computer, anywhere in the U.S. Voice messages can be played over the telephone or through a personal computer via the Internet. Messages of all types can be downloaded to a laptop computer, responses formulated, and then the responses uploaded to the messaging system for distribution to other parties as required. We expect to begin offering unified e-mail messaging in early 2001.

DISTRIBUTION METHODS AND INSTALLATION OF NEW SERVICE ORDERS

     Business Services. Some of our business customers buy service from our small base of independent sales agents. However, we sell most of our business products and services through our local internal sales representatives using the following methodology:

     - We introduce ourselves by telemarketing carefully targeted business demographics from our central business telemarketing center in Indianapolis. We schedule face-to-face appointments for our local sales representatives to visit potential customers to determine if our services can be usefully deployed.

     - Our trained sales people attend these appointments and analyze how each business uses local phone lines, pagers, mobile phones and the Internet to communicate with their employees, customers, suppliers and others. Our sales personnel then custom design messaging and call routing services that can improve the way that business communicates. Virtually every customer has different requirements and we find that we can help most businesses in some way.

     - Our contracts have an initial term of twelve months and become month-to-month at expiration of the initial term. Once a contract is signed, installation commences.

     - Our customer service department programs our messaging equipment to achieve the messaging and call routing model designed by the sales person.

     - Once complete, a trainer visits the customer at its location and teaches its employees how to use the service to best effect, and assists with the recording of appropriate greetings and outgoing messages.

     - Once training is completed, we place call-forwarding orders with the local telephone company on behalf of the customer to begin transferring calls to our messaging equipment in accordance with the routing model.

     - Once call-forwarding is established, we carefully check that all service linkages are working correctly and confirm the successful installation with the customer. Once this is done, our installation is complete. The whole sales cycle and installation process can be completed in as little as one week.

     Consumer Services. Consumer messaging services are less complicated than business service and can be sold over the telephone without a face-to-face meeting with a sales agent. Therefore, we can sell residential messaging and paging services anywhere in the country from our telesales operation in Indianapolis, Indiana. Our call center has the physical infrastructure to accommodate 82 sales agents. Currently, we have 21 sales agents.

     We call homes between the hours of 12:00 p.m. and 8:00 p.m. to invite them to buy our voice mail service. We are extremely careful not to pressure people unduly, and not to accept orders from unauthorized persons or minors. For verification purposes we make a recording of new customers who accept our service. We have a zero tolerance policy for "cramming," which is the practice of adding unauthorized charges to customers' telephone bills.

     Once a residential customer purchases service, we send a "welcome pack," which includes an operating manual and precise instructions on how to set up the mailbox, which are very simple and easy to follow. We immediately place a call-forwarding order with the local Bell telephone company and service is established within two to three days. Approximately one week after the sale, we telephone the customer to check proper function of the system and to confirm complete satisfaction. During that follow-up call we also offer the opportunity to purchase a digital pager for prompt notification of new messages within the local area.

     Our cost of selling and installing services for new customers in the residential voice mail market is lower than the business market because everything is done over the telephone and through the mail, with no personal visit.

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

CUSTOMER BASE

     Our business customer base consists primarily of small businesses that have between one and 50 employees. This customer base includes many diverse business types. We have approximately 10,000 business customers with approximately 44,000 users. No single customer accounts for more than 0.1% of our total monthly revenues. Our typical business customer has five to ten employees. In addition, we have approximately 35,000 residential customers.

     We track customers who cancel our services so that we may take appropriate action to correct any perceived deficiencies in our service or respond to competitive threats. We find that we rarely lose customers to other service providers. The customers generally cancel service because they are either moving out of our service area, going out of business, or have grown to a size where they have decided to purchase a voice mail system of their own.

     Unlike some other telecommunications services such as paging and mobile telephones, all of our networks are custom designed and vary in price from system to system. As a consequence, we have found that measuring customer attrition in terms of number of subscribers is not useful. To calculate our attrition rate or "churn," as it is sometimes called in our industry, we continually calculate movements in our overall subscriber revenue base after removing the effects of new sales. In fiscal 1998, we calculated a churn rate of 1.21% per month, which would give a projected customer life of approximately 83 months. In fiscal 1999, we improved our overall churn rate to 0.35% per month, giving a projected average customer life of almost 24 years.

     We have not yet established these tracking systems in the companies we acquired since our fiscal 1999 year-end. We intend to introduce these systems and monitor churn carefully in all our markets and business areas.

KEY SUPPLIERS, TECHNOLOGY AND MANAGEMENT INFORMATION SYSTEMS

     Equipment. Glenayre manufactures our voice messaging systems. Currently, we have nine Glenayre Modular Voice Processing systems, which are reliable, relatively easy to maintain and have historically experienced minimal downtime. We employ technicians who provide support for the Glenayre systems. In addition, Glenayre provides technical support via a direct modem link when necessary and provides periodic software upgrades to insure that we continue to offer updated services. There are several other manufacturers of voice messaging equipment that could supply our equipment needs if Glenayre were unable or unwilling to do so for any reason. We make no expenditures on research and development of any kind.

     On June 30, 2000, we entered into a volume purchase agreement with Glenayre. The volume purchase agreement provides that we must purchase $2.5 million of voice messaging equipment from Glenayre by June 30, 2003. We have deposited $800,000 with Glenayre for these purchases. The volume purchase agreement is exclusive, however, we are permitted to purchase equipment from other vendors if Glenayre does not manufacture equipment that satisfies a particular application or if Glenayre fails to manufacture unified messaging equipment in compliance with standards set forth in the agreement. Glenayre owns approximately 6.5% of our outstanding common stock.

     Interconnection with Public Switched Networks. Our voice messaging systems are linked to the public switched telephone network using digital two-way direct inward dial telephone lines. Several telecommunications carriers provide these interconnection services, including: Qwest Communications, Ameritech, BellSouth, Frontier Communications and BTI. Due to the deregulation of the telecommunications industry in 1996, we believe that we will experience an increasing number of potential alternative suppliers for our interconnection needs and our interconnection costs may decrease over the coming years.

     Management Information Systems. We use an internally developed proprietary software package called "Encore" to maintain inventories of telephone numbers and to bill our customers each month. Encore was specifically developed to interface with the Glenayre MVP Messaging System to interpret call detail records and to generate usage-based charges for certain services. It is our intention to use a part of the proceeds of this offering to purchase new customer management and billing software to enable us to deal with all aspects of the customer relationship in one software package.

COMPETITION

     Current Competition. The local Bell telephone companies have the largest share of the voice messaging services market and therefore constitute our primary competitors today. We obtain most of our small business customers by offering traditional voice messaging services that compare favorably with those provided by the local telephone companies in the following ways:

     - We offer live answering service, consolidated messaging service, one number service and other applications and features that are not currently offered by the local Bell telephone companies.

     - Our sales agents conduct a comprehensive analysis of every prospective customer's needs and custom design a voice messaging service to meet those specific needs. Generally, the local Bell telephone companies do not offer this type of individual analysis.

     - Our voice messaging service includes more standard features than the local Bell telephone companies.

     - We send customer trainers to teach new subscribers how to best use our messaging services. The local Bell telephone companies offer only telephone-based support.

     - We maintain a well-trained customer service staff that specializes in providing messaging services. By comparison, the local Bell telephone companies' customer service staff generally deals with a wide range of telephone line issues and, therefore, is not as knowledgeable as our specialist representatives.

     - We provide free help in reorganizing service configurations, adding users to, or deleting users from a network or simply helping customers understand the best way to use the voice messaging services. The local Bell telephone companies charge their customers whenever any service adjustment is required.

     - In some market areas we charge less than the local Bell telephone companies for what we believe is a superior service.

     Future Competition. We believe that the technological changes taking place in the messaging industry will change the competitive landscape and enable specialist messaging service providers like us to capture a larger market share than we have today. The new services described above require the provider of the messaging services to maintain complex messaging networks that interact with a broad range of other telecommunications services supplied by many different service providers. We believe that the provision and maintenance of the new services involves a level of complexity that is unattractive to the local Bell telephone companies and that they may be unable to compete successfully in this service category.

     In the future we expect to experience more active competition for unified messaging customers from wireless service providers and Internet service providers than from the local Bell telephone companies. We believe that we can compete effectively against these two groups because:

     - to operate an effective company messaging system requires every person in the company to have a mailbox -- including staff who never leave the office. Its far less expensive for a small company to purchase a messaging service for everyone than to subscribe to a wireless service for personnel who have no use for mobile communications;

     - wireless providers typically offer messaging services aimed at maximizing airtime consumption. Therefore, they do not support off-network traffic as well as our service offerings do; and

     - Internet service providers typically have minimal experience with the complex messaging systems commonly associated with a public switched telephone network, which is essential to establish and maintain an effective messaging system. We believe that they may not consider the size of this market to be worth the significant effort and expense necessary to gain this expertise.

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

BILLING OF SERVICES

     Business Services. We offer our business customers a variety of flexible billing options including monthly invoices, credit card, direct charge to bank account, annual prepay and, in some areas, billing on the local telephone bill. Most services provided to our business customers are billed directly by us on a monthly basis and we undertake all accounts receivable and collections activity internally. Some business customers in the Atlanta area are billed on their BellSouth telephone bill. As we continue with our acquisition plan, we believe that significant efficiencies and economies of scale can be obtained in the area of billing and collections by centralizing all billing, accounts receivable and collections activities at our Denver operations center.

     Consumer Services. Monthly charges for most of our consumer messaging customers are added to their local telephone service bill through an arrangement with Integretel Inc., a "consolidator" of third party telephone charges. Through this arrangement we are able to cost effectively bill and receive payment for small charges that average approximately $6.00 per household. In areas where we do not have a consolidator for consumer billing, we offer billing arrangements similar to those provided to businesses.

GEOGRAPHIC GROWTH THROUGH ACQUISITION OF BASIC VOICE MAIL SERVICE PROVIDERS

     Our business model depends on having locally situated voice mail systems in each market we serve so that subscribers can check messages without incurring long distance charges.

     In each market we need employees who are experienced in the provision of local voice mail services and in the differences that exist in the local telephone, paging and mobile services infrastructure. We believe it is most efficient for us to gain this knowledge and experience by acquiring one or more existing voice mail companies in each new market that we wish to serve.

     We believe that there are over 4,200 voice mail companies around the country that are potential acquisition targets. We believe that the opportunity for these business owners to combine their businesses with ours can be attractive to them for several reasons:

     - Over the next few years they will have to make substantial expenditures on unified messaging equipment to avoid becoming obsolete. Many small companies have inadequate financial resources to make such an investment.

     - They will likely cause their customers inconvenience as they require them to move from older voice mail systems to new systems capable of unified messaging. This transition can be made more acceptable to customers in the context of a change of ownership.

     - They will receive a capital sum for their business. However, we generally require management to continue their employment with us for at least one year after the acquisition to facilitate integration.

     To date, we have completed five acquisitions. We currently provide messaging services in Denver, Indianapolis, Chicago, Detroit, Raleigh, Atlanta and Fort Lauderdale.

COMPANY NAME                                    LOCATIONS SERVED            ACQUISITION DATE
------------                                    ----------------            ----------------
Voice Services, Inc. ................  Denver                               February 1996
Hellyer Communications, Inc. ........  Indianapolis, Detroit, and Chicago   November 1999
One Touch Communications, Inc. ......  Raleigh                              January 2000
VoiceLink, Inc. .....................  Atlanta                              March 2000
VoiceLink of Florida, Inc. ..........  Ft. Lauderdale                       May 2000

     In the long term, it is our intention to provide service using Glenayre messaging equipment exclusively. When we purchase a company using other technology, we intend to replace it with a Glenayre system and offer its customers the more advanced services of which the Glenayre system is capable. Although transitioning customers from one messaging system to another is not without risks and expense, our experience in transitioning customers from old systems to new Glenayre based services has been positive. In some cases, we can achieve significant increases in revenue when we upgrade basic voice mail customers to higher-priced advanced services.

     It is our intention to change the name and corporate identity of each acquired business to Multi-Link Communications, Inc. to be consistent throughout the United States.

     We intend to use most of the proceeds from this offering to acquire other voice messaging companies around the country. We anticipate that we will continue to use a mixture of cash, assumed debt, vendor financing, and the issuance of common stock to complete future acquisitions.

LOCAL GROWTH THROUGH ACQUISITION OF BASIC VOICE MAIL SUBSCRIBER BASES

     Once we have established a presence in any local market, we plan to make further acquisitions of voice messaging subscriber bases. In most cases, we will transfer the acquired customers to our Glenayre messaging systems and close the offices of the acquired business.

     Often, we will be able to serve the new customers on our existing network infrastructure without incurring additional costs. In situations where we purchase customer bases that have historically used nothing more than basic voice mail, we believe we can sell additional services and generate more revenue from the customer base than it has historically achieved.

     The price we pay to acquire their subscribers is based upon the historic operating cash flow of the business and not the increased net cash flow once we have moved the customers to our network and eliminated their costs. Thus, the purchase price for acquisitions of subscriber bases has a lower effective multiple of cash flows than for acquisitions of operating businesses where the expenses remain after the acquisition.

     To date, we have completed two acquisitions of this type and have one further acquisition pending. These acquisitions are made in the ordinary course of business and are not considered material.

COMPANY NAME                                            LOCATIONS SERVED   ACQUISITION DATE
------------                                            ----------------   ----------------
Bolder Voice Inc. ....................................  Denver             June 1999
BFG of Illinois, Inc. d/b/a Cashtel, Inc. ............  Chicago            November 1999
Amerivoice, Inc. .....................................  Chicago            Pending

CENTRALIZATION OF KEY OPERATING FUNCTIONS

     We believe that we can gain operating efficiencies from the centralization of certain functions of acquired voice mail providers.

     Indianapolis, Indiana. Indianapolis is the headquarters for the following activities:

     - marketing department supporting both business and residential services in all geographic locations;

     - business-to-business telemarketing department making initial contact with small businesses and setting face-to-face sales appointments for our direct sales forces in all geographic locations;

     - business-to-business telesales department selling single mailbox messaging services to businesses with one to three employees;

     - business-to-business live answering service operating 24 hours a day, 365 days a year currently servicing Indianapolis, and which may serve all geographic areas in the future;

     - residential telesales department selling home messaging services in all geographic areas; and

     - residential customer service department servicing home messaging customers in all geographic areas.

     Business customer service will continue to be handled locally in each market. We believe that the local expertise regarding the complex interactions between messaging services and other telecommunications services will continue to be our key competitive advantage over the local Bell telephone companies, and that this cannot be effectively delivered on a centralized basis.

     Denver, Colorado. Denver is the headquarters for all our administrative activities. We plan to centralize billing, accounts receivable, collections and accounting in Denver by the end of calendar year 2000.

STRATEGIC RELATIONSHIPS

     We believe that our short operating history and lack of substantial capital resources have prevented us from establishing strategic relationships with other telecommunications service providers in the past. We believe that the successful completion of this offering will increase our stature within the telecommunications industry, and may lead to significant growth opportunities for us.

     Sales Relationships. We intend to explore the possibility of partnering with larger telecommunications companies to offer our advanced messaging services to their business and residential customers. We believe it may be attractive to competitive local telephone companies and Internet service providers to partner with us to bring these complicated services to their customers, rather than to develop their own expertise and capabilities in this area.

     Interconnection Relationships. We intend to explore strategic partnerships with one or more competitive local telephone companies who might offer us lower cost arrangements for interconnection with the public switched telephone network than we currently have.

     Equipment Provider Relationship. We believe that our partnership with Glenayre insures that we remain on the forefront of messaging technology, and that it may lead to broader business opportunities. Glenayre, the provider of our voice messaging equipment, owns approximately 6.5% of our outstanding common stock and we have entered into a volume purchase agreement to purchase $2.5 million worth of Glenayre equipment through 2003.

INTELLECTUAL PROPERTY

     We hold no patents or patent applications. We have received a trademark registration from the U.S. Patent and Trademark Office for our Multi-Link logo.

GOVERNMENT REGULATION

     We are not regulated by any governmental authority in the provision of our services, which are classified as "deregulated services" under the terms of the Telecommunications Act of 1996. We believe that the government is decreasing its level of regulation over the telecommunications industry and that additional legislation or regulation affecting our business is unlikely.

     We hold a Radio Common Carrier license at our VoiceLink subsidiary operating in Atlanta, Georgia. This license entitles us to lower our public switched telephone network interconnection costs. We may seek such licenses in other cities where we provide service in the future.

     We have incurred no costs of any kind in complying with environmental laws and regulations imposed by any local, state or federal governmental body.

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

FACILITIES

     Our corporate office and principal operating facility is presently located at 4704 Harlan Street, Suite 420, Denver, Colorado 80212. Currently, we lease the following facilities, containing, in the aggregate, approximately 42,507 square feet.

PROPERTY                                 YEAR LEASED   SQUARE FEET    EXPIRATION DATE     RENT/MONTH
--------                                 -----------   -----------    ---------------     ----------
Denver.................................     1999          6,059       February 13, 2006    $ 8,695
Indianapolis...........................     2000         27,500          April 21, 2005     35,969
Raleigh................................     1997          3,182           June 28, 2001      4,100
Atlanta................................     1997          4,864            May 14, 2002      4,053
Fort Lauderdale........................     2000            902      September 30, 2005        902

     We believe that our facilities are satisfactory for our purposes and in good condition.

EMPLOYEES

     As of August 31, 2000, we had 144 full-time and 4 part-time employees. We have no union or collective bargaining agreements with our employees and we consider employee relations to be excellent.

LEGAL PROCEEDINGS

     We currently are not a party to any legal proceedings of any kind.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers are as follows:

NAME                                           AGE                       POSITION
----                                           ---                       --------
Nigel V. Alexander...........................  39    Chief Executive Officer, Treasurer, Secretary
                                                     and Director
Shawn B. Stickle.............................  35    President, Chief Operating Officer and Director
David J. Cutler..............................  45    Chief Financial Officer
Keith R. Holder..............................  55    Director
R. Brad Stillahn.............................  46    Director

     Messrs. Holder and Stillahn are members of the Audit and Compensation Committees.

     The board of directors is separated into three staggered classes with each class standing for re-election every third year. Each director holds office until the expiration of the director's term, until the director's successor has been duly elected and qualified or until the earlier of their resignation, removal or death. All of our officers devote full-time to our business and affairs.

     Nigel V. Alexander -- Chief Executive Officer, Secretary, Treasurer and Director. Mr. Alexander co-founded Multi-Link in 1996. Mr. Alexander has served since that time as a Managing Director and now as Chief Executive Officer with responsibility for financing, strategic planning and mergers and acquisitions. Mr. Alexander's term as a director ends in 2001. Since January 1996, Mr. Alexander has been the sole owner of Octagon Strategies, Inc., a consultant to us. From September 1994 until founding Multi-Link, Mr. Alexander conducted research into the telecommunications industry to identify the business opportunity we are now pursuing. Mr. Alexander is an Associate of the British Chartered Institute of Bankers. He has over 15 years experience in merchant banking, mergers and acquisitions and corporate finance, including ten years as a merchant banker in London, England and Geneva, Switzerland with Henry Ansbacher & Co. and the Paribas Group.

     Shawn B. Stickle -- President, Chief Operating Officer and Director. Mr. Stickle co-founded Multi-Link in 1996. Mr. Stickle has served since that time as a Managing Director and now as our President and Chief Operating Officer with direct responsibility for all of Multi-Link's operations. Mr. Stickle's term as a director ends in 2002. From February 1995 until January 1996, Mr. Stickle was employed as Executive Vice President of Voice Service, Inc. From 1987 to March 1994, Mr. Stickle was Sales and Marketing Manager for T.A. Pelsue Company, a manufacturer of telecommunications products. Mr. Stickle attended the University of Colorado with an emphasis in Business Administration and Marketing, and is a certified ISO 9000 Quality Assurance Advisor.

     David J. Cutler -- Chief Financial Officer. Mr. Cutler joined us in March 1998 and has served as our Chief Financial Officer since that time. From March 1993 until joining us, Mr. Cutler was a self-employed consultant providing accounting and financial advice to small and medium-sized companies in the United Kingdom and the United States. Mr. Cutler has more than 20 years of experience in international finance, accounting and business administration. He held senior positions with multi-national companies such as Reuters Group Plc and the Schlumberger Ltd. and has served as a director for two British previously publicly quoted companies -- Charterhall Plc and Reliant Group Plc. Mr. Cutler has a masters degree from St. Catherine College in Cambridge, England and qualified as a British Chartered Accountant and as an Associate of the Institute of Taxation with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. In early 1998, he passed the CPA examination in the United States and is now a member of the American Institute of Certified Public Accountants.

     Keith R. Holder -- Director. Mr. Holder became one of our directors in February 1999. Mr. Holder's term as a director ends in 2003. Since January 1998, Mr. Holder has been the Chief Executive Officer of Recovery Specialists Inc., a regional environmental company. From March 1990 to January 1998, Mr. Holder was the founder, Chief Executive Officer and Director of Triumph Fuels Corporation, a gasoline refining, distribution and retailing company. Mr. Holder received his Bachelor of Science degree in Geology from the University of London in 1969.

     R. Brad Stillahn -- Director. Mr. Stillahn became one of our directors in February 1999. Mr. Stillahn's term as a director ends in 2003. Since January 1991, Mr. Stillahn has been the owner, Chairman and Chief Executive Officer of West Tape & Label, Inc., a national custom label printer. From 1987 to 1991, Mr. Stillahn was the Director of Corporate Marketing for Menasha Corporation, a diversified holding company. Mr. Stillahn received his Masters of Business Administration from Washington University in 1976 and in 1974 received a Bachelor of Arts degree in Economics from the University of Missouri.

KEY EMPLOYEES

     L. Van Page -- Executive Vice President -- Sales and Marketing. Mr. Page founded VoiceLink, Inc. in 1992 and served as its president since that time. Prior to founding VoiceLink, Mr. Page served as regional President for Tie Systems, Inc., overseeing the southeastern sales and operations for this telephone interconnect company. In 1989, Tie Systems acquired Advanced Business Communications, Inc. (also a telephone interconnect), which Mr. Page had founded in 1983. Mr. Page graduated from the Georgia Institute of Technology in 1976 with a degree in Industrial Management.

     Christina M. Neher -- Executive Vice President -- Call Center -- Hellyer Communications Services, L.L.C. Ms. Neher joined Hellyer Communications, Inc. in 1989 and served as Hellyer's Vice President of Operations since 1995. Ms. Neher is responsible for all of our Indianapolis call center operations. From 1984 to 1988, Ms. Neher was employed by St. Mary's College and held the position of telecommunications coordinator. Ms. Neher holds an associates degree in business from Indiana Wesleyan University. Ms. Neher has 15 years of experience in the telecommunications industry.

     Mark W. Boyden -- Director of Marketing. Mr. Boyden has served as our Director of Marketing since inception in 1996. Mr. Boyden has 15 years of experience in strategic, tactical and operational marketing. From 1985 to 1991 he worked for Merck & Co Inc, (UK). From 1989 to 1991 he served as group product manager with responsibility for brand portfolios with annual sales of around $40M. Prior to joining Multi-Link, Mr. Boyden worked in England as a marketing consultant to several private companies. Mr. Boyden holds an MBA from Oxford Brooks University School of Business in Oxford, England and a B.Sc. in Applied Biology from Sunderland University, England. He is a Member of the Chartered Institute of Marketing.

     William N. Paston -- Vice President of Capital Markets. Mr. Paston joined us in December 1999 with the primary responsibility for managing our Investor Relations program. Prior to joining us Mr. Paston was Vice President of ALPS Mutual Funds Services, Inc., a NASD member firm that provides administration and distribution services for mutual fund complexes. While at ALPS, Mr. Paston's primary responsibility was new business development. Mr. Paston began his financial services career in 1983 as a registered representative with Blythe, Eastman, Dillon. Mr. Paston received his Bachelor of Arts degree from Lake Forest College in 1977.

MANAGEMENT STRATEGY OVERVIEW

     Nigel V. Alexander, our Chief Executive Officer, is responsible for mergers and acquisitions, strategic planning and financing.

     Shawn B. Stickle, our President and Chief Operating Officer, is responsible for the integration of newly acquired companies and all other company operations. We currently have a presence in seven U.S. cities. Each city operates as an independent business unit with local decision-making and profit responsibility. Each local general manager reports directly to Mr. Stickle.

     David J. Cutler, our Chief Financial Officer, is responsible for accounting, financial planning and internal controls.

     We strive to acquire companies with strong operating management teams in place in order to preserve quality, operational consistency and operational control. We believe that the function of the head office operations group is to assist the local general managers to be more successful in the most important areas of their business. The areas we particularly focus on are sales, marketing, customer retention, new product development, technology management, management information systems and human resources planning.

     Upon completion of this offering we intend to recruit additional senior managers in the areas of human resources, mergers and acquisitions and management information systems.

DIRECTOR COMPENSATION

     Our employee directors do not receive any compensation for their services as directors. Non-employee directors presently receive compensation of $250.00 per meeting and are entitled to reimbursement of travel and other expenses.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors maintains a compensation committee and an audit committee. The compensation committee is composed of Keith R. Holder and R. Brad Stillahn, both non-employee directors. The audit committee is also composed of Keith R. Holder and R. Brad Stillahn. The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan. The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for services rendered during the fiscal years ended September 30, 1999, 1998, and 1997 to Nigel V. Alexander and Shawn B. Stickle. No other executive officer earned or was paid compensation of more than $100,000 for the years ended September 30, 1999, 1998 and 1997.

     We pay consulting fees to Octagon Strategies, Inc. for consulting services rendered by Nigel V. Alexander to us. Octagon is a company wholly owned by Nigel
V. Alexander. All amounts reflected in the salary column in the following table paid to Mr. Alexander are consulting fees paid to Octagon for Mr. Alexander's benefit.

                                                                                  ANNUAL
                                                               FISCAL YEAR     COMPENSATION
                                                                  ENDED       ---------------
NAME AND PRINCIPAL POSITION                                   SEPTEMBER 30,   SALARY    BONUS
---------------------------                                   -------------   -------   -----
Nigel V. Alexander..........................................      1999        $45,551    --
  Chief Executive Officer, Secretary and Treasurer..........      1998        $40,000    --
                                                                  1997        $39,960    --
Shawn B. Stickle............................................      1999        $41,000    --
  President and Chief Operating Officer.....................      1998        $36,000    --
                                                                  1997        $36,000    --

     The foregoing compensation tables do not include certain fringe benefits made available on a nondiscriminatory basis to all of our employees such as group health insurance, long-term disability insurance, vacation and sick leave.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective January 1, 1999, we entered into three-year agreements with Octagon and Shawn B. Stickle. The agreements require that Messrs. Alexander and Stickle devote their full business time to us, may only be terminated by us for "cause," as defined in the agreements, and may be terminated with or without cause by Octagon or Mr. Stickle. If we terminate the agreements without cause, Octagon and Mr. Stickle are entitled to receive lump sum payments equal to the greater of the compensation payable pursuant to the agreements for the remaining terms thereof or one year's annual payments. The agreements also contain confidentiality and non-compete provisions. The contracts provide for annual salary and consulting payments that are subject to periodic increases from time to time at the sole discretion of the compensation committee of the Board of Directors. Effective February 1, 2000, the compensation committee of the board of directors set Mr. Stickle's fiscal 2000 base compensation at $94,330 and Octagon's fiscal 2000 base consulting payments at $94,000. In addition, both are eligible to receive bonuses based upon our profitability, growth, share price and other factors determined and adjusted periodically by the compensation committee.

     Effective April 1, 2000, we entered into a three-year agreement with L. Van Page. The agreement requires Mr. Page to devote his full business time to our business, may only be terminated by us for "cause," as defined in the agreement, and may be terminated with or without cause by Mr. Page. If the agreement is terminated by us without cause, Mr. Page is entitled to receive a lump sum payment equal six months salary. The agreement also contains confidentiality and non-compete provisions. The contract provides for an annual base salary of $144,000 subject to periodic review at the sole discretion of the compensation committee of the Board of Directors.

KEY PERSON LIFE INSURANCE POLICIES

     We have key person life insurance policies in the amount of $1,000,000 each on both Nigel V. Alexander and Shawn B. Stickle.

STOCK OPTION PLAN

     We first adopted our stock option plan in 1997 and adopted an amended and restated stock option plan at our annual shareholder's meeting on March 22, 2000. We currently have 800,000 shares of common stock reserved for issuance under the plan. We grant stock options to any persons who have been employed by us, or a company that we acquire, for more than six months to give them a sense of ownership and to increase their level of commitment to our business.

     The stock option plan provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options, reload options and stock appreciation rights. The stock option plan is currently administered by the compensation committee of the board of directors, which determines the terms and conditions of the options granted under the stock option plan, including the exercise price, the number of shares subject to a particular option and the period over which options vest.

     The exercise price of all incentive stock options granted under the stock option plan must be at least equal to the fair market value of our common stock on the date of grant and must be 110% of fair market value when granted to a 10% or more stockholder. Under the stock option plan, the exercise price of all non-qualified stock options granted under the stock option plan may be less than the fair market value of the common stock on the date of grant. The term of all options granted under the stock option plan may not exceed ten years, except the term of incentive stock options granted to a 10% or more stockholder may not exceed five years. The stock option plan may be amended or terminated by the board of directors, but no such action may impair the rights of a participant under a previously granted option.

     The stock option plan provides the board of directors or the compensation committee with the discretion to determine when options granted under the stock option plan shall become exercisable and the vesting period of such options.

     At the date of this prospectus, we have issued options to purchase 595,580 shares of common stock under our stock option plan. The options have exercise prices ranging from $0.02 per share to $12.00 per share, with an average exercise price of $8.01 per share. The options expire on various dates between March 30, 2005, and March 30, 2010. Of the issued options, 90,883 had been exercised and 21,450 had been cancelled, which means that 483,247 options are currently issued and outstanding.

     No reload options or stock appreciation rights have been granted pursuant to the stock option plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Pursuant to the provisions of the Colorado Business Corporation Act, we have adopted provisions in our restated articles of incorporation which provide that our directors shall not be personally liable for monetary damages to us or our shareholders for a breach of fiduciary duty as a director, except for liability as a result of:

     - a breach of the director's duty of loyalty to us or our shareholders;

     - acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     - voting for or assenting to a distribution, which, after giving effect to the distribution, would result in our inability to pay our debts as they become due, or our total assets being less than the sum of our total liabilities plus amounts needed to satisfy preferential rights upon our dissolution of us, but only if it is established that the director did not perform his duties in good faith, with the care of an ordinary prudent person in a like position under similar circumstances, and in a manner the director believed to be in our best interest of us, provided that the personal liability of a director in this circumstance is limited to the amount of the distribution which exceeds that which could have been distributed without violation of this paragraph; or

     - any transaction from which the director directly or indirectly derives an improper personal benefit.

     Our restated articles of incorporation state that we shall indemnify, to the maximum extent permitted by law, any person who is or was a director or officer of us, and may indemnify any other person, against any claim, liability or expense arising against or incurred by such person made party to a proceeding because the person is or was a director, officer, agent, fiduciary, or employee of us or because the person is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at our request. The restated articles of incorporation also permit us to purchase and maintain insurance providing such indemnification, advance expenses to persons indemnified by us, and provide indemnification to any person by general or specific action of the board of directors under our bylaws by contract or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

     All of the following related party transactions were made on terms no less favorable to us than those available from unaffiliated parties. In addition, all future related party transactions will be made on terms no less favorable than those available from unaffiliated parties and such related party transactions will be approved by a majority of the independent, disinterested members of the board of directors who had access, at our expense, to our counsel or independent legal counsel.

     In September 1998, Westburg loaned us $2,100,000 to repay debt and deferred executive compensation, and to fund expenses of our initial public offering. The loan bears interest at a rate of 3% over prime rate. The loan is payable interest only until September 25, 2001, and thereafter the outstanding principal balance and interest will be payable monthly and amortized over ten years with final payment in full on October 31, 2003. The loan is secured by all of our assets. In connection with the loan, we issued Westburg a warrant to purchase 150,000 shares of common stock at an exercise price of $4.17 per share. The detailed terms of the loan were amended in April 1999 and again in November 1999. We repaid all but $10,000 of the loan after the public offering and Westburg converted the term loan into a revolving loan. We are permitted to make further draws on this loan, which has a current balance of $1,560,000.

     In September 1998, Octagon Strategies, Inc. agreed to loan us $100,000 to fund working capital. The loan was unsecured, had an interest rate of 10% and was due on demand. This loan has been repaid in full.

     In September 1998, Shawn B. Stickle loaned $77,244 to us to fund working capital. The loan was unsecured, had an interest rate of 10% and was due on demand. This loan has been repaid in full.

     On June 30, 2000, Glenayre purchased 104,439 restricted shares of our common stock and a warrant to purchase 100,000 shares of our common stock at an exercise price of $14.3625 per share for a total purchase price of $1,000,000. In addition, we contracted to purchase at least $2.5 million of voice messaging equipment from Glenayre over three years at standard list price.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the common stock, as of the date of this prospectus, and as adjusted to reflect the sale of the common shares offered by this prospectus by:

     - each of our named executive officers and directors;

     - all executive officers and directors as a group;

     - each person we know to own beneficially more than 5% of our outstanding common stock; and

     - the other selling shareholders.

     Shares of common stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire the shares of common stock within 60 days under stock option plans or warrants are treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted below the table, each person has sole voting and investment power with respect to the shares of common stock shown. Unless otherwise shown, the address of each person is 4704 Harlan Street, Suite 420, Denver, Colorado 80212.

                                                                                         PERCENTAGE       PERCENTAGE
                                                                                        OWNED AFTER      OWNED AFTER
                                   SHARES BENEFICIALLY                                    OFFERING         OFFERING
                                     OWNED PRIOR TO        SHARES                       ASSUMING NO        ASSUMING
                                        OFFERING           BEING       SHARES BEING     EXERCISE OF      EXERCISE OF
NAME AND ADDRESS                   -------------------   OFFERED IN     OFFERED IN     OVER-ALLOTMENT   OVER-ALLOTMENT
OF BENEFICIAL OWNER                 NUMBER     PERCENT    OFFERING    OVER-ALLOTMENT       OPTION           OPTION
-------------------                ---------   -------   ----------   --------------   --------------   --------------
EXECUTIVE OFFICERS AND DIRECTORS
Nigel V. Alexander...............    542,250    12.7%          --         73,209             9.2%             8.0%
Shawn B. Stickle.................    542,250    12.7           --         73,209             9.2              8.0
David J. Cutler..................     20,833     *             --             --           *                *
Keith R. Holder..................     31,640     *                            --           *                *
  107 Country Club Park Drive,
  Grand Junction, CO 81503
R. Brad Stillahn.................      5,000     *             --             --           *                *
  3845 Forest
  Denver, CO 80207
All executive officers and
  directors as a group (5
  persons).......................  1,141,973    25.3           --        146,418            19.3             16.8
OTHER 5% BENEFICIAL OWNERS
Kennedy Capital Management.......    265,000     6.2           --             --             4.5              4.5
  10829 Olive Blvd
  St. Louis, MO 63141-7739
Glenayre Technologies, Inc. .....    364,439     8.3           --             --             6.1              6.1
  11360 Lakefield Drive
  Duluth, GA 30097
OTHER SELLING SHAREHOLDERS
L. Van Page......................    230,216     5.4           --         31,082             3.9              3.4
  6045 Carlisle Lane
  Alpharetta, GA 30022
Jerry L. Hellyer.................    150,000     3.5       34,348         40,652             2.0              1.3
  10710 Compass Court
  Indianapolis, IN 46256
E&D, Inc. .......................    246,718     5.8           --         59,348             4.2              3.2
  6120 St. Giles St., Suite 240
  Raleigh, NC 27612

                                                                                         PERCENTAGE       PERCENTAGE
                                                                                        OWNED AFTER      OWNED AFTER
                                   SHARES BENEFICIALLY                                    OFFERING         OFFERING
                                     OWNED PRIOR TO        SHARES                       ASSUMING NO        ASSUMING
                                        OFFERING           BEING       SHARES BEING     EXERCISE OF      EXERCISE OF
NAME AND ADDRESS                   -------------------   OFFERED IN     OFFERED IN     OVER-ALLOTMENT   OVER-ALLOTMENT
OF BENEFICIAL OWNER                 NUMBER     PERCENT    OFFERING    OVER-ALLOTMENT       OPTION           OPTION
-------------------                ---------   -------   ----------   --------------   --------------   --------------
Westburg Media Capital LP........    150,000     3.4       75,000             --             1.3              1.3
  200 First Ave. W., Suite 400
  Seattle, WA 98119
BFG of Illinois d/b/a Cashtel,
  Inc. ..........................      2,220     *          2,220             --           *                *
  155 N. Michigan Ave., Ste 410
  Chicago, IL 60601
Larry Mays.......................     16,272     *         16,272             --           *                *
  3120 Medlock Bridge Road
  Suite F100
  Norcross, GA 30071
Spencer Edwards, Inc. ...........      7,812     *          7,812             --           *                *
  6120 Greenwood Plaza Blvd
  Englewood, CO 80111
Jan Curtis.......................      1,116     *          1,116             --           *                *
  6120 Greenwood Plaza Blvd
  Englewood, CO 80111
Spencer Marcum...................      1,116     *          1,116             --           *                *
  6120 Greenwood Plaza Blvd
  Englewood, CO 80111
Edward C. Larkin.................      5,316     *          5,316             --           *                *
  54 Deerwood Drive
  Littleton, CO 80127
First Trust IRA TTEE FBO Carylyn
  Bell...........................      3,000     *          3,000             --           *                *
  P.O. Box 173301
  Denver, CO 80217-3301
Wedbush Morgan Securities........      3,000     *          3,000             --           *                *
  P.O. Box 30014
  Los Angeles CA 90030
Kari Marie Johnson...............      1,800     *          1,800             --           *                *
  12503 San Bruno Cove
  San Diego, CA 92130-2287
Alva and Suzanne Staples, Joint
  Tenants........................      3,000     *          3,000             --           *                *
  6705 E. Dorado Place
  Greenwood Village, CO 80111
Staples Family Partnership.......      1,500     *          1,500             --           *                *
  6705 E. Dorado Place
  Greenwood Village, CO 80111
Delaware Charter IRA FBO Alva
  Terry Staples..................      1,500     *          1,500             --           *                *
  6705 E. Dorado Place
  Greenwood Village, CO 80111
Michael Murphy...................      3,000     *          3,000             --           *                *
  1125 17th Street, Suite 2400
  Denver, CO 80202

                                                                                         PERCENTAGE       PERCENTAGE
                                                                                        OWNED AFTER      OWNED AFTER
                                   SHARES BENEFICIALLY                                    OFFERING         OFFERING
                                     OWNED PRIOR TO        SHARES                       ASSUMING NO        ASSUMING
                                        OFFERING           BEING       SHARES BEING     EXERCISE OF      EXERCISE OF
NAME AND ADDRESS                   -------------------   OFFERED IN     OFFERED IN     OVER-ALLOTMENT   OVER-ALLOTMENT
OF BENEFICIAL OWNER                 NUMBER     PERCENT    OFFERING    OVER-ALLOTMENT       OPTION           OPTION
-------------------                ---------   -------   ----------   --------------   --------------   --------------
David Michael Munch..............      3,000     *          3,000             --           *                *
  5797 South Galena
  Englewood, CO 80111-3723
Mark S. Rosenberg................      3,000     *          3,000             --           *                *
  1105 North Circle Drive
  Colorado Springs, CO 80909
Barry L. Lindenbaum..............      4,200     *          4,200             --           *                *
  527 Clayton Street
  Denver, CO 80206
HNC Associates, LLC..............      6,000     *          6,000             --           *                *
  1825 Lawrence, Suite 444
  Denver, CO 80202
William L. Kjelland, TTEE William
  L and Rubye L. Kjelland
  Revocable Trust dated
  7-30-86........................      3,000     *          3,000             --           *                *
  2711 Dadema Drive
  Sacramento, CA 95864
Lee Roy Tautz....................      6,000     *          6,000             --           *                *
  10592 Mossrock Run
  Littleton, CO 80125-9051
James H. Everest.................      6,000     *          6,000             --           *                *
  6301 North Western, #240
  Oklahoma City, OK 73118
Lawrence J. Nasella..............      3,000     *          3,000             --           *                *
  4660 La Jolla Village Drive,
    #125
  San Diego, CA 92122
Theodore Pomeroy Jr. ............      1,800     *          1,800             --           *                *
  8085 S. Chester Street, Ste 236
  Englewood, CO 80112
Bruce A. Armstrong...............      3,000     *          3,000             --           *                *
  34 Hickory Hill Road
  Wilton, CT 06897
George W. Klug and Mary C. Klug,
  Joint Tenants..................     35,000     *          3,000             --           *                *
  3948 High Pine Road
  Jacksonville, FL 32225
Floyd Murray & Co................      6,000     *          6,000             --           *                *
  3020 Caraway Drive
  Sun City West, AZ 85375
Elsa Patricia McCulloh...........      6,000     *          6,000             --           *                *
  5255 Sky Trail
  Littleton, CO 80123
Fastcar LLC......................     36,000     *         36,000             --           *                *
  6320 S. Gibralter Circle
  Aurora, CO 80016
                                                          -------        -------
         Total Shares Being Offered...................    250,000        277,500
                                                          =======        =======

---------------

* Less than one percent

     In the foregoing table the common stock beneficially owned by:

     - Nigel V. Alexander and Shawn B. Stickle includes an aggregate of 200,000 shares of common stock held in escrow. As a condition to the initial public offering, Nigel V. Alexander and Shawn B. Stickle were each required to deposit 100,000 shares of common stock in an escrow account pursuant to an agreement with Computershare Trust Company, Inc. and Schneider Securities, Inc., the lead IPO underwriter. The common stock deposited in the escrow account will be released on the earlier to occur of (a) Multi-Link achieving basic net income of at least $0.75 per share and the common stock having a bid price of at least $15.00 per share for the year ended and as of September 30, 2000, or (b) Multi-Link achieving basic net income of at least $1.25 per share and a bid price of at least $25.00 per share for the year ended and as of September 30, 2001, or (c) a property exchange, or sale of all or substantially all of the assets or stock of Multi-Link if any such transaction is approved by the holders of a majority of the outstanding shares of common stock (excluding the shares in escrow), and (d) May 14, 2006. For purposes of determining the release from escrow, net income will include the effects of any extraordinary items and will be based on basic net income per share and on the audited financial statements of Multi-Link for the respective periods. The shares of common stock held in escrow are not transferable or assignable, although the stockholders may vote them. The earnings levels and per share prices set forth above were determined by negotiation between Multi-Link and Schneider Securities, Inc., and should not be construed to imply or predict any future earnings by Multi-Link or the market price of the common stock.

     - Nigel V. Alexander and Shawn B. Stickle do not include 10,000 shares underlying options held by each person that are not exercisable within the next 60 days.

     - Keith R. Holder includes 26,640 shares beneficially owned by Harbour Settlement, a Jersey Channel Islands Trust established for the benefit of Mr. Holder's children. The table does not include 15,000 shares underlying options that were granted to Mr. Holder personally, and which are not exercisable for the next 60 days, and includes 5,000 shares underlying options, which are exercisable within the next 60 days.

     - R. Brad Stillahn does not include 15,000 shares underlying options that are not exercisable for the next 60 days and includes 5,000 shares underlying options, which are exercisable within the next 60 days.

     - All of the executive officers and directors as a group, includes 30,833 shares of common stock underlying presently exercisable options but does not include 106,667 shares underlying options that are not exercisable within the next 60 days.

     - L. Van Page does not include 10,000 shares underlying options that are not exercisable within the next 60 days.

     - Westburg Media Capital LP includes 150,000 shares underlying warrants that are exercisable within the next 60 days. David Westburg is President and owns 37.5% of Westburg. John Weller is Chief Financial Officer and owns 37.5% of Westburg. John Hanson is a Director and owns 25% of Westburg.

     - Glenayre Technologies includes 100,000 shares underlying warrants that are exercisable within the next 60 days. Glenayre is a publicly traded company listed on the Nasdaq National Market. Eric L. Doggett is president and chairman of Glenayre.

     The president of Kennedy Capital Management is Charles Schweizer.

     The beneficial owners of the shares held by E&D, Inc. are David Webster and Eric Beguelin.

                           DESCRIPTION OF SECURITIES

     The following summary description of the securities is not complete and is qualified in its entirety by reference to our restated articles of incorporation and bylaws.

     Our authorized capital stock consists of 20,000,000 shares of no par value common stock and 5,000,000 shares of $0.01 par value preferred stock, which we may issue in one or more series as determined by our board of directors. As of August 30, 2000, there were 4,084,290 shares of common stock issued and outstanding that were held of record by 39 shareholders. We believe that as of such date there were approximately 850 beneficial holders of common stock.

UNITS

     Each unit being offered consists of one share of common stock and one-half of one Series D warrant. The common stock and warrants are separately transferable, however Series D warrants are only transferable as whole warrants.

COMMON STOCK

     Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholder for their vote. The restated articles of incorporation do not authorize cumulative voting in the election of directors.

     Holders of outstanding shares of common stock are entitled to those dividends declared by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, pro rata, our net assets available to the shareholders. Holders of outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued shares of common stock, when offered and sold will be duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

PREFERRED STOCK

     Our board of directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion, and exchange provisions as may be provided by the board of directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation, and redemption rights superior to those of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of the board of directors more difficult. No shares of preferred stock are currently issued and outstanding, and we have no present plans to issue any shares of preferred stock.

SERIES D WARRANTS

     Two Series D warrants will entitle the holder to purchase one share of
common stock at an exercise price of $9.00 per share until           ,
          , subject to our redemption rights described below. The warrants will be issued pursuant to the terms of a warrant agreement between us and the "warrant agent," Computershare Trust Company, Inc. The Series D warrants will trade under the symbol "MLNK__." Only whole Series D warrants may be traded. We have authorized and reserved for issuance the shares of common stock issuable on exercise of the Series D warrants. The Series D warrants are exercisable to purchase a total of 462,500 shares of our common stock unless the over-allotment option is exercised, in which case the Series D warrants are exercisable to purchase a total of 531,875 shares of common stock.

     The Series D warrant exercise price and the number of shares of common stock purchasable upon exercise of the Series D warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or our merger or consolidation with or into another corporation or business entity.

     Until the expiration of the Series D warrants, we may redeem outstanding Series D warrants, in whole but not in part, upon not less than 30 days' notice, at a price of $0.05 per Series D warrant, provided that the closing bid price of the common stock equals or exceeds $11.25 for 20 consecutive trading days. The redemption notice must be provided not more than five business days after conclusion of the 20 consecutive trading days in which the closing bid price of the common stock equals or exceeds $11.25. In the event we exercise our right to redeem the Series D warrants, the Series D warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Series D warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

     We must have on file a current registration statement with the SEC pertaining to the common stock underlying the Series D warrants in order for a holder to exercise the Series D warrants or in order for us to redeem the Series D warrants. The shares of common stock underlying the Series D warrants must also be registered or qualified for sale under the securities laws of the states in which the Series D warrant holders reside. We intend to use our best efforts to keep the registration statement incorporating this prospectus current, but there can be no assurance that such registration statement, or any other registration statement we file covering shares of common stock underlying the warrants, can be kept current. In the event the registration statement covering the underlying common stock is not kept current, or if the common stock underlying the Series D warrants is not registered or qualified for sale in the state in which a Series D warrant holder resides, the Series D warrants may be deprived of any value.

     We are not required to issue any fractional shares of common stock upon the exercise of Series D warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional interests an amount equal to the cash value of such fractional interests based upon the then-current market price of a share of common stock.

     The Series D warrants may be exercised upon surrender of the certificate representing such Series D warrants on or prior to the expiration date or earlier redemption date of such Series D warrants at the offices of the warrant agent with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price by check payable to the order of Multi-Link for the number of Series D warrants being exercised. Shares of common stock issued upon exercise of Series D warrants for which payment has been received in accordance with the terms of the Series D warrants will be fully paid and nonassessable.

     The Series D warrants do not confer upon the Series D warrant holder any voting or other rights of a shareholder of Multi-Link. Upon notice to the Series D warrant holders, we have the right to reduce the exercise price or extend the expiration date of the Series D warrants. Although this right is intended to benefit Series D warrant holders, to the extent we exercise this right when the Series D warrants would otherwise be exercisable at a price higher than the prevailing market price of the common stock, the likelihood of exercise, and the resultant increase in the number of shares outstanding, may impede or make more costly a change in control of Multi-Link.

OTHER WARRANTS OUTSTANDING AFTER OFFERING

     In addition to the Series D warrants and warrants to be issued to the underwriters of this offering, the following warrants will be outstanding after completion of the offering:

     Westburg Media holds a warrant to purchase 75,000 shares of common stock with the exercise price of $4.17 per share. The expiration date of the warrant is October 21, 2003. Westburg has agreed with the underwriter of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

     In our 1999 initial public offering we issued 1,380,000 warrants to purchase a total of 690,000 shares of common stock at an exercise price of $9.00 per share. The warrants currently trade on the Nasdaq SmallCap Market under the symbol "MLNKW." The warrants expire May 13, 2002.

     Schneider Securities, Inc., the underwriter of our initial public offering, holds a warrant to purchase 120,000 units at an exercise price of $7.68 per unit. Each unit consists of one share and one warrant, for a total of 120,000 shares and 120,000 warrants. Two of the warrants may be exercised to purchase one share of common stock at an exercise price of $11.52 per share. Schneider has agreed with the underwriter of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

     Glenayre holds a warrant to purchase 100,000 shares of our common stock at $14.3725 per share. The warrant expires June 30, 2005. Glenayre has agreed with the underwriter of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

REGISTRATION RIGHTS OUTSTANDING AFTER OFFERING

     We have the obligation to maintain a current registration statement for the shares underlying the warrants issued in our initial public offering and to Schneider Securities, the underwriter of our initial public offering. In addition, Schneider has the right, until May 2004, to demand that we register the shares underlying the warrants, and the right, until May 2006, to include the shares underlying their warrant in any registration statement we file. Schneider has waived these registration rights for six months from the date of this offering, and has agreed with the underwriters of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

     Westburg has the right until December 31, 2003 to include the shares underlying their warrants in any registration statement we file. Westburg has waived these registration rights for six months from the date of this offering, and has agreed with the underwriters of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

     Glenayre has the right to demand that we register any of their shares of common stock and the shares underlying their warrant to purchase 100,000 shares of common stock. The demand rights begin after September 30, 2000 but Glenayre may not demand registration during the period beginning with the effective date of a registration statement and ending with the later of (i) 90 days thereafter, or (ii) the expiration of a 180 day lock-up period imposed by the underwriter. Glenayre may also require that we include their shares and the shares underlying their warrant in any registration statement we file on or after September 30, 2000. Glenayre has waived these "piggyback" registration rights for six months from the date of this offering and has agreed with the underwriters of this offering not to sell the shares underlying the warrants for a period of six months from the date of this offering.

     L. Van Page has the right at any time on or after April 1, 2001 to demand that we register his shares. He also has the right to include his shares of common stock on any registration statement we file. These "piggyback" rights are limited to his pro rata portion of any shares offered by Nigel V. Alexander or Shawn B. Stickle in a registered offering. He has agreed with the underwriter of this offering not to sell the shares for 90 days from the date of this offering or a period of 180 days if the underwriters' over-allotment is fully exercised.

ANTI-TAKEOVER PROVISIONS

     Our restated articles of incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for the company. Our board of directors is authorized, without action of its shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. The restated articles of incorporation and bylaws provide further that:

     - the board of directors is separated into three staggered classes with each class standing for election every third year;

     - the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all stock entitled to vote in the election of directors is required to alter or repeal the staggered board provision or other measures in the restated articles of incorporation and bylaws; and

     - the unanimous vote of the board of directors or the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all stock entitled to vote in the election of directors is required to change the size of the board of directors.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     Computershare Trust Company, Inc., Denver, Colorado, is the transfer agent and registrar for the common stock and warrant agent for the warrants.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement, the underwriters named below, who are represented by Stifel, Nicolaus & Company, Incorporated, have agreed to purchase from us the number of units set forth opposite their names, and will purchase the units at the price offered to the public less the underwriting discount set forth on the cover page of this prospectus:

                                                                NUMBER
UNDERWRITER                                                    OF UNITS
-----------                                                    ---------
Stifel, Nicolaus & Company, Incorporated....................
[others]....................................................

                                                               ---------
          Total.............................................   1,850,000
                                                               =========

     The underwriters propose to offer the units to the public at the offering price on the cover page of this prospectus and to certain dealers at that price
less a concession of not more than $     per unit, of which $       may be
reallowed to other dealers. After the public offering, the underwriters may reduce the public offering price, concession, and reallowance to dealers. No such reduction shall change the amount of proceeds to be received by us as listed on the cover page of the prospectus.

     The following table shows the fees to be paid to the underwriters by us and, if the over-allotment option is exercised, the selling shareholders in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units:

                                                      PER UNIT   NO EXERCISE   FULL EXERCISE
                                                      --------   -----------   -------------
Payable by Multi-Link...............................   $           $              $
Payable by the selling shareholders.................   $           $              $

     We have agreed to pay to the representative of the underwriters a non-accountable expense allowance of $75,000 of which $20,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares and warrants for sale under the laws of such states as the underwriters may designate, including expenses of counsel retained for such purpose by the underwriters.

     The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the units included in this offering are subject to approval of legal matters by their counsel and to customary conditions, including the effectiveness of the registration statements, the continuing correctness of our representations, the receipt of a "comfort letter" from our accountants, the continued listing of the common stock and warrants for quotation on the Nasdaq SmallCap or National Market, and no occurrence of an event that would have a material adverse effect on us. The underwriters are obligated to purchase and accept delivery of all the units, other than those covered by the over-allotment option described below, if they purchase any of the units.

     The underwriters have an option, expiring at the close of business on the 45th day after the effective date of this offering, to purchase up to 277,500 additional shares of common stock from the selling shareholders and 138,750 additional Series D warrants from us at the public offering price, less the underwriting discounts, all as set forth on the cover page of this prospectus. To the extent that the underwriters exercise such option, each of the underwriters will have a firm commitment to purchase shares and Series D warrants in approximately the same proportion as set forth in the table above. To the extent the underwriters exercise such option, the selling shareholders will be obligated, pursuant to the option, to sell the additional shares and we will be obligated, pursuant to the option, to sell the additional Series D warrants to the underwriters. The underwriters may exercise such option only to cover over-allotments made in connection with the sale of the units in this offering.

     The underwriting agreement contains covenants of indemnity between the underwriters and us against civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

     The underwriters for the offering have entered into an agreement in which they have agreed to restrictions on where and to whom they and any dealer purchasing from them may offer shares as a part of the distribution of the shares. The underwriters have also agreed that they may sell shares among each of the underwriting groups.

     In connection with the offerings, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offerings. "Covered" short sales are sales made in an amount not greater than the underwriters' options to purchase additional shares from certain selling shareholders in the offerings. The underwriters may close out any covered short position by either exercising their options to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment options. "Naked" short sales are any sales in excess of the purchase options. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offerings. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offerings.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

     Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq SmallCap Market, Nasdaq National Market, in the over-the-counter market or otherwise.

     The underwriters may not confirm sales to discretionary accounts without the prior specific written approval of the customer.

     One or more of the underwriters have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us for which they have in the past received, and may in the future receive, customary fees.

     For an aggregate price of $100, we have agreed to sell to the underwriters and their designees 80,000 warrants to purchase up to 40,000 shares of common stock at a purchase price of $9.00 per share. The underwriter's warrants may not be sold or transferred for one year from the date of this prospectus, except to the officers and partners of the underwriters and members of the selling group, and are exercisable during the four-year period beginning one year after the date of this prospectus. During the warrant exercise term, the holders of the underwriters' warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of common stock. To the extent that the underwriters' warrants are exercised, dilution to the interests of our shareholders will occur. Further, the terms upon which we will be able to obtain additional equity capital may be adversely affected because the holders of the underwriter's warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the underwriters' warrants. Any profit realized by the underwriter on the sale of the underwriters' warrants or the underlying shares of common stock may be deemed additional underwriting compensation. Subject to certain limitations and exclusions, we have agreed, at the request of the holders of a majority of the underwriters' warrants, at our expense, to register the underwriters' warrants and the shares of common stock issuable upon exercise of the underwriters' warrants under the Securities Act on one occasion during the warrant exercise term and to include the underwriters' warrants and all such underlying securities in any appropriate registration statement which is filed by us during the two years following the date of this prospectus.

     We have agreed with the underwriters that for a period of one year after the date of this prospectus we will not issue any debt or equity securities without the consent of the representative of the underwriters, which consent may not be unreasonably withheld, except for issuances in connection with acquisitions or upon exercise of outstanding options and warrants.

     All of our officers, directors, L. Van Page, and E&D, Inc. have agreed that they will not sell any shares of our common stock for a period of 90 days after the date of this prospectus or a period of 180 days after the date of this prospectus if the overallotment option is fully exercised without the prior written consent of the underwriters. Glenayre has agreed that it will not sell its shares for a period of 180 days after the date of this prospectus without the prior written consent of the underwriters.

     The registering shareholders in our concurrent offering have agreed that they will not sell their shares for a period of 180 days after the date of this prospectus without the prior written consent of the underwriters.

                                 LEGAL MATTERS

     Faegre & Benson LLP, Denver, Colorado will pass upon the validity of the common stock and warrants offered in this prospectus. Rothgerber Johnson & Lyons LLP, Denver, Colorado will pass upon certain matters for the underwriters.

                                    EXPERTS

     Our consolidated balance sheet as of September 30, 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1998 and 1999 included in this prospectus have been included herein in reliance on the report of HEIN + ASSOCIATES LLP, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

     On December 16, 1998, we engaged HEIN + ASSOCIATES LLP as our principal independent accountant in place of James E. Scheifley & Associates, PC. On December 16, 1998, we requested and received the resignation of James E. Scheifley & Associates, PC. There were no disagreements between us and James E. Scheifley & Associates, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of James E. Scheifley & Associates, PC, would have caused James E. Scheifley & Associates, PC to make reference in its reports to the subject matter of such disagreements. The opinion of James E. Scheifley & Associates, PC on our consolidated financial statements for the fiscal year ended September 30, 1997, and for the period from January 22, 1996 to September 30, 1996 contained no adverse opinion or disclaimer of opinion, nor was such opinion qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors.

     The balance sheets of One Touch Communications, Inc. at December 31, 1998 and 1999 and the related statements of income, changes in stockholders' equity, and cash flows for years then ended included in this prospectus have been included herein in reliance on the report of Gifford Hillegass & Ingwersen, P.C., independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

     The balance sheets of Hellyer Communications, Inc. as of October 31, 1998 and 1999 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended October 31, 1999 and 1998 included in this prospectus have been included herein in reliance on the report of Robert C. Teipen P.C., independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
MULTI-LINK TELECOMMUNICATIONS, INC.
Independent Auditors' Report................................   F-2
Consolidated Balance Sheet -- September 30, 1999 and June
  30, 2000 (Unaudited)......................................   F-3
Consolidated Statements of Operations -- For the Years Ended
  September 30, 1998 and 1999 and the Nine Months Ended June
  30, 1999 and 2000 (Unaudited).............................   F-4
Consolidated Statements of Changes in Stockholders'
  Equity -- For the Years Ended September 30, 1998 and 1999
  and the Nine Months Ended June 30, 1999 and 2000
  (Unaudited)...............................................   F-5
Consolidated Statements of Cash Flows -- For the Years Ended
  September 30, 1998 and 1999 and the Nine Months Ended June
  30, 1999 and 2000 (Unaudited).............................   F-6
Notes to Consolidated Financial Statements..................   F-8
HELLYER COMMUNICATIONS, INC.
Independent Auditor's Report................................   F-20
Balance Sheets -- October 31, 1998 and 1999.................   F-21
Statements of Operations -- For the Years Ended October 31,
  1998 and 1999.............................................   F-22
Statements of Changes in Stockholders' Equity
  (Deficit) -- For the Years Ended October 31, 1998 and
  1999......................................................   F-23
Statements of Cash Flows -- For the Years Ended October 31,
  1998 and 1999.............................................   F-24
Notes to Financial Statements...............................   F-25
Schedules of Selling, General and Administrative
  Expenses -- For the Years Ended October 31, 1998 and
  1999......................................................   F-30
ONE TOUCH COMMUNICATIONS, INC.
Independent Auditor's Report................................   F-31
Balance Sheets -- December 31, 1998 and 1999................   F-32
Statements of Income -- For the Years Ended December 31,
  1998 and 1999.............................................   F-33
Statements of Changes in Stockholders' Equity -- For the
  Years Ended December 31, 1998 and 1999....................   F-34
Statements of Cash Flows -- For the Years Ended December 31,
  1998 and 1999.............................................   F-35
Notes to Financial Statements...............................   F-36
PRO FORMA COMBINING CONDENSED FINANCIAL INFORMATION
Introduction................................................   F-39
Combining, Condensed Statement of Operations -- For the
  Twelve Months Ended September 30, 1999....................   F-40
Notes to Combining, Condensed Financial Information.........   F-41

                          INDEPENDENT AUDITOR'S REPORT

Shareholders and Board of Directors
Multi-Link Telecommunications, Inc. and Subsidiaries
Denver, Colorado

     We have audited the accompanying consolidated balance sheet of Multi-Link Telecommunications, Inc. and subsidiaries as of September 30, 1999 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended September 30, 1998 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Multi-Link Telecommunications, Inc. and subsidiaries as of September 30, 1999 and of the results of their operations and their cash flows for the years ended September 30, 1998 and 1999, in conformity with generally accepted accounting principles.

                                            HEIN + ASSOCIATES LLP

Denver, Colorado
May 5, 2000

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEET

                                                              SEPTEMBER 30,    JUNE 30,
                                                                  1999           2000
                                                              -------------   -----------
                                                                              (UNAUDITED)
                                         ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................   $   572,260    $   614,600
  Marketable securities, current............................     3,397,002        295,820
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $58,215 and $207,310 (unaudited),
     respectively...........................................       439,754      1,211,862
  Note receivable...........................................            --        322,118
  Subscriptions receivable..................................            --        200,000
  Inventory.................................................            --         32,407
  Prepaid expenses and other................................       153,089        337,497
                                                               -----------    -----------
          Total current assets..............................     4,562,105      3,014,304
SUBSCRIPTION RECEIVABLE.....................................            --        800,000
MARKETABLE SECURITIES.......................................       386,357        292,273
PROPERTY AND EQUIPMENT, net.................................     1,572,435      4,639,268
OTHER ASSETS:
  Deferred financing and other assets.......................       140,225         93,773
  Intangible assets, less amortization of $663,517 and
     $1,361,125
     (unaudited), respectively..............................       774,580      7,245,028
                                                               -----------    -----------
          TOTAL ASSETS......................................   $ 7,435,702    $16,084,646
                                                               ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................   $   186,994    $   613,432
  Accrued expenses..........................................       134,395        540,448
  Subscriber deposits.......................................            --        128,635
  Deferred revenue..........................................       164,091        142,685
  Notes payable -- related parties, current portion.........        17,569             --
  Notes payable and current portion of long-term debt.......       233,329        637,759
                                                               -----------    -----------
          Total current liabilities.........................       736,378      2,062,959
LONG-TERM DEBT, less current portion........................       716,165      3,783,693
COMMITMENTS (Note 6)
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized; none issued................................            --             --
  Common stock, no par value; 20,000,000 shares authorized,
     3,528,790 and 4,084,290 (unaudited) shares issued and
     outstanding, respectively..............................     7,722,778     11,921,548
  Accumulated deficit.......................................    (1,728,307)    (1,673,875)
  Unrealized loss on marketable securities..................       (11,312)        (9,679)
                                                               -----------    -----------
          Total stockholders' equity........................     5,983,159     10,237,994
                                                               -----------    -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........   $ 7,435,702    $16,084,646
                                                               ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 FOR THE YEARS ENDED     FOR THE NINE MONTHS ENDED
                                                    SEPTEMBER 30,                JUNE 30,
                                               -----------------------   -------------------------
                                                  1998         1999         1999          2000
                                               ----------   ----------   -----------   -----------
                                                                                (UNAUDITED)
NET REVENUES.................................  $4,165,936   $4,588,749   $3,354,536    $8,262,473
COST OF SERVICES AND PRODUCTS................     825,746      785,502      595,990     1,747,237
                                               ----------   ----------   ----------    ----------
GROSS MARGIN.................................   3,340,190    3,803,247    2,758,546     6,515,236
OPERATING EXPENSES:
  Sales and advertising......................     522,541      401,638      271,830       998,708
  General and administrative.................   1,962,679    2,187,650    1,497,432     4,044,684
  Non-recurring pooling expenses.............          --           --           --       101,091
  Non-recurring moving expenses..............          --           --           --       122,179
  Depreciation...............................     159,926      139,714      105,634       295,788
  Amortization...............................      81,674      231,024      155,458       697,608
                                               ----------   ----------   ----------    ----------
          Total operating expenses...........   2,726,820    2,960,026    2,030,354     6,260,058
                                               ----------   ----------   ----------    ----------
INCOME FROM OPERATIONS.......................     613,370      843,221      728,192       255,178
  Interest income (expense), net.............    (726,339)    (274,846)    (291,210)     (200,220)
                                               ----------   ----------   ----------    ----------
INCOME BEFORE INCOME TAXES...................    (112,969)     568,375      436,982        54,958
  Provision for income taxes.................     (14,208)     (67,304)     (73,878)      (11,252)
                                               ----------   ----------   ----------    ----------
NET INCOME (LOSS)............................  $ (127,177)  $  501,071   $  363,104    $   43,706
                                               ==========   ==========   ==========    ==========
NET INCOME (LOSS) PER COMMON SHARE:
  Basic......................................  $    (0.07)  $     0.19   $     0.16    $     0.01
                                               ==========   ==========   ==========    ==========
  Diluted....................................  $    (0.07)  $     0.18   $     0.14    $     0.01
                                               ==========   ==========   ==========    ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic......................................   1,903,393    2,610,480    2,320,732     3,824,375
                                               ==========   ==========   ==========    ==========
  Diluted....................................   1,903,393    2,806,563    2,534,677     4,011,660
                                               ==========   ==========   ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999
              AND THE NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

                                                                                       ACCUMULATED
                                                   COMMON STOCK                           OTHER
                                              -----------------------   ACCUMULATED   COMPREHENSIVE   COMPREHENSIVE
                                               SHARES       AMOUNT        DEFICIT     INCOME (LOSS)   INCOME (LOSS)      TOTAL
                                              ---------   -----------   -----------   -------------   -------------   -----------
BALANCES, October 1, 1997...................  1,897,186   $    49,151   $(2,102,201)    $     --               --     $(2,053,050)
  Net loss and comprehensive loss...........         --            --     (127,177)           --        $(127,177)       (127,177)
                                                                                                        =========
  Warrants issued for loans.................         --        73,440           --            --                           73,440
  Common stock issued in exchange for
    debt....................................     79,454       320,000           --            --                          320,000
                                              ---------   -----------   -----------     --------                      -----------
BALANCES, September 30, 1998................  1,976,640       442,591   (2,229,378)           --                       (1,786,787)
  Comprehensive income:
    Net income..............................         --            --      501,071            --        $ 501,071         501,071
    Unrealized loss on marketable
      securities............................         --            --           --       (11,312)         (11,312)        (11,312)
                                                                                                        ---------
      Comprehensive income..................                                                            $ 489,759
                                                                                                        =========
  Common stock issued for private
    placement...............................    141,600       350,901           --            --                          350,901
  Common stock issued in exchange for
    debt....................................      8,400        35,000           --            --                           35,000
  Shares repurchased........................    (28,610)       (5,721)          --            --                           (5,721)
  Common stock issued in initial public
    offering................................  1,380,000     6,859,392           --            --                        6,859,392
  Options issued for services...............         --        15,675           --            --                           15,675
  Exercise of options.......................     50,760        24,940           --            --                           24,940
                                              ---------   -----------   -----------     --------                      -----------
BALANCES, September 30, 1999................  3,528,790     7,722,778   (1,728,307)      (11,312)                       5,983,159
  Comprehensive income:
    Net income (unaudited)..................         --            --       43,706            --        $  43,706          43,706
    Unrealized loss on marketable
      Securities............................         --            --           --         1,633            1,633           1,633
                                                                                                        ---------
  Comprehensive income (unaudited)..........                                                            $  45,339
                                                                                                        =========
  Common stock issued for consulting and
    non-compete agreements (unaudited)......    150,000       965,625           --            --                          965,625
  Options for services (unaudited)..........         --        18,154           --            --                           18,154
  Common stock issued in acquisition of One
    Touch Communications (unaudited)........    246,718     2,020,003           --            --                        2,020,003
  Common stock issued in acquisition of
    VoiceLink Florida (unaudited)...........     12,000       132,000                                                     132,000
  Common stock issued in acquisition of
    Cashtel subscriber base (unaudited).....      2,220        20,535                                                      20,535
  Exercise of options (unaudited)...........     40,123       105,172                                                     105,172
  Common stock issued in private placement,
    net of costs (unaudited)................    104,439       937,281                                                     937,281
  Pooling adjustment (unaudited)............         --            --       10,726            --                           10,726
                                              ---------   -----------   -----------     --------                      -----------
BALANCES, June 30, 2000 (Unaudited).........  4,084,290   $11,921,548   $(1,673,875)    $ (9,679)                     $10,237,994
                                              =========   ===========   ===========     ========                      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               FOR THE YEARS ENDED      FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 JUNE 30,
                                            -------------------------   -------------------------
                                               1998          1999          1999          2000
                                            -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................   $  (127,177)  $   501,071   $   363,104   $    43,706
  Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operating
     activities:
     Depreciation and amortization.......       241,600       370,738       261,092       993,396
     Amortization of debt discount and
       issuance costs....................            --        29,862        21,525        21,876
     Loss (profit) from associated
       company...........................        16,995        15,063            --            --
     Common stock and options issued for
       services and loans................            --        15,673            --            --
     Bad debt expense....................        95,299        35,064        28,415       190,683
  Changes in operating assets and
     liabilities:
     (Increase) decrease in:
       Accounts receivable...............       (91,176)     (163,206)     (129,698)     (877,918)
       Inventory.........................            --            --        11,479        (8,235)
       Prepayments.......................       149,140        (2,073)       71,572      (186,191)
       Other receivables.................        33,940        13,176            --            --
     Increase (decrease) in:
       Accounts payable..................      (114,395)        9,278       (46,587)      317,998
       Accrued expenses..................      (205,790)     (147,896)     (132,239)   (1,130,704)
       Deferred revenue..................        55,582         2,660            --            --
                                            -----------   -----------   -----------   -----------
     Net cash provided by (used in)
       operating activities..............        54,018       679,410       448,663      (635,389)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in equity investee..........       (16,500)      (20,000)      (35,484)           --
  Purchase of subscriber accounts........      (265,834)     (664,693)     (507,428)     (334,674)
  Purchase of fixed assets...............      (108,108)     (609,780)     (128,884)   (1,578,082)
  Purchase of marketable securities......            --    (3,794,671)           --            --
  Advance on note receivable.............            --            --            --      (322,118)
  Sale of marketable securities..........            --            --            --     3,195,266
  Unrealized loss on investments.........            --            --            --         1,633
  Deferred acquisition cost..............            --       (42,744)           --            --
  Deferred financing costs...............            --            --            --         1,038
  Purchase of minority interest in
     subsidiary..........................            --        (8,000)           --            --
  Purchase of Cashtel subscriber base....            --            --            --      (258,320)
  Purchase of Hellyer Communications
     business and assets.................            --            --            --    (1,419,936)
  Purchase of One Touch Communications
     business and assets.................            --            --            --    (1,152,060)
                                            -----------   -----------   -----------   -----------
     Net cash used in investing
       activities........................      (390,442)   (5,139,888)     (671,796)   (1,867,253)

                                               FOR THE YEARS ENDED      FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 JUNE 30,
                                            -------------------------   -------------------------
                                               1998          1999          1999          2000
                                            -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt issue costs.......................   $   (70,154)  $    (2,000)  $        --   $        --
  Payment of related party notes
     payable.............................    (1,546,938)     (731,471)     (718,191)      (17,569)
  Advances under related party notes
     payable.............................     1,673,641        80,066        80,000            --
  Advances under notes payable...........     1,197,215       350,000       350,000     3,591,863
  Payment of notes payable...............      (303,767)   (2,519,587)   (2,439,946)   (1,211,126)
  Repurchase of outstanding shares.......            --        (5,721)       (5,721)           --
  Proceeds from issuance of common
     stock...............................            --     8,870,000     8,870,000       105,172
  Offering costs.........................       (91,215)   (1,659,707)   (1,630,430)      (62,719)
  Proceeds from the exercise of stock
     options.............................            --        24,940            --            --
  Subscriber deposits....................            --            --            --       128,635
  Net effect of pooling VoiceLink........            --            --            --        10,726
                                            -----------   -----------   -----------   -----------
     Net cash provided by financing
       activities........................       858,782     4,406,520     4,505,712     2,544,982
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................       522,358       (53,958)    4,282,579        42,340
CASH AND CASH EQUIVALENTS, at beginning
  of period..............................       103,860       626,218       626,218       572,260
                                            -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, at end of
  period.................................   $   626,218   $   572,260   $ 4,908,797   $   614,600
                                            ===========   ===========   ===========   ===========
SUPPLEMENTAL SCHEDULE OF CASH FLOW
  INFORMATION:
  Cash paid for interest.................   $   727,916   $   325,332   $   272,698   $   200,937
                                            ===========   ===========   ===========   ===========
  Cash paid for taxes....................   $     3,460   $     9,792   $     9,792   $        --
                                            ===========   ===========   ===========   ===========
  Unrealized gain (loss) on
     available-for-sale securities.......   $        --   $   (11,312)  $    (5,821)  $     1,633
                                            ===========   ===========   ===========   ===========
  Equipment acquired through debt........   $   139,098   $        --   $        --   $ 1,105,472
                                            ===========   ===========   ===========   ===========
  Conversion of notes payable to
     equity..............................   $   320,000   $    35,000   $    35,000   $        --
                                            ===========   ===========   ===========   ===========
  Fair value of warrants granted for
     loans...............................   $    73,440   $        --   $        --   $        --
                                            ===========   ===========   ===========   ===========
  Common stock/options issued for
     subscriber accounts.................   $        --   $    15,675   $        --   $    20,535
                                            ===========   ===========   ===========   ===========
  Consulting and non-compete agreements
     acquired for equity.................   $        --   $        --   $        --   $   956,624
                                            ===========   ===========   ===========   ===========
  Business and assets of One Touch
     acquired for equity.................   $        --   $        --   $        --   $ 2,020,003
                                            ===========   ===========   ===========   ===========
  Net liabilities assumed in business
     combined accounted for as
     purchase............................   $        --   $        --   $        --   $   769,022
                                            ===========   ===========   ===========   ===========
  Capital stock of VoiceLink of Florida,
     Inc. acquired for equity............   $        --   $        --   $        --   $   132,000
                                            ===========   ===========   ===========   ===========
  Capital stock issued on June 30, 2000,
     proceeds received after June 30,
     2000................................   $        --   $        --   $        --   $ 1,000,000
                                            ===========   ===========   ===========   ===========
  Write-off of non-compete agreement
     through note payable reduction......   $        --   $    25,000   $        --   $        --
                                            ===========   ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

     Nature of Operations -- Multi-Link Telecommunications, Inc. (Telecommunications) was incorporated in the state of Colorado in January 1996 under the name Multi-Link Holdings, Inc. Multi-Link Holdings, Inc. was renamed Multi-Link Telecommunications, Inc. in May 1998. On February 15, 1996, Telecommunications acquired 97.5% of the issued common stock of Voice Services, Inc., a Colorado corporation. Voice Services Inc. was renamed Multi-Link Communications, Inc. (Communications) in April 1996. In May 1996, Communications purchased a Glenayre Modular Voice Processor and launched a new range of custom designed voice and fax messaging products targeted at business users in the Denver and Boulder local calling areas. Telecommunications acquired the remaining 2.5% of Communications in August 1999.

     On March 30, 2000 Telecommunications acquired 100% of the common stock of VoiceLink, Inc. (VoiceLink), a provider of voice and fax messaging products and paging services in the Atlanta local calling area. Shareholders of VoiceLink exchanged their shares in VoiceLink for shares in Telecommunications in a business combination that has been accounted for as a pooling of interests. The consolidated financial statements and the accompanying notes reflect Telecommunication's financial position and the results of operations as if VoiceLink was a wholly-owned subsidiary of Telecommunications since inception. Prior to the acquisition, VoiceLink had a fiscal year end of December 31. The adjustment for the change in the year end is reflected in the current period statement of changes in stockholders' equity (see Note 2).

     Principles of Consolidation -- The consolidated financial statements include the accounts of Telecommunications and its 100% owned subsidiaries, Communications and VoiceLink (collectively the "Company"). All significant intercompany transactions and accounts have been eliminated.

     Cash and Cash Equivalents -- Cash and cash equivalents consist of cash and highly liquid debt instruments with original maturities of less than three months.

     Marketable Securities -- The Company's investments comprise FDIC guaranteed Certificates of Deposit and investment grade corporate bonds. Investments with original maturities at date of purchase beyond 3 months and less than 12 months are classified as short-term investments. Investments with original maturities beyond one year are classified as long-term investments. The investments are held in the Company's name and held at a major financial institution. All the Company's investments were classified as available-for-sale and are carried at fair value. Unrealized gains and losses on these investments are included as a separate component of stockholders' equity, net of any related tax effect.

     Property and Equipment -- Property and equipment acquired on the purchase of Communications, Hellyer Communications and One Touch Communications (See Note
2) have been stated at fair value. Otherwise, property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Motor vehicles........................................  3 years
Plant and equipment...................................  3 years
Computer equipment....................................  3-5 years
Furniture and fixtures................................  7 years
Voice messaging equipment.............................  15 years
Leasehold improvements................................  Term of Lease
Real estate...........................................  30 years

     Intangible Assets -- Direct and incremental external costs associated with the acquisition of subscriber accounts are capitalized. The Company's personnel and related support costs incurred in support of acquiring and transitioning subscriber accounts are expensed as incurred. Costs related to the sales and marketing for

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

subscriber accounts internally generated are expensed as incurred. Through December 1997, all subscriber accounts were internally generated and, accordingly, sales and marketing costs were expensed as incurred. Beginning January 1998, the Company acquired a significant number of subscriber accounts through independent, third-party sales organizations and, accordingly, these direct and incremental costs have been capitalized.

     The costs of capitalized subscriber accounts acquired are amortized on a straight-line basis over the lesser of 3 years or the estimated economic life of the subscriber account.

     Goodwill represents the excess of the purchase price over the value of net assets/liabilities acquired in business acquisitions accounted for as a purchase. Goodwill is amortized over 5-15 years on a straight-line basis.

     Consulting and non-compete agreements are amortized on a straight-line basis over the lives of the agreements.

     Deferred Acquisition, Deferred Financing, and Offering Costs -- Costs incurred with respect to the Company's debt financing have been capitalized and are amortized over the respective lives of associated debt using the straight-line method, which approximates the interest rate method.

     External costs incurred with respect to the Company's acquisitions are initially deferred and ultimately capitalized as a cost of the acquisition if successful or expensed if the acquisition is unsuccessful.

     Offering costs have been offset against the proceeds of a private and public offering completed during fiscal 1999 and the nine months ended June 30, 2000.

     Impairment of Long-Lived and Intangible Assets -- In the event that facts and circumstances indicate that the cost of long-lived and intangible assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     Concentration of Credit Risk and Significant Vendors -- Concentration of credit risk is limited to trade accounts receivable. The nature of the Company's business is such that no single customer represents more than 2% of net accounts receivable. The Company does not require collateral or other security to support customer's receivables but conducts periodic reviews of customer payment practices to minimize collection risk on trade accounts receivable. Allowances are maintained for potential credit losses and such losses have been within management's expectations.

     As of June 30, 2000 the Company uses services provided by several telecommunications providers for interconnection to the public telephone network. There are other local telephone companies which could provide the Company with a similar interconnection. However, in the event that any of these companies were to experience difficulties in providing the Company with interconnection in its present configuration, it could materially adversely affect the Company's business in the short-term. A period of time would be required to enable the Company to establish a new interconnection to the public telephone network.

     Financial Instruments -- The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of note receivable, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short-term maturities of these instruments. The fair value of notes payable approximates their carrying value as generally their interest rates reflect the Company's current effective annual borrowing rate.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

     Income Taxes -- The Company currently accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Deferred Revenue and Revenue Recognition -- Revenues are recognized at the time services are performed or products are delivered, net of refunds. Deferred revenues primarily represent subscriber prepayments which are recognized as income when earned.

     Comprehensive Income (Loss) -- Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. The Company's comprehensive income (loss) was equal to its net income (loss) for the year ended September 30, 1998. During 1999, the Company purchased available-for-sale securities and the unrealized loss on these securities has been recognized as a component of comprehensive income in the consolidated statements of stockholders' equity.

     Income (Loss) Per Share -- The income (loss) per share is presented in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings Per Share. SFAS No. 128 replaced the presentation of primary and fully diluted earnings (loss) per share (EPS) with a presentation of basic EPS and diluted EPS. Basic EPS is calculated by dividing the income or loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for fiscal 1998 as the Company had losses from operations and, therefore, the effect of all additional potential common stock was antidilutive. Potential dilutive securities include options and warrants for the purchase of 340,665 shares of common stock as of September 30, 1998. For the year ended September 30, 1999, included in diluted EPS are common equivalent shares outstanding totaling 196,083 determined using the treasury stock method consisting of stock options and warrants. In connection with the Company's public offering (see Note
7), the representative of the underwriters required certain of the Company's significant stockholders to place 200,000 shares of common stock in escrow pursuant to an escrow agreement. These shares will be released from escrow based on achieving certain net income and share price levels in the future or the sale of all or substantially all the assets or stock of the Company. However, the shares will be released from escrow seven years from the date of the public offering, if not previously released and, therefore, are included in the basic and diluted earnings (loss) per share calculations. The escrowed shares retain voting rights.

     Stock-Based Compensation -- In fiscal 1997, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by SFAS No. 123 for employees, and is subject only to the disclosure requirements prescribed by SFAS No. 123.

     Use of Estimates -- The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. The Company makes significant estimates concerning the valuation of its deferred tax

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

asset and goodwill and their related lives. Due to uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates could be materially revised within the next year.

     Recently Issued Accounting Pronouncements -- SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended September 30, 2001 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

     Unaudited Information -- The balance sheet as of June 30, 2000 and the statements of operations for the nine-month periods ended June 30, 1999 and 2000 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 2000 and the results of operations for the nine months ended June 30, 1999 and 2000.

2. ACQUISITIONS:

     On November 17, 1999, Telecommunications, through its newly formed subsidiary, Hellyer Communications Services, Inc., acquired the business and substantially all the assets of Hellyer Communications, Inc. (Hellyer) for a combination of cash, assumption of certain liabilities and common stock valued at $4.2 million. Hellyer has been a provider of business messaging services since 1969, and has subscribers in Indianapolis, Chicago and Detroit. The transaction was accounted for using the purchase method of accounting and resulted in $2.61 million of goodwill representing the excess of the purchase price over the fair value of net assets acquired. The purchase price was $1.1 million cash and the assumption of $2.1 million in liabilities. Restricted common stock (150,000 shares) with a market value at the date of issuance of $956,000 was issued with a two-year vesting schedule with respect to non-compete and consulting agreements.

     On November 29, 1999, Hellyer Communications Services, Inc., acquired 9,416 (unaudited) residential voice messaging accounts from B.F.G. of Illinois Inc., doing business as Cashtel, Inc., in Chicago. The purchase price was $278,855, consisting of $258,320 in cash and common stock (2,220 shares) with a market value at the date of issuance of $20,535. The revenues and expenses of these accounts have been consolidated with those of Telecommunications effective November 29, 1999.

     On January 6, 2000, Telecommunications through its newly formed subsidiary, One Touch Communications, Inc. acquired the business and substantially all the assets of One Touch Communications, Inc., a provider of advanced voice messaging services to businesses in Raleigh, North Carolina. The transaction was accounted for using the purchase method of accounting and resulted in $2.88 million of goodwill representing the excess of the purchase price over the fair market value of net assets acquired. The purchase price was $3.12 million, consisting of $1.1 million in cash and $2.02 million in restricted common stock (246,718 shares). The sellers have agreed to hold the common stock for up to two years from the date of closing. The results of the One Touch business have been consolidated with those of Telecommunications effective January 6, 2000.

     On March 31, 2000, Telecommunications acquired 100% of the outstanding capital stock of VoiceLink, Inc., a provider of advanced voice messaging services to businesses in Atlanta, Georgia, for 406,488 common shares. The acquisition was accounted for as a pooling of interests, and the results of the VoiceLink business have been consolidated with those of Telecommunications, as if the two businesses had

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

been combined throughout the periods presented. During 2000, the Company recorded a charge to operations of approximately $100,000 for acquisition-related costs. These costs consisted of investment banking fees, legal and accounting fees, and certain other expenses directly related to the acquisition.

     VoiceLink had a December 31, fiscal year-end and, accordingly, the VoiceLink statements of operations for the years ended December 31, 1998 and 1999 have been combined with the Company's statements of operations for the fiscal years ended September 30, 1998 and 1999, respectively. In order to conform VoiceLink's calendar year-end to the Company's year-end, the consolidated statement of changes in stockholders' equity was adjusted for the operating results of VoiceLink for the period from October 1, 1999 and December 31, 1999, which is included in the consolidated results of operations in both the nine months ended June 30, 2000 and the year ended December 31, 1999 periods. The following is a summary of operating results for that period:

Revenue...................................................  $588,979
Expenses..................................................   599,705
                                                            --------
          Net loss........................................  $(10,726)
                                                            ========

     Separate revenues, net income, and related per share amounts of the Company and VoiceLink are presented in the following table.

                                                  1999         1998
                                               ----------   ----------
REVENUE:
  Multi-Link.................................  $2,217,468   $1,859,276
  VoiceLink..................................   2,371,281    2,306,660
                                               ----------   ----------
          Revenue, as reported...............   4,588,749    4,165,936
                                               ==========   ==========
NET INCOME (LOSS):
  Multi-Link.................................     391,259     (167,617)
  VoiceLink..................................     109,812       40,440
                                               ----------   ----------
          Net (loss), as reported............  $  501,071   $ (127,177)
                                               ==========   ==========

     Effective May 1, 2000, the Company acquired the remaining outstanding capital stock of VoiceLink of Florida, Inc., a provider of advanced voice messaging services to businesses in Ft. Lauderdale, Florida.
VoiceLink had previously owned 50% of the outstanding share capital of VoiceLink of Florida, Inc. and VoiceLink of Florida, Inc. had been accounted for under the equity method of accounting. The equity income (loss) of VoiceLink of Florida, Inc. was not significant to the Company. The purchase price for the remaining 50% of outstanding share capital of VoiceLink of Florida, Inc. was $132,000 which was paid through the issuance of 12,000 restricted common shares of the Company's common stock. The acquisition was accounted for as a purchase, and, as a result, the results of VoiceLink of Florida, Inc. have been consolidated with those of the Company effective May 1, 2000.

     The following unaudited pro forma results of operations are for the Company (including VoiceLink on a pooling of interest basis) Hellyer and One Touch Communications as if the acquisitions had taken place on

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

October 1, 1998. VoiceLink of Florida has been excluded from the pro forma results of operations as result of insignificant operations.

                                                           YEAR ENDED
                                                          SEPTEMBER 30,
                                                              1999
                                                          -------------
Revenues................................................   $14,675,754
                                                           ===========
Net loss................................................   $(3,854,562)
                                                           ===========
Loss per share..........................................   $     (1.28)
                                                           ===========
Weighted average shares outstanding.....................     3,007,198
                                                           ===========

3. PROPERTY AND EQUIPMENT:

     Property and equipment comprise the following:

                                                              SEPTEMBER 30,    JUNE 30,
                                                                  1999           2000
                                                              -------------   ----------
Motor vehicles..............................................   $   55,560     $  106,163
Plant and equipment.........................................       45,709         47,809
Computer equipment..........................................      190,903      1,113,151
Furniture and fixtures......................................       57,160        317,666
Real estate.................................................           --        104,729
Leasehold improvements......................................           --        117,826
Voice messaging equipment...................................    1,595,022      3,448,614
                                                               ----------     ----------
                                                                1,944,354      5,255,958
Accumulated depreciation....................................     (371,919)      (616,690)
                                                               ----------     ----------
                                                               $1,572,435     $4,639,268
                                                               ==========     ==========

     Depreciation expense for the years ended September 30, 1998 and 1999 and for the nine months ended June 30, 1999 and 2000 was $159,926, $139,714, $105,634 and $295,788, respectively.

4. INTANGIBLE ASSETS:

     Intangible assets comprise the following:

                                                             SEPTEMBER 30,    JUNE 30,
                                                                 1999           2000
                                                             -------------   -----------
Goodwill...................................................   $  332,570     $ 5,923,066
Subscriber accounts........................................      930,527       1,499,602
Non-compete agreement......................................      175,000         864,733
Consulting agreement.......................................           --         275,892
Other......................................................           --          42,860
                                                              ----------     -----------
                                                               1,438,097       8,606,153
Amortization...............................................     (663,517)     (1,361,125)
                                                              ----------     -----------
                                                              $  774,580     $ 7,245,028
                                                              ==========     ===========

     Amortization expense for the years ended September 30, 1998 and 1999 and for the nine months ended June 30, 1999 and 2000 was $81,674, $231,024, $155,458 and $697,608, respectively.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

5. NOTES PAYABLE AND LONG-TERM DEBT:

     Notes payable and long-term debt consist of the following:

                                                              SEPTEMBER 30,   JUNE 30,
                                                                  1999          2000
                                                              -------------   --------
RELATED PARTIES:
Notes payable to a stockholder/director of the Company, with
  10% interest, payable on demand. This note is
  unsecured.................................................     $17,569       $  --
                                                                 =======       =====

     Total interest expense to related parties for the years ended September 30, 1998 and 1999 was $23,381 and $376,344, respectively.

                                                              SEPTEMBER 30,    JUNE 30,
                                                                  1999           2000
                                                              -------------   ----------
OTHER
Communications has entered into various loan agreements to
purchase motor vehicles, computer and voice messaging
equipment. The loans require varying monthly payments and
mature through June 2003. Interest is charged at rates
between 12.5% and 13.9%. The loans are collateralized by the underlying assets and are personally guaranteed by certain
officers/directors/stockholders of the Company..............    $ 491,435     $       --
Line-of-credit to a commercial lender (the Westburg Loan)
for $2,150,000. Interest charged at 3% above prime (11.25%
as of September 30, 1999) with monthly payments of interest
only through October 2001 after which date monthly principal and interest payments are to be made on the basis of a
10-year amortization with all unpaid principal and accrued
interest due October 2003. This note is collateralized by
all the assets of the Company Under the terms of the
Westburg Loan, the Company is required to maintain certain
financial ratios and has certain other restrictions
including limits on total indebtedness, payment of
dividends, and capital expenditures.........................       10,000      1,210,000
A 10-year SBA guaranteed, variable rate promissory note
repayable in monthly installments maturing April 2005
bearing interest at prime plus 2%, collateralized by
equipment...................................................      366,940             --
A 5-year equipment lease to purchase voice messaging
equipment repayable in monthly installments maturing
December 2002 bearing interest at 11.25%, collateralized by
equipment...................................................       81,119             --
11 leasing and loan arrangements to finance the purchase of
equipment. The term of these facilities are from 36 to 60
months at interest rates of between 9.25% and 10.5%
collateralized by the underlying assets.....................           --      2,726,059
A margin facility of $430,000 collateralized by the
Company's investments. Interest is charged at 8.75% and the
facility has no specified term..............................           --        409,079
A 20-year real estate loan, repayable in March 2020, at an
interest rate of 9.77% collateralized by the underlying
asset.......................................................           --         76,314
                                                                ---------     ----------
                                                                  949,494      4,421,452
Less current portion........................................     (233,329)      (637,759)
                                                                ---------     ----------
                                                                $ 716,165     $3,783,693
                                                                =========     ==========

     In August 2000, the Company entered into a $300,000 48 month lease, with an effective interest rate of 10.77%, to refinance certain equipment.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

     Principal payments on the above obligations at September 30, 1999 are due as follows:

                                                   RELATED
SEPTEMBER 30,                                      PARTIES    OTHER
-------------                                      -------   --------
2000.............................................  $17,569   $233,329
2001.............................................       --    262,000
2002.............................................       --    220,514
2003.............................................       --    101,825
2004.............................................       --     89,964
Thereafter.......................................       --     41,862
                                                   -------   --------
                                                   $17,569   $949,494
                                                   =======   ========

     Principal payments on the above obligations at June 30, 2000 are due as follows:

JUNE 30,
--------
2001.....................................................  $  637,759
2002.....................................................   1,102,915
2003.....................................................     748,571
2004.....................................................   1,752,972
2005.....................................................     111,170
Thereafter...............................................      68,065
                                                           ----------
                                                           $4,421,452
                                                           ==========

6. COMMITMENTS:

     As of September 30, 1999, the Company leased certain equipment under lease agreements classified as operating leases. Minimum future equipment and office rental payments are as follows:

2000......................................................  $132,449
2001......................................................   166,870
2002......................................................   124,535
2003......................................................   106,285
2004......................................................   107,547
Thereafter................................................   161,321
                                                            --------
                                                            $799,007
                                                            ========

     As described in Note 2, the Company acquired several entities subsequent to September 30, 1999. Facility leases associated with these acquisitions are as follows:

PROPERTY                                                   EXPIRATION DATE   ANNUAL RENT
--------                                                   ---------------   -----------
Indianapolis.............................................  April 2005         $431,628
Raleigh..................................................  June 2001            49,200
Atlanta..................................................  May 2002             48,636
Fort Lauderdale..........................................  September 2005       10,824
                                                                              --------
                                                                              $540,288
                                                                              ========

     Rent expense for the period for the years ended September 30, 1998 and 1999 and for the nine months ended June 30, 1999 and 2000 was $69,348, $82,475, $48,595, and $308,758, respectively.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

7. STOCKHOLDERS' EQUITY:

     Preferred Stock -- The Company has the authority to issue 5,000,000 shares of preferred stock. The Board of Directors has the authority to issue such preferred stock in series and determine the rights and preferences of the shares.

     Common Stock -- During 1997, the Company declared a 200 for 1 stock split. The Company also declared a 3 for 5 reverse stock split effective in February 1999. Accordingly, all amounts for common stock reflected in the financial statements and accompanying notes reflect the effect of these splits.

     In November 1998, the Company completed a private placement of 150,000 shares and 75,000 warrants for gross proceeds of $590,000 cash and $35,000 debt conversion. Net proceeds of the private placement and debt conversion were $385,901.

     In May 1999, the Company completed an initial public offering of 1,380,000 shares and 1,380,000 warrants for the purchase of 690,000 shares of common stock for gross proceeds of $8,280,000. Net proceeds of the initial public offering were $6,859,392.

     As described in Note 2, during the nine months ended June 30, 2000, the Company issued common stock in connection with four acquisitions.

     On May 15, 2000, 40,123 shares of common stock were issued for $105,172 under the terms of the Company's approved stock option plan.

     On June 30, 2000, 104,439 shares of common stock, together with a five-year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $14.3625, were issued to Glenayre Technologies, Inc. (Glenayre) for a total purchase price of $1 million. As part of this transaction, the Company contracted to purchase not less than $2.5 million of messaging equipment from Glenayre over the next three years at standard list price. To fund part of these contracted purchases, $800,000 of the $1 million stock purchase consideration is retained in an escrow account. The proceeds of the stock issue were received subsequent to June 30, 2000. Accordingly, the proceeds have been recorded in the balance sheet of June 30, 2000 as subscription receivable.

     Warrants -- During fiscal 1998, the Company issued "A" warrants for the purchase of 36,000 shares of common stock to an entity in consideration for converting part of its debt with the Company into 72,000 shares of common stock. These warrants expire May 2001 and are exercisable at $4.17 per share. The Company also issued a warrant for the purchase of 150,000 shares of common stock to the lender in consideration for advancing the Westburg Loan (see Note 5). The expiration date of the warrant will be earlier of (i) the date all amounts are repaid under the Westburg Loan, (ii) the date of the sale of the Company or substantially all of its assets, (iii) the effective date of a registration statement filed under the Securities Act in connection with a $5,000,000 or greater firm commitment underwriting for common stock of the Company at a price greater than $8.17 per share, or (iv) October 21, 2003. The warrant is exercisable at $4.17 per share.

     In connection with the private placement and debt conversion in November 1998, the Company issued "A" warrants to purchase 75,000 shares of common stock. These warrants are currently exercisable at $4.17 per share. The warrants expire in May 2001 and are redeemable under certain circumstances by the Company.

     In November 1998, the placement agent of the private placement and its nominees were issued "A" warrants and "B" warrants to purchase 15,000 and 7,500 shares of common stock, respectively, at $5.00 and $4.17 per share. The warrants are exercisable under the same terms as the warrants issued in the private placement. The placement agent options are exercisable after November 1999 and expire in November 2003. In May 1999, two of the placement agent's nominees agreed to cancel warrants to purchase a total of 11,340 shares of common stock.

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

     In connection with the initial public offering in May 1999, the Company issued 1,380,000 "C" warrants. Two warrants are exercisable to purchase one share of common stock for an exercise price of $9.00 per share during the three years ended May 14, 2002, subject to the Company's redemption rights.

     In May 1999, the underwriter to the initial public offering was issued warrants to subscribe for 120,000 units at $7.68 per unit. Each unit comprises one common share and one warrant. Two of the warrants within the units are exercisable to purchase one share of common stock for an exercise price of $11.52. Warrants within the units only become issued when the warrants for the units are exercised.

     In February 2000, warrants to purchase 150,000 shares of common stock at exercise prices between $14.00 and $25.00 per share were issued to an entity in connection with advisory services to be provided in connection with the identification of an underwriter for a public offering. The warrants become exercisable immediately upon the successful completion of an offering. The expiration date of the warrants is March 20, 2002. In the event that an offering is not successfully completed before September 20, 2000, the Company may cancel the warrants. The entity was not responsible for identifying the underwriter (see note 9) and has agreed that the warrants will be cancelled on September 20, 2000.

     On June 30, 2000, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $14.3625 to Glenayre as part of the transaction described above. The warrants expire in June 2005.

     Stock Options -- In 1997, the Company adopted a stock option plan (the "Plan") that authorized the issuance of up to 300,000 shares of common stock. The number of shares of common stock within the plan was subsequently increased to 800,000. Pursuant to the Plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended) or "nonqualified stock options."

     Incentive and nonqualified stock options shall be granted at fair market value, to be determined by the Board of Directors, at the date of grant (except for holders of more than 10% of common stock, in which case the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options shall not exceed ten years and the vesting date is determined by the Board of Directors. As of September 30, 1999, the Company had granted options under the Plan to purchase 277,830 shares, of which 50,760 options have been exercised and 16,440 have been forfeited or canceled.

     The following is a table of activity under the Plan:

                                                                                          NINE MONTHS ENDED
                                               FISCAL 1998            FISCAL 1999           JUNE 30, 2000
                                           --------------------   --------------------   --------------------
                                                       WEIGHTED               WEIGHTED               WEIGHTED
                                                       AVERAGE                AVERAGE                AVERAGE
                                            NUMBER     EXERCISE    NUMBER     EXERCISE    NUMBER     EXERCISE
                                           OF SHARES    PRICE     OF SHARES    PRICE     OF SHARES    PRICE
                                           ---------   --------   ---------   --------   ---------   --------
Outstanding, beginning of year...........   101,355     $0.105     154,665     $1.384     210,630    $ 4.207
  Granted:
     Employees and others................    25,200      2.450      30,335       6.00      20,000      6.625
     Employees and others................    35,490      4.167      83,200       6.50     151,000       8.50
     Employees...........................        --         --          --         --      20,000       9.35
     Employees...........................        --         --          --         --     126,750      12.00
     Employees...........................        --         --          --         --          --         --
  Exercised..............................        --         --     (50,760)     0.492     (40,123)      2.62
  Forfeited/Canceled.....................    (7,380)     0.943      (6,810)     3.703      (5,010)      6.85
                                            -------                -------                -------
Outstanding, end of period...............   154,665     $1.384     210,630     $4.207     483,247    $  8.01
                                            =======                =======                =======

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

     For all options granted during fiscal 1998 and 1999, and the nine months ended June 30, 2000, the weighted average market price of the Company's common stock on the grant date was approximately equal to the weighted average exercise price. Because the shares were not registered and publicly traded during 1998 and part of 1999, for the purpose of pricing the grants, the fair market value of the Company's common stock was determined by the Company's management and the Board of Directors. In May 1999, the Company's shares were registered and became publicly traded. The market prices of the Company's shares underlying the options granted subsequent to that time ranged from $6.50 to $14.25.

     The weighted average contractual life for all options as of September 30, 1999 was approximately 8 years, with the exercise prices ranging from $.017 to $6.50. At September 30, 1999, options for 17,670 shares were exercisable and options for the remaining shares become exercisable pro rata through fiscal 2002. If not previously exercised, options outstanding at September 30, 1999, will expire as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                               NUMBER     EXERCISE
FISCAL YEAR                                                   OF SHARES    PRICE
-----------                                                   ---------   --------
2004........................................................    20,000     $6.000
2007........................................................    49,425      0.040
2008........................................................    47,670      3.384
2009........................................................    93,535      6.445
                                                               -------
                                                               210,630     $4.207
                                                               =======

     Pro Forma Stock-Based Compensation Disclosures -- The Company applies APB Opinion 25 and related interpretations in accounting for its stock options which are granted to employees. Accordingly, no compensation cost has been recognized for grants of options to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would have been reduced to the pro forma amount indicated below.

                                                                  YEARS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
Net income (loss) applicable to common shareholders:
  As reported...............................................  $(127,177)  $501,071
  Pro forma.................................................   (143,593)   427,812
Net income (loss) per common share
  As reported...............................................  $   (0.07)  $   0.19
  Pro forma.................................................      (0.08)      0.16

     For purposes of this disclosure, the weighted average fair value of the options granted was $1.12 and $1.64 in fiscal 1998 and 1999, respectively. The fair value of each employee option granted in fiscal year

                      MULTI-LINK TELECOMMUNICATIONS, INC.

          (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 IS UNAUDITED)

1998 and 1999, was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                           YEARS ENDED
                                                          SEPTEMBER 30,
                                                          -------------
                                                          1998    1999
                                                          -----   -----
Expected volatility.....................................     0%   34.8%
Risk-Free interest rate.................................   5.6%    5.0%
Expected dividends......................................    --      --
Expected terms (in years)...............................     4       2

8. INCOME TAXES:

     The Company's actual effective tax rate differs from U.S. Federal corporate income tax rate of 34% as follows:

                                                               YEARS ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1998    1999
                                                              -----   -----
Statutory rate..............................................  (34.0)%  34.0%
State income taxes, net of Federal income tax benefit.......   (3.3)%   3.3%
Increase (reduction) in valuation allowance related to net
  operating loss carryforwards and change in temporary
  differences...............................................   25.3%  (49.3)%
                                                              -----   -----
                                                                (12)%   (12)%
                                                              =====   =====

     The components of the net deferred tax asset recognized as of September 30 are as follows:

                                                                1998         1999
                                                              ---------   -----------
Long-term deferred tax assets (liabilities):
  Net operating loss carryforwards..........................  $ 756,000   $   862,000
  Goodwill..................................................     96,000       115,000
  Capitalized subscriber accounts...........................    (86,000)      261,000
  Other.....................................................    (45,000)       36,000
  Valuation allowance.......................................   (721,000)   (1,274,000)
                                                              ---------   -----------
          Net long-term deferred tax asset..................  $      --   $        --
                                                              =========   ===========

     The Company currently has a net operating loss carryforward for Federal tax purposes of approximately $2,310,000, which, unless utilized, expires from 2011 through 2018. Certain of the loss carryforwards are subject to restrictions as a result of the completion of the initial public offering in May 1999 (see Note
7).

9. PUBLIC OFFERING:

     Letter of Intent for a Public Offering -- The Company is preparing for a public offering to provide gross proceeds to the Company of approximately $15,000,000. The Company will also sell to the representative of the underwriters at the close of the public offering, at a total purchase price of $100, 80,000 warrants to purchase 40,000 shares of common stock. The underwriters' warrants will be exercisable for four years beginning one year after the effective date of the registration statement. The letter of intent is subject to change and cancellation by either party.

                          INDEPENDENT AUDITOR'S REPORT

To: The Board of Directors of the
    Hellyer Communications Services, Inc.
    Indianapolis, Indiana

     We have audited the accompanying balance sheets of Hellyer Communications, Inc. as of October 31, 1998 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for years ended October 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hellyer Communications, Inc. as of October 31, 1998 and 1999, and the results of its operations and its cash flows for years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedules of Selling, General and Administrative Expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            /s/ ROBERT C. TEIPEN
                                            Robert C. Teipen, PC.
                                            Certified Public Accountants

January 12, 2000

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                                 BALANCE SHEETS
                           OCTOBER 31, 1998 AND 1999
                       (SEE INDEPENDENT AUDITOR'S REPORT)

                                                                 1998         1999
                                                              ----------   -----------
                                        ASSETS
Current assets
  Cash and Cash Equivalents.................................  $  153,783   $    26,698
  Accounts Receivable -- Trade..............................     643,894        63,960
  Inventory.................................................     160,492        22,389
  Note Receivable -- Shareholder............................     194,141             0
  Prepaid Expenses..........................................         200             0
  Advances to Employees.....................................         370             0
                                                              ----------   -----------
          Total current assets..............................   1,152,880       113,047
                                                              ----------   -----------
Property and equipment
  Office Equipment..........................................     642,381       661,923
  Automobiles...............................................      62,164        13,877
  Answering Service Equipment...............................     182,887       182,887
  Computer Equipment........................................   1,840,622     2,389,056
                                                              ----------   -----------
                                                               2,728,054     3,247,743
  Less: Accumulated Depreciation............................   1,041,616     1,561,607
                                                              ----------   -----------
          Total property and equipment -- net...............   1,686,438     1,686,136
                                                              ----------   -----------
Other assets
  Subscribers List..........................................     991,587             0
  Escrow Deposit............................................      15,000             0
  Non-Compete Agreement.....................................       2,000             0
  Trade Name................................................       5,000             0
                                                              ----------   -----------
                                                               1,013,587             0
  Less: Accumulated Amortization............................     291,136             0
                                                              ----------   -----------
          Total other assets -- net.........................     722,451             0
                                                              ----------   -----------
          Total assets......................................  $3,561,769   $ 1,799,133
                                                              ==========   ===========

                    LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities
  Accounts Payable -- Trade.................................  $  263,787   $ 1,250,662
  Accounts Payable -- Related Parties.......................           0       325,997
  Accrued Expenses..........................................      91,832       887,657
  Accrued Taxes.............................................      48,479       356,813
  Customer Deposits.........................................     170,858       155,956
  Current Portion of Capital Leases.........................     288,280       417,232
  Current Portion of Long Term Debt.........................     552,845       877,423
  Current Portion of Long Term Debt -- Related Party........           0        58,500
                                                              ----------   -----------
          Total current liabilities.........................   1,416,081     4,330,240
                                                              ----------   -----------
Commitments (Notes 3 and 4)
Long term liabilities
  Long Term Capital Leases, Less Current Portion............   1,038,462     1,479,503
                                                              ----------   -----------
          Total long term liabilities.......................   1,038,462     1,479,503
                                                              ----------   -----------
          Total liabilities.................................   2,454,543     5,809,743
                                                              ----------   -----------
Shareholder's equity (Deficit)
  Common Stock, No Par Value, 2,000 Shares Authorized, 1,100
     Shares Issued and Outstanding..........................       1,100         1,100
  Retained Earnings -- (Accumulated Deficit)................   1,106,126    (4,011,660)
                                                              ----------   -----------
          Total shareholder's equity (Deficit)..............   1,107,226    (4,010,560)
                                                              ----------   -----------
          Total liabilities and shareholder's equity
            (Deficit).......................................  $3,561,769   $ 1,799,183
                                                              ==========   ===========

                 See Accompanying Notes to Financial Statements

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1999
                       (SEE INDEPENDENT AUDITOR'S REPORT)

                                                                 1998          1999
                                                              -----------   -----------
Revenue
  Services..................................................  $ 8,611,364   $ 7,181,663
  Paging Equipment Sales....................................    1,566,049     1,718,959
                                                              -----------   -----------
          Total revenue.....................................   10,177,413     8,900,622
                                                              -----------   -----------
Cost of goods sold
  Cost of Services..........................................    2,125,847     2,598,328
  Cost of Paging Equipment..................................      477,436       583,548
                                                              -----------   -----------
          Total cost of goods sold..........................    2,603,283     3,181,876
                                                              -----------   -----------
  Gross margin..............................................    7,574,130     5,718,746
Selling, general and administrative expenses -- Schedule
  B-1.......................................................    7,077,752    10,064,884
                                                              -----------   -----------
  Operating income (Loss)...................................      496,378    (4,346,138)
                                                              -----------   -----------
Other Income (Expense)
  Interest Income...........................................       31,833         8,458
  Interest Expense..........................................     (151,746)     (219,056)
                                                              -----------   -----------
          Total other income (Expense)......................     (119,913)     (210,598)
                                                              -----------   -----------
Net income (Loss)...........................................  $   376,465   $(4,556,736)
                                                              ===========   ===========

                 See Accompanying Notes to Financial Statements

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                           OCTOBER 31, 1998 AND 1999
                       (SEE INDEPENDENT AUDITOR'S REPORT)

                                                                         RETAINED
                                                                         EARNINGS
                                                              COMMON   (ACCUMULATED
                                                              STOCK      DEFICIT)
                                                              ------   ------------
Balances at November 1, 1997................................  1,100    $ 1,435,730
Net Income..................................................      0        376,465
Distributions to Shareholder................................      0       (706,069)
                                                              -----    -----------
Balances at October 31, 1998................................  1,100      1,106,126
Net Income (Loss)...........................................      0     (4,556,736)
Distributions to Shareholder................................      0       (561,052)
                                                              -----    -----------
Balances at October 31, 1999................................  1,100    $(4,011,662)
                                                              =====    ===========

                 See Accompanying Notes to Financial Statements

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1999
                       (SEE INDEPENDENT AUDITOR'S REPORT)

                                                                 1998          1999
                                                              -----------   -----------
Cash flows from operating activities
  Cash Received from Customers..............................  $10,110,675   $ 9,480,556
  Cash Paid to Suppliers and Others.........................   (8,551,891)   (9,667,912)
  Interest Received.........................................       31,833         8,458
  Other Operating Receipts..................................        9,264             0
  Interest Paid.............................................     (151,746)      (73,836)
                                                              -----------   -----------
          Net cash provided by (used in) operating
            activities......................................    1,448,135      (252,734)
                                                              -----------   -----------
Cash flows from investing activities
  Payments for Purchases of Equipment.......................   (1,679,111)     (639,445)
  Proceeds from Repayment of Shareholder Note...............       77,648       194,141
                                                              -----------   -----------
          Net cash provided by (used in) investing
            activities......................................   (1,601,463)     (445,304)
                                                              -----------   -----------
Cash flows from financing activities
  Proceeds from Issuance of Long Term Debt..................    1,062,689       345,616
  Proceeds from Issuance of Capital Leases..................            0       921,684
  Principal Payments on Long Term Debt......................     (219,214)            0
  Principal Payments on Capital Leases......................            0      (135,297)
  Distributions to Shareholder..............................     (706,069)     (561,052)
                                                              -----------   -----------
          Net cash provided by financing activities.........      137,406       570,951
                                                              -----------   -----------
(Decrease) in cash and cash equivalents.....................      (15,922)     (127,087)
Cash and cash equivalents -- beginning of year..............      169,705       153,783
                                                              -----------   -----------
Cash and cash equivalents -- end of year....................  $   153,783   $    26,696
                                                              ===========   ===========
Reconciliation of net income (loss) to net cash provided by
  (used in) operating activities
  Net Income (Loss).........................................  $   376,465   $(4,556,734)
                                                              -----------   -----------
  Adjustments to Reconcile Net Income (Loss) to Net Cash
     Provided by (Used in) Operating Activities
     Depreciation and Amortization..........................      370,612       434,869
     Loss on Impairment of Assets...........................      304,296       733,397
     (Increase) Decrease in:
       Accounts Receivable -- Trade.........................     (378,494)      579,934
       Accounts Receivable -- Related Parties...............      311,760             0
       Inventory............................................      202,237       138,103
       Prepaid Expenses.....................................       26,380        15,200
       Advances to Employees................................         (229)          370
     Increase (Decrease) in:
       Accounts Payable -- Trade............................      197,850       986,875
       Accounts Payable -- Related Parties..................            0       325,997
       Accrued Taxes and Expenses...........................       27,994     1,104,159
       Customer Deposits....................................        9,264       (14,902)
                                                              -----------   -----------
          Total Adjustments.................................    1,071,670     4,304,002
                                                              -----------   -----------
          Net cash provided by (used in) operating
            activities......................................  $ 1,448,135   $  (252,732)
                                                              ===========   ===========

                 See Accompanying Notes to Financial Statements

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                         NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1999 AND 1998
                       (SEE INDEPENDENT AUDITOR'S REPORT)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General -- The Company's business lines currently include telephone answering services, leasing and servicing of paging equipment and commercial and residential voice mail services in Central Indiana, Northern Illinois, and Southern Michigan.

     Cash and Cash Equivalents -- The Company considers all temporary investments which are readily convertible to cash, such as certificates of deposit, commercial paper and treasury bills with original maturities of less than three months to be cash equivalents.

     Accounts Receivable -- Trade -- The allowance method is used to account for the Company's losses in the collection of accounts receivable. An allowance for bad debts, as valued by management, at October 31, 1998 and 1999 is as follows:

                                                                1998        1999
                                                              --------   ----------
Allowance for Bad Debts -- See Note 7.......................  $ 19,779   $1,271,341
                                                              ========   ==========
Bad Debt Expense -- See Note 7..............................  $943,320   $2,710,786
                                                              ========   ==========

     Inventory -- Inventory is recorded at the lower of cost (first-in, first-out method) or market. Due to the cancellation of the Ameritech contract (see Note 7), the value of the inventory at October 31, 1999, has been reduced to market value. Inventory is detailed as follows:

                                                                1998      1999
                                                              --------   -------
Pagers......................................................  $160,492   $22,389
                                                              --------   -------
          Total Inventory...................................  $160,492   $22,389
                                                              ========   =======

     Property and Equipment -- Property and Equipment are stated at cost. Provisions for depreciation are made using the straight-line method over the estimated useful lives of the assets. The major components are:

Office Equipment............................................   3-8 Years
Automobiles.................................................     5 Years
Answering Service Equipment.................................   5-8 Years
Paging Equipment............................................     5 Years
Computer Equipment..........................................   3-8 Years
Leasehold Improvements......................................    10 Years

     Expenditures for maintenance, repairs and betterments which do not materially extend the useful lives of the assets or increase the operating efficiency are charged to expense as incurred.

                                                                1998       1999
                                                              --------   --------
Depreciation Expense........................................  $300,290   $434,869
                                                              ========   ========

     Other Assets -- Intangible assets are amortized by the straight-line method over their estimated useful lives of 5 to 15 Years.

                                                               1998     1999
                                                              -------   ----
Amortization Expense........................................  $70,322    $0
                                                              =======    ==

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Impairment of Assets -- The impaired assets consist of a subscriber list, trade name, and non-compete agreement that the Company no longer plans to utilize. The Statements of Operations includes a $722,452 loss from Discontinued Operations relating to the disposal of these assets.

     Leases -- The Company accounts for non-cancelable leases that meet specified criteria similar to an installment sale as capital leases. All other leases are accounted for as operating leases.

     Income Taxes -- The Company, with the consent of the shareholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporation income taxes, the shareholder of an S Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for income taxes has been included in the financial statements.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Consideration of Credit Risk -- The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Company is related, by reason of common ownership, to Hellyer Real Estate, LLC and to Hellyer Construction, Inc.; both Companies are located in Indianapolis, Indiana. These Companies have not been included in these financial statements.

     Loan Guarantees -- Hellyer Real Estate, LLC has guaranteed certain debt of the Company to Fifth Third Bank of Central Indiana. See Note 4 for details.

     Note Receivable -- Shareholder -- Hellyer Communications, Inc. has a note receivable from the president and sole shareholder. The principal amount with accrued interest at 9% is due December 29, 2000. The note balance and the portion of interest income from the shareholder at October 31, 1998 and 1999 is:

                                                                1998       1999
                                                              --------   --------
Note Receivable from Shareholder............................  $194,141   $      0
                                                              ========   ========
Accounts Payable from Hellyer Real Estate, LLC..............  $      0   $325,997
                                                              ========   ========
Note from Hellyer Real Estate, LLC..........................  $      0   $ 58,500
                                                              ========   ========
Interest Income from Shareholder............................  $ 25,580   $ 21,310
                                                              ========   ========

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- LEASES

     Operating Leases -- Hellyer Communications, Inc. leases its facilities under a non-cancelable operating lease through Hellyer Real Estate, LLC, a related party. The payments to Hellyer Real Estate, LLC, are to be equal monthly installments equal to minimum annual rents. Future minimum lease payments for the next five years are as follows:

Years Ending October 31, 2000...............................   $  605,423
2001........................................................      651,994
2002........................................................      651,994
2003........................................................      651,994
2004........................................................      651,994
                                                               ----------
                                                               $3,213,399
                                                               ==========

                                                                1998       1999
                                                              --------   --------
Rent Expense................................................  $723,834   $716,396
                                                              ========   ========

     Capital Leases -- The following is an analysis of property under capital lease by major classes at cost value:

                                                                 1998         1999
                                                              ----------   ----------
Office Equipment............................................  $    5,772   $    5,722
Voice Mail Computers........................................   1,572,131    2,323,397
                                                              ----------   ----------
          Total Equipment Under Capital Lease...............  $1,577,853   $2,329,119
                                                              ==========   ==========

     Future capital lease payments at October 31, 1999, are as follows:

Years Ending October 31, 2000...............................   $  417,232
2001........................................................      413,162
2002........................................................      445,059
2003........................................................      404,765
2004........................................................      216,516
2005 and Thereafter.........................................            0
                                                               ----------
                                                               $1,896,734
                                                               ==========

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- LONG TERM DEBT

                                                                  1998       1999
                                                                --------   --------
Long Term Debt consists of the following:
Note Payable -- Fifth Third Bank of Central Indiana, line of credit, collateralized by the Company's assets and funds on
deposit, interest at prime plus 3% (11.00% at October 31,
1999), monthly principal payments of $12,500 plus accrued
interest, due November 1999, and personally guaranteed by
Jerry L. Hellyer, Sr. The note is currently in default due
to violation of the following covenants:
  1. Debt Service Coverage greater than 1.2-1.0
  2. Total Liabilities to Tangible Net Worth exceeds 2.2-1.0
  3. Minimum Tangible Net Worth less than $800,000..........    $552,845   $769,239
Note Payable -- Hellyer Real Estate, LLC, see Note 2 Related
Parties, due on demand......................................           0     58,500
Note Payable -- Fifth Third Bank of Central Indiana, line of credit, secured by the Company's assets and funds on
deposit, interest at 8.25%, due November 1999, and
personally guaranteed by Jerry L. Hellyer, Sr. .............           0    108,184
                                                                --------   --------
                                                                 552,845    935,923
Less: Current Maturities....................................     552,845    935,923
                                                                --------   --------
          Total Long Term Debt..............................    $      0   $      0
                                                                ========   ========

NOTE 5 -- PERMANENT IMPAIRMENTS

     In December 1998, the company abandoned the use of the name of a company whose assets it had purchased five years earlier. Those assets consisted of intangible assets such as subscriber lists and trade name. These amortizable assets were considered to be worthless when the company discontinued using the acquired name in marketing the services.

                                                                  1998       1999
                                                                --------   --------
Impairment of Assets........................................    $304,296   $733,397
                                                                ========   ========

NOTE 6 -- DISPOSAL OF PROPERTY & EQUIPMENT

     The Company moved its operations at the close of October, 1998, to its new headquarters. The Company disposed of furniture, computer equipment, and leasehold improvements, replacing those with new products.

NOTE 7 -- GOING CONCERN

     The Company has operated for a number of years under a contract with Ameritech. This contract called for Ameritech to bill Hellyer customers for services, and remit collected funds to Hellyer after withholding a fee for this service. Ameritech abruptly cancelled this service in 1999. Ameritech claimed that they had overpaid Hellyer over time and charged Hellyer back for those overpayments. Due to significant Ameritech chargebacks and the resulting inability of Hellyer to invoice customers directly in a timely manner caused the Company to lose a substantial amount of money.

     On November 17, 1999, the assets of Hellyer Communications, Inc. were purchased by Multi-Link Telecommunications, Inc. The company ceased operation as of that date. Creditors accepted a plan whereby they received a substantially discounted payment in full settlement of their liabilities to Hellyer.

                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8 -- RECLASSIFICATION

     Certain accounts relating to the prior year have been restated to conform to current year's presentation. This reclassification is due to the sale of assets of Hellyer Communications, Inc. and the new owners disposing of various intangible assets (see Notes 5 and 7). These assets were reclassed in prior years as if they had been expensed when they were acquired.

                                                                    SCHEDULE B-1
                          HELLYER COMMUNICATIONS, INC.
                             INDIANAPOLIS, INDIANA

                       SCHEDULES OF SELLING, GENERAL AND
                            ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1999
                       (SEE INDEPENDENT AUDITOR'S REPORT)

                                                                 1998         1999
                                                              ----------   -----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Wages and Taxes.............................................  $3,061,950   $ 2,713,705
Bad Debt....................................................     943,320     2,710,786
Rent and Utilities..........................................     723,834       716,396
Telephone...................................................     759,126       636,898
Depreciation and Amortization...............................     370,612       434,869
Impairment of Assets........................................     304,296       733,397
Advertising.................................................      63,644        91,076
Repairs and Maintenance.....................................      70,485       183,352
Auto Expense................................................       9,273         4,788
Travel and Entertainment....................................      53,588        30,464
Office Expense..............................................     229,448       600,299
Printing Expense............................................      46,198        37,433
Postage.....................................................     117,903        97,525
Insurance -- Casualty.......................................      20,136         7,239
Insurance -- Group..........................................     152,263       392,893
Insurance -- Life...........................................       3,428         2,006
Legal and Accounting........................................      50,708       421,237
Pension Plan................................................     (13,649)        9,582
Property Taxes..............................................      21,780       140,256
Employee Recruitment........................................      87,959        45,909
Penalties...................................................           0        53,850
Other.......................................................       1,450           924
                                                              ----------   -----------
          Total selling, general and administrative
            expenses........................................  $7,077,752   $10,064,884
                                                              ==========   ===========

                 See Accompanying Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
One Touch Communications, Inc.

     We have audited the accompanying balance sheets of One Touch Communications, Inc. (an S Corporation) at December 31, 1998 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Touch Communications, Inc. as of December 31, 1998 and 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            GIFFORD, HILLEGASS & INGWERSEN, P.C.

Atlanta, Georgia
February 22, 2000

                         ONE TOUCH COMMUNICATIONS, INC,

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999

                                                                1998       1999
                                                              --------   --------
                                     ASSETS

Current assets
  Cash......................................................  $  5,125   $  6,735
  Accounts receivable.......................................    45,960     40,651
  Advances to shareholder...................................    20,773         --
  Other current assets......................................    16,877      3,625
                                                              --------   --------
          Total current assets..............................    88,735     51,011
Property and equipment, net (Notes C, D and F)..............   279,133    173,693
Other assets
  Lease deposits............................................     4,237     14,164
                                                              --------   --------
          Total assets......................................  $372,105   $238,868
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses.....................  $ 12,100   $  2,929
  Notes payable (Note D)....................................    29,750         --
  Current portion of capital lease obligations (Note F).....    42,900     44,117
                                                              --------   --------
          Total current liabilities.........................    84,750     47,046
Capital lease obligations, less current portion (Note F)....    95,163     62,203
Stockholders' equity
  Class A common stock, voting, $1 par value
     10,000 shares authorized, 9,000 shares issued
     and outstanding........................................     9,000      9,000
  Class B common stock, nonvoting, $1 par value
     10,000 shares authorized, 1,000 shares issued..........     1,000      1,000
  Additional paid-in capital................................     7,200      7,200
  Retained earnings.........................................   175,192    112,619
  Treasury stock, 1,000 shares Class B, at cost.............      (200)      (200)
                                                              --------   --------
          Total stockholders' equity........................   192,192    129,619
                                                              --------   --------
          Total liabilities and stockholders' equity........  $372,105   $238,868
                                                              ========   ========

                            See accompanying notes.

                         ONE TOUCH COMMUNICATIONS, INC.

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1998 AND 1999

                                                                1998        1999
                                                              --------   ----------
Revenue.....................................................  $914,682   $1,186,383
Cost of services............................................   218,950      266,606
                                                              --------   ----------
  Gross profit..............................................   695,732      919,777
Operating expenses
  Salaries and benefits.....................................   292,623      341,031
  General and administrative................................   156,085      170,402
  Rent expense..............................................    51,335       49,770
  Selling and marketing.....................................    14,694       13,840
                                                              --------   ----------
          Total operating expenses..........................   514,737      575,043
                                                              --------   ----------
          Net income from operations........................   180,995      344,734
Other income (expense)
  Interest expense..........................................   (25,267)     (15,268)
  Other income..............................................    25,979       34,918
                                                              --------   ----------
          Net other income..................................       712       19,650
                                                              --------   ----------
Net income..................................................  $181,707   $  364,384
                                                              ========   ==========

                            See accompanying notes.

                         ONE TOUCH COMMUNICATIONS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1999

                                      COMMON STOCK      ADDITIONAL
                                    -----------------    PAID-IN     RETAINED    TREASURY
                                    CLASS A   CLASS B    CAPITAL     EARNINGS     STOCK       TOTAL
                                    -------   -------   ----------   ---------   --------   ---------
Balance, December 31, 1997........  $9,000    $1,000      $7,200     $ 203,485    $(200)    $ 220,485
  Net income......................      --        --          --       181,707       --       181,707
  Distributions...................      --        --          --      (210,000)      --      (210,000)
                                    ------    ------      ------     ---------    -----     ---------
Balance, December 31, 1998........   9,000     1,000       7,200       175,192     (200)      192,192
  Net income......................      --        --          --       364,384       --       364,384
  Distributions...................      --        --          --      (426,957)      --      (426,957)
                                    ------    ------      ------     ---------    -----     ---------
Balance, December 31, 1999........  $9,000    $1,000      $7,200     $ 112,619    $(200)    $ 129,619
                                    ======    ======      ======     =========    =====     =========

                            See accompanying notes.

                         ONE TOUCH COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1999

                                                                1998       1999
                                                              --------   --------
Cash flows from operating activities:
  Net income................................................  $181,707   $364,384
  Adjustments to reconcile net income to net cash provided
     by operating activities
     Depreciation and amortization..........................    93,615     92,377
     Gain on disposal of assets.............................    (4,323)   (13,061)
     Decrease (increase) in accounts receivable.............    (4,755)     5,309
     Decrease (increase) in other current assets............     5,820     13,252
     Increase in deposits...................................      (547)    (9,927)
     Increase (decrease) in accounts payable................     5,206     (9,171)
                                                              --------   --------
          Net cash provided by operating activities.........   276,723    443,163
                                                              --------   --------
Cash flows from investing activities:
  Additions to property and equipment.......................  (110,817)   (12,790)
  Proceeds from disposal of assets..........................    67,710     47,410
                                                              --------   --------
          Net cash provided (required) by investing
           activities.......................................   (43,107)    34,620
                                                              --------   --------
Cash flows from financing activities:
  Repayment of capital lease obligations....................   (34,252)   (40,239)
  Increase (decrease) in due from officer...................   (12,023)    20,773
  Principal payments on long-term debt......................   (18,494)   (29,750)
  Distributions to shareholders.............................  (210,000)  (426,957)
                                                              --------   --------
          Net cash required by financing activities.........  (274,769)  (476,173)
                                                              --------   --------
          Net increase (decrease) in cash...................   (41,153)     1,610
Cash, beginning of year.....................................    46,278      5,125
                                                              --------   --------
Cash, end of year...........................................  $  5,125   $  6,735
                                                              ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $ 25,267   $ 15,268
                                                              ========   ========
  Noncash investing and financing activities:
     Equipment purchased under capital lease obligations....  $ 24,000   $  8,496
                                                              ========   ========

                            See accompanying notes.

                         ONE TOUCH COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1999

NOTE A -- NATURE OF BUSINESS

     The Company was incorporated in the state of Georgia on November 25, 1995. The Company operates a telecommunication business in Raleigh, North Carolina.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Management Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturity dates of three months or less to be cash equivalents.

  Receivables

     The Company uses the allowance method to provide for recognition of bad debt. As of December 31, 1998 and 1999, the allowance for doubtful accounts amounted to $15,000.

  Property and Equipment

     Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Provisions for depreciation are charged to income over the estimated useful lives of the assets using the straight-line method of depreciation. The estimated useful lives are as follows:

Computer equipment and pagers..............................   3 years
Equipment and vehicles.....................................   5 years
Furniture and fixtures.....................................   7 years

  Revenue

     Revenue from sales and service is recognized when the service is delivered.

  Advertising Costs

     The Company expenses advertising costs as they are incurred.

  Income Taxes

     The Company has elected to be taxed as an S Corporation; therefore, the income tax obligations and benefits are passed through to the individual shareholders.

  Fair Value of Financial Instruments

     The carrying amounts of cash, receivables, and payables approximate fair value because of the short maturity of these instruments.

                         ONE TOUCH COMMUNICATIONS, INC.

NOTE C -- PROPERTY AND EQUIPMENT

     At December 31, 1998 and 1999, property and equipment consisted of:

                                                                1998        1999
                                                              ---------   ---------
Equipment...................................................  $ 246,449   $ 246,449
Pagers......................................................     68,291      75,744
Computer equipment..........................................     20,603      31,812
Vehicles....................................................     81,168      28,000
Furniture and fixtures......................................     13,448      13,448
                                                              ---------   ---------
                                                                429,959     395,453
Less accumulated depreciation...............................   (150,826)   (221,760)
                                                              ---------   ---------
                                                              $ 279,133   $ 173,693
                                                              =========   =========

     At December 31, 1998 and 1999 equipment includes equipment under capital leases amounting to $205,370 and $213,866 with accumulated amortization of $76,165 and $118,655, respectively.

NOTE D -- NOTES PAYABLE

     At December 31, 1998, the Company had an 8.5% note payable to a financial institution with $26,238 outstanding balance. The note was collateralized by a vehicle. In addition, the Company had an 8% note payable to a vendor with a remaining balance of $3,512. Both notes were paid in their entirety during 1999.

NOTE E -- RELATED PARTY TRANSACTIONS

     As of December 31, 1998 the Company had outstanding advances of $20,773 due from a shareholder. This amount was repaid during 1999.

     During 1999 the Company sold a vehicle to a shareholder for its net book value of $3,691.

NOTE F -- LEASE OBLIGATIONS

     The following is a schedule of future minimum rentals of equipment under capital leases, together with the present value of the net minimum lease payments as of December 31, 1999:

Year ending
  2000....................................................  $ 64,119
  2001....................................................    40,956
  2002....................................................    11,785
  2003....................................................     5,531
  2004....................................................       188
                                                            --------
  Total minimum lease payments............................  $122,579
  Less amount representing interest.......................   (16,259)
                                                            --------
  Present value of minimum lease payments.................  $106,320
                                                            ========

     The Company leases office space under a non-cancelable operating lease which expires in May 2001. The lease provides for a three year renewal option. Minimum rents due under this agreement are as follows:

Year ending
  2000.....................................................  $50,061
  2001.....................................................   21,115

                         ONE TOUCH COMMUNICATIONS, INC.

     The Company subleases a portion of its office space on a month to month basis. Rent income for 1998 and 1999 amounted to $20,892 and $21,405, respectively.

NOTE G -- SEGMENT INFORMATION

     The Company's activities are conducted in one operating segment with all activities relating to providing telecommunication services in the Raleigh, North Carolina area.

NOTE H -- SUBSEQUENT EVENTS

     Effective January 5, 2000 the Company sold substantially all of its assets and operations to Multi-Link Telecommunications, Inc. One Touch Communications, Inc. then changed its name to E&D, Inc. Current plans are to liquidate E&D, Inc. by December 2000.

NOTE I -- PENDING ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 137, the effective date is for all fiscal quarters of all fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities. Management does not believe that the adoption of this statement will be material to the financial statements.

                      MULTI-LINK TELECOMMUNICATIONS, INC.
                          HELLYER COMMUNICATIONS, INC.
                                      AND
                         ONE TOUCH COMMUNICATIONS, INC.

                                  INTRODUCTION

     The accompanying unaudited pro forma combining, condensed statement of operations combine the operations of Multi-Link Telecommunications, Inc. and subsidiaries (the Company) for the year ended September 30, 1999, the operations of Hellyer Communications, Inc. (Hellyer) (acquired on November 17, 1999) for the year ended October 31, 1999 and the operations of One Touch Communications, Inc. (One Touch) (acquired on January 6, 2000) for the year ended December 31, 1999, as if the acquisitions had been completed at the beginning of the period presented. Hellyer and One Touch were accounted for under the purchase method of accounting. Therefore, their operations from the date of acquisition are included in the Company's historical financial statements excluded elsewhere. The pro forma combining, condensed financial information has been prepared on the basis of the assumptions included in the notes to the pro forma combining, condensed financial information.

     These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the period indicated.

     The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in the document.

        MULTI-LINK TELECOMMUNICATIONS, INC. (INCLUDING VOICELINK, INC.), HELLYER COMMUNICATIONS, INC. AND ONE TOUCH COMMUNICATIONS, INC.

            PRO FORMA, COMBINING, CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                              MULTI-LINK            HELLYER          ONE TOUCH
                          TELECOMMUNICATIONS,   COMMUNICATIONS,   COMMUNICATIONS,    PRO FORMA        PRO FORMA
                                 INC.                INC.              INC.         ADJUSTMENTS       COMBINED
                          -------------------   ---------------   ---------------   ------------     -----------
Net revenues............      $4,588,749          $ 8,900,622       $1,186,383      $         --     $14,675,754
Cost of services and
  products..............         785,502            3,181,876          266,606                --       4,233,984
                              ----------          -----------       ----------      ------------     -----------
Gross margin............       3,803,247            5,718,746          919,777                --      10,441,770
Operating expenses......       2,960,026           10,064,884          540,125           413,035(a)   13,978,070
                              ----------          -----------       ----------      ------------     -----------
Operating income
  (loss)................         843,221           (4,346,138)         379,652          (413,035)     (3,536,300)
Interest expense........        (274,846)            (210,598)         (15,268)          182,450(b)     (318,262)
                              ----------          -----------       ----------      ------------     -----------
Net income (loss) before
  tax...................         568,375           (4,556,736)         364,384          (230,585)     (3,854,562)
Provision for income
  taxes.................         (67,304)                  --               --            67,304(c)           --
                              ----------          -----------       ----------      ------------     -----------
Net income (loss).......      $  501,071          $(4,556,736)      $  364,384      $   (163,281)    $(3,854,562)
                              ==========          ===========       ==========      ============     ===========
Net income (loss) per
  common share:
  Basic.................      $     0.19                  N/A              N/A               N/A     $     (1.28)
  Diluted...............      $     0.18                  N/A              N/A               N/A     $     (1.28)
Weighted average number
  of shares:
  Basic.................       2,610,480                  N/A              N/A           396,718(d)    3,007,198
  Diluted...............       2,806,563                  N/A              N/A           396,718(d)    3,007,198
                                                                                        (196,083)(e)

                      MULTI-LINK TELECOMMUNICATIONS, INC.
                          HELLYER COMMUNICATIONS, INC.
                                      AND
                         ONE TOUCH COMMUNICATIONS, INC.

              NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

(a) To reflect the amortization expense related to a consultancy agreement (2 years), a non-compete agreement (5 years) and goodwill (15 years) incurred in the acquisitions and the removal of excess compensation paid to a previous owner as follows:

DESCRIPTION                                                   PRO FORMA EXPENSE
-----------                                                   -----------------
Consulting..................................................      $ 137,947
Non-compete.................................................        137,946
Goodwill....................................................        311,628
Excess compensation.........................................       (174,486)
                                                                  ---------
                                                                  $ 413,035
                                                                  =========

     Excess compensation is based upon the elimination of compensation to previous owner who is no longer employed and who was not replaced after the acquisition.

(b) To reflect the reduction in interest expense arising from negotiated settlement and paydown of notes payable at the time of acquisitions.

(c)  To reflect the tax expense based on combined operations.

(d) To reflect the issuance of 396,718 shares for the acquisition of One Touch and consultancy and non-compete agreements related to Hellyer.

(e) To reflect the elimination of the Company's dilutive securities as a result of the antidilutive effect of the pro forma combined net loss.

------------------------------------------------------
------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY UNITS IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

SECTION                                 PAGE
-------                                 ----
PROSPECTUS SUMMARY....................     2
RISK FACTORS..........................     8
ADDITIONAL INFORMATION................    11
USE OF PROCEEDS.......................    11
PRICE RANGE OF COMMON STOCK...........    12
DIVIDEND POLICY.......................    13
CAPITALIZATION........................    14
SELECTED CONSOLIDATED FINANCIAL
  DATA................................    15
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................    17
BUSINESS..............................    24
MANAGEMENT............................    36
CERTAIN TRANSACTIONS..................    41
PRINCIPAL AND SELLING SHAREHOLDERS....    42
DESCRIPTION OF SECURITIES.............    46
UNDERWRITING..........................    50
LEGAL MATTERS.........................    52
EXPERTS...............................    52
INDEX TO FINANCIAL STATEMENTS.........   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                   MULTI-LINK
                            TELECOMMUNICATIONS, INC.

                             "KEEPING YOU IN TOUCH"

                               [MULTI-LINK LOGO]
                         1,850,000 UNITS CONSISTING OF

                        1,850,000 SHARES OF COMMON STOCK
                              AND 925,000 WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                    STIFEL, NICOLAUS & COMPANY, INCORPORATED
                             ---------------------
                                           , 2000

------------------------------------------------------
------------------------------------------------------

                                [ALTERNATE PAGE]

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2000

                      MULTI-LINK TELECOMMUNICATIONS, INC.

                             "KEEPING YOU IN TOUCH"

                               [MULTI-LINK LOGO]

                         945,000 SHARES OF COMMON STOCK

     Of the 945,000 shares of common stock offered by this prospectus, we are offering the sale of 870,000 shares of common stock to holders of warrants issued to the public and to the underwriters in our initial public offering and our registering shareholders are offering the resale of 75,000 shares of common stock issuable upon the exercise of warrants held by such registering shareholders.

     The common stock is listed under the symbol "MLNK" on the Nasdaq SmallCap Market and traded at $8.438, as of close of trading on August 30, 2000. We have applied to have our common stock listed on the Nasdaq National Market under the same symbol and anticipate that approval will occur concurrently with this offering.

     We will not receive any of the proceeds from the sale of the shares of the common stock by the registering shareholders, although we will receive proceeds from the exercise of warrants relating to the shares. On the date of this Prospectus, the SEC declared effective a registration statement for an underwritten public offering of 1,850,000 shares of common stock and 925,000 warrants and up to an additional 277,500 shares and 138,750 warrants to cover overallotments, if any.

     THESE ARE SPECULATIVE SECURITIES. INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Prospectus dated           , 2000

                                [ALTERNATE PAGE]

                                  THE OFFERING

Shares offered......................     945,000 shares of common stock

Common stock outstanding after this
  offering..........................     5,881,450 shares

Use of proceeds.....................     We intend to use the proceeds from the
                                         future exercise of the warrants, if
                                         any, for working capital and general
                                         corporate purposes.

Risk Factors........................     The common stock offered hereby involve
                                         a high degree of risk. See "Risk
                                         Factors."

Nasdaq Small Cap Market symbol (and
  proposed symbol for Nasdaq
  National Market)..................     MLNK

     - The shares offered consist of 870,000 shares offered by us that are issuable to the holders of warrants issued to the public and the underwriters of our initial public offering and 75,000 shares of common stock issuable upon exercise of warrants issued in a private placement. Of the shares underlying the warrants, 690,000 shares may be purchased at $9.00 per share, 120,000 may be purchased at $7.68 per share, 60,000 may be purchased at $11.52 per share, and 75,000 may be purchased at $4.17 per share.

     The number of shares of common stock to be outstanding after this offering is based on 4,084,290 shares outstanding on August 30, 2000, and assumes the issuance of 1,600,000 shares in connection with a concurrent underwritten public offering by us and 197,160 shares upon the exercise of warrants concurrently with the closing of the underwritten offering, but excluding:

     - 462,500 shares of common stock issuable upon exercise of the Series D warrants;

     - 40,000 shares of common stock issuable upon exercise of the underwriters' warrants;

     - 483,247 shares of common stock issuable upon exercise of options outstanding as of August 30, 2000;

     - 225,870 shares of common stock reserved for future grants under our amended and restated stock option plan; and

     - 1,045,000 shares of common stock issuable upon exercise of other warrants outstanding as of August 30, the date of this prospectus.

     Unless the context indicates otherwise, use of the terms "Multi-Link," "we," or "our" in this prospectus includes our various wholly owned subsidiaries.

     Unless otherwise stated, all information in this prospectus assumes no exercise of the over-allotment option by the underwriters.

                                [ALTERNATE PAGE]

                              CONCURRENT OFFERING

     On the date of this prospectus, the SEC declared effective a registration statement for an underwritten public offering by us and selling shareholders of 1,850,000 shares of common stock and 925,000 Series D warrants. Based on our assumed offering price of $9.00 per unit, comprised of $8.50 per share and $0.50 per one-half of a Series D warrant, we will receive net proceeds of approximately $13,108,250 from the sale of the shares and Series D warrants included in the underwritten public offering, and will receive approximately $129,038 in additional net proceeds if the over-allotment option is exercised in full after payment of underwriting discounts and commissions and estimated expenses of the underwritten public offering.

                                [ALTERNATE PAGE]

               REGISTERING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     We are offering 870,000 shares of common stock issuable upon exercise of warrants issued in our initial public offering. In addition, up to 75,000 shares of common stock owned by registering shareholders, consisting of 75,000 shares underlying warrants issued in a private placement, may be offered and resold pursuant to this prospectus by the registering shareholders. We have agreed to register the public offering of the registering shareholders' shares under the Securities Act concurrently with our underwritten public offering and to pay all expenses of the public offering of the registering shareholders' shares. Except as set forth below, none of the registering shareholders nor their affiliates have ever held any position or office with us or had any other material relationship with us. We will not receive any of the proceeds from the sale of the selling shareholders' shares by the registering shareholders. The following table sets forth certain information with respect to the registering shareholders:

                                                  SHARES
                                            BENEFICIALLY OWNED
                                             PRIOR TO OFFERING    SHARES BEING     PERCENTAGE
NAME AND ADDRESS                            -------------------    REGISTERED        OWNED
OF BENEFICIAL OWNER                          NUMBER    PERCENT    IN OFFERING    AFTER OFFERING
-------------------                         --------   --------   ------------   --------------
Westburg Media Capital, L.P...............  150,000      3.4%        75,000            *
  200 First Avenue W., Suite 400
  Seattle, WA 98119

---------------

* less than one percent

     - The shares may not be sold prior to six months after the date of this prospectus pursuant to an agreement with the underwriters of our concurrent offering.

     - The shares include shares issuable upon exercise of warrants.

     - David Westburg is President and owns 37.5% of Westburg. John Weller is Chief Financial Officer and owns 37.5% of Westburg. John Hanson is a Director and owns 25% of Westburg.

     - An additional 75,000 shares are being sold by Westburg in the concurrent underwritten offering.

     The registering shareholders may from time to time sell all or a portion of the shares offered hereby in one or more transactions, on any exchange on which the common stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market, prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The registering shareholders may effect such transactions by registering their shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the registering shareholder and/or purchaser of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the registering shareholders and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither we nor the registering shareholders can presently estimate the amount of commissions or discounts, if any, that will be paid by the registering shareholders on account of their sales of the shares from time to time. The shares are subject to an agreement between the registering shareholders and the underwriters of our concurrent offering restricting the sale of the shares within six months from the date of this prospectus without prior written consent of the underwriters.

     Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, the shares may not be sold in certain states unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and satisfied.

     We will pay certain expenses in connection with this offering and the concurrent offering, estimated to be approximately $400,000, but will not pay for any underwriting commissions and discounts, if any, or counsel fees or expenses of the registering shareholders. We have agreed to indemnify the registering

                                [ALTERNATE PAGE]

shareholders, and their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act.

     The registering shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including liabilities under the Securities Act. The registering shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Exchange Act in connection with sales of the shares.

                                [ALTERNATE PAGE]

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

SECTION                                 PAGE
-------                                 ----
PROSPECTUS SUMMARY....................    2
RISK FACTORS..........................    7
ADDITIONAL INFORMATION................   10
USE OF PROCEEDS.......................   10
PRICE RANGE OF COMMON STOCK...........   11
DIVIDEND POLICY.......................   12
CAPITALIZATION........................   13
SELECTED CONSOLIDATED FINANCIAL
  DATA................................   14
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF
  OPERATIONS..........................   16
BUSINESS..............................   23
MANAGEMENT............................   34
CERTAIN TRANSACTIONS..................   40
PRINCIPAL SHAREHOLDERS................   40
DESCRIPTION OF SECURITIES.............   45
REGISTERING SHAREHOLDERS AND PLAN OF
  DISTRIBUTION........................   48
LEGAL MATTERS.........................   50
EXPERTS...............................   50
INDEX TO FINANCIAL STATEMENTS.........  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                   MULTI-LINK
                            TELECOMMUNICATIONS, INC.

                             "KEEPING YOU IN TOUCH"

                               [MULTI-LINK LOGO]
                         945,000 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------
                                           , 2000

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-109-102 of the Colorado Business Corporation Act permits a Colorado corporation to indemnify any director against liability if such person acted in good faith and, in the case of conduct in an official capacity with the corporation, that the director's conduct was in the corporation's best interests and, in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation or, with regard to criminal proceedings, the director had no reasonable cause to believe the director's conduct was unlawful.

     Section 7-109-102 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation, a Colorado corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     Article V.A. of Multi-Link's Restated Articles of Incorporation, incorporated by reference as Exhibit 3.1, hereto, provides that Multi-Link shall indemnify, to the maximum extent permitted by law, any person who is or was a director or officer of Multi-Link, and may indemnify any other person, against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at Multi-Link's request. Multi-Link shall further have the authority, to the maximum extent permitted by law, to purchase and maintain insurance providing such indemnification, advance expenses to persons indemnified by Multi-Link, and provide indemnification to any person by general or specific action of the board of directors, the bylaws of Multi-Link, contract or otherwise.

     Article V.B. of Multi-Link's Restated Articles of Incorporation, incorporated by reference as Exhibit 3.1, hereto, provides that no director of Multi-Link shall have any personal liability to Multi-Link or its shareholders for monetary damages for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to Multi-Link or to its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to Multi-Link or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution which, after giving effect to the distribution, would result in (a) Multi-Link not being able to pay its debts as they become due, or (b) Multi-Link's total assets being less than the sum of its total liabilities plus amounts needed to satisfy preferential rights upon dissolution of Multi-Link, but only if it is established that the director did not perform his duties in good faith, with the care of an ordinary prudent person in a like position under similar circumstances, and in a manner he believed to be in the best interests of Multi-Link, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of this paragraph; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Article V.B. also provides that if the Colorado Business Corporation Act is amended or superseded and such amendment or superseding statute eliminates or limits further, or allows Multi-Link to eliminate or limit further, the liability of a director, then in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended, or such superseding statute. Nothing contained in Article V.B. is to be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

     Section 9(2) of the form of underwriting agreement filed as Exhibit 1.1 hereto provides that the underwriter agrees to indemnify and hold harmless Multi-Link, each director of Multi-Link, each officer of Multi-Link who has signed the registration statement, each other person, if any, who controls Multi-Link within the meaning of Section 15 of the Securities Act of 1933 or
Section 20(a) of the Securities Exchange Act of 1934 with respect to statements or omissions, if any, made in any preliminary prospectus, the registration statement or the prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to Multi-Link with respect to the underwriters, by or on behalf of the underwriters expressly for inclusion in any such document. Section 9(4) provides for contribution in circumstances where the indemnity provisions are unavailable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses payable by us in connection with the issuance and distribution of the securities being registered hereby are as follows:

SEC Registration Fee........................................  $  8,567
NASD Filing Fee.............................................     3,743
Nasdaq National Market Filing Fee...........................    61,875
Accounting Fees and Expenses................................    50,000*
Legal Fees and Expenses.....................................    75,000*
Representative's Non-Accountable Expense Allowance..........    75,000
Printing, Freight and Engraving.............................    75,000*
Miscellaneous...............................................    50,815*
                                                              --------
          Total.............................................  $400,000
                                                              ========

---------------

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The following is information as to all securities of Multi-Link sold by Multi-Link within the past three years that were not registered under the Securities Act of 1933, as amended ("1933 Act").

          (a) In January 1998, Multi-Link issued 7,454 shares of its common stock to Robert and Lynne Williams on conversion of a $20,000 loan. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Such persons represented to Multi-Link that they acquired the shares for their own account and not with a view to distribution and that they had available to them all material information concerning Multi-Link. The certificates evidencing the shares bear a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (b) In September 1998, Multi-Link issued 36,000 Series A Warrants and 72,000 shares of common stock to CS Capital Corp. in consideration for conversion of outstanding debt. The warrants are exercisable at $4.17 per share. Multi-Link issued the shares and warrants in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. CS Capital Corp. had available to it all material information concerning Multi-Link. The certificate evidencing the warrants bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (c) In September 1998, Multi-Link issued warrants to purchase 150,000 shares of its common stock at an exercise price of $4.17 per share to Westburg Media Capital LLP in connection with a $2,100,000 term credit facility furnished by Westburg to Multi-Link. The expiration date of the warrants is the earlier of: (i) the date all amounts are repaid under the Westburg loan, (ii) the date of the sale of Multi-Link or substantially all of its assets, (iii) the effective date of a registration statement filed under the 1933 Act in connection with a firm commitment underwriting for common stock of Multi-Link seeking to raise gross proceeds of at least $5,000,000 at a price of not less than $8.33 per share or (iv) October 21, 2003. Multi-Link issued the warrants in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Westburg had available to it all material information concerning Multi-Link. The certificate evidencing the warrants bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (d) In November 1998, Multi-Link issued 150,000 shares of its common stock and 75,000 Series A Common Stock purchase warrants to various investors in a private placement that raised a total of

     $625,000 before issue expenses. The warrants are exercisable at $4.17 per share. Multi-Link issued the shares and warrants in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Each purchaser represented to Multi-Link that they had acquired the shares and warrants for their own account and not with a view to distribution and that they had available to them all material information concerning Multi-Link. The certificates evidencing the shares and warrants bear a restrictive legend under the 1933 Act. No underwriter was involved in the transaction. Spencer Edwards Investments Inc. acted as placement agent and received warrants to purchase 11,160 shares of common stock.

          (e) In November 1999, Multi-Link issued 150,000 shares of its common stock to Jerry L. Hellyer in connection with consulting and non-compete agreements entered into by Mr. Hellyer at the time Multi-Link acquired the business and assets of Hellyer Communications, Inc. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Mr. Hellyer represented to Multi-Link that he acquired the shares for his own account and not with a view to distribution and that he had available to him all material information concerning Multi-Link. Mr. Hellyer also represented that he was a sophisticated investor with the ability to determine the suitability of an investment in the common stock. The certificate evidencing the shares bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (f) In January 2000, Multi-Link issued 246,718 shares of its common stock to One Touch Communications, Inc. upon acquisition of its assets by Multi-Link. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. One Touch represented to Multi-Link that it acquired the shares for its own account and not with a view to distribution and that it had received all material information concerning Multi-Link. One Touch also represented that it was a sophisticated investor with the ability to determine the suitability of an investment. The certificate evidencing the shares bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (g) In February 2000, Multi-Link issued warrants to purchase 150,000 of its shares of common stock at exercise prices between $14.00 and $25.00 per share to Genesis Select, Inc. in connection with advisory services to be provided in connection with the identification of an underwriter for a secondary offering. Multi-Link issued the warrants in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Genesis had available to it all material information concerning Multi-Link. The certificate evidencing the warrants bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction. The warrant will be cancelled on September 20, 2000 in accordance with our agreement with Genesis.

          (h) In March 2000, Multi-Link issued 390,216 shares of its common stock to Mr. L. Van Page, and 16,272 to Mr. Larry Mays upon acquisition of all of the outstanding common stock of VoiceLink Inc. by Multi-Link. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Such persons represented to Multi-Link that they acquired the shares for their own account and not with a view to distribution and that they had available to them all material information concerning Multi-Link. Such persons also represented that they were sophisticated investors with the ability to determine the suitability of an investment in the common stock. The certificates evidencing the shares bear a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (i) On May 26, 2000, Multi-Link issued 12,000 shares of its common stock to Mr. Robert Thomas upon acquisition of his 50% equity interest in VoiceLink of Florida, Inc. by Multi-Link. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D thereunder. Mr. Thomas represented to Multi-Link that he acquired the shares for his own account and not with a view to distribution and that he had received all material information concerning Multi-Link. Mr. Thomas also represented that he was a sophisticated investors with the ability to determine the suitability of an investment in the common stock. The certificate evidencing the shares bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (j) On May 26, 2000, Multi-Link issued 2,220 shares of its common stock to B.F.G. of Illinois Inc. as partial consideration for the acquisition by Multi-Link of its residential customer base in November 1999. Multi-Link issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D thereunder. B.F.G. of Illinois Inc. represented to Multi-Link that it acquired the shares for its own account and not with a view to distribution and that it had available all material information concerning Multi-Link. B.F.G. also represented that they were sophisticated investors with the ability to determine the suitability of an investment in the common stock. The certificate evidencing the shares bears a restrictive legend under the 1933 Act. No underwriter was involved in the transaction.

          (k) On June 30, 2000, Multi-Link issued 104,439 shares of its common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $14.3625 to Glenayre Technologies, Inc. for a total purchase price of $1,000,000. The issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 under Securities Act. Glenayre represented that it was an "accredited investor" as that term is defined in Rule 501 under the Securities Act. No underwriters were engaged in connection with such issuances.

ITEM 27. EXHIBITS.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1            -- Form of Underwriting Agreement.
          1.2            -- Form of Selected Dealers Agreement.(*)
          3.1            -- Restated Articles of Incorporation filed on May 18,
                            1998.(1)
          3.2            -- Amendments to Restated Articles of Incorporation filed on
                            February 2, 1999.(1)
          3.3            -- Bylaws as amended.(1)
          4.1            -- Borrowing Agreement dated September 25, 1998, between
                            Westburg Media Capital LP, the Registrant, Multi-Link
                            Telecommunications, Inc., Nigel V. Alexander, Shawn B.
                            Stickle and The Blackhawk Trust.(1)
          4.2            -- Form of Commercial Installment Contract between the
                            Registrant and Associates Commercial Corporation.(1)
          4.3            -- Form of Security Agreement between the Registrant and
                            Associates Commercial Corporation.(1)
          4.4            -- Form of Warrant Agreement between the Registrant and
                            American Securities Transfer & Trust, Inc.(1)
          4.5            -- Form of Escrow Agreement.(1)
          4.6            -- Forms of Lock-Up Agreements.(1)
          4.7            -- Form of Representative's Option for the Purchase of
                            Units.(1)
          4.8            -- Form of Warrant Exercise Fee Agreement between Schneider
                            Securities, Inc., American Securities Transfer & Trust,
                            Inc. and the Registrant.(1)
          4.9            -- Amendment to Borrowing Agreement dated April 15, 1999,
                            between Westburg Media Capital L.P., the Registrant and
                            Multi-Link Communications, Inc.(1)
          4.10           -- Registration Rights Agreement dated April 15, 1999,
                            between Westburg Media Capital L.P. and the
                            Registrant.(1)
          4.11           -- Common Stock Purchase Warrant entitling Glenayre
                            Technologies, Inc. to purchase 100,000 shares of
                            Multi-Link Common Stock.(8)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.12           -- Registration rights agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre
                            Technologies, Inc.(8)
          4.13           -- Form of Warrant Agreement between the Registrant and
                            Computershare Trust Company, Inc.
          5.1            -- Legal opinion of Faegre & Benson LLP.
          9.1            -- Form of Exercise Fee Agreement.(2)
         10.1            -- Stock Option Plan.(1)
         10.2            -- First Amendment to Stock Option Plan.(1)
         10.3            -- Agreement dated January 1, 1999, between the Registrant and Telecom Sales Associates, Inc. as amended on February
                            3, 1999.(1)
         10.5            -- US West Communications Digital Switched Service Rate
                            Stability Plan Agreements.(1)
         10.7            -- Employment Agreement between the Registrant and Shawn B.
                            Stickle.(1)
         10.8            -- Lease Agreement dated March 29, 1999, between the
                            Registrant and Lakeside Holdings, L.L.C., as amended.(1)
         10.9            -- Promissory Note dated September 30, 1998, from Registrant to Octagon Strategies, Inc.(1)
         10.10           -- Promissory Note dated September 30, 1998, from Registrant to Shawn B. Stickle.(1)
         10.11           -- Promissory Note dated April 14, 1999, from Registrant to
                            Westburg Media Capital, L.P.(1)
         10.12           -- Agreement for Sale and Purchase of Assets and Exhibits A
                            and B dated September 17, 1999, by and among Hellyer
                            Communications, Inc., Jerry L. Hellyer, Sr., Multi-Link
                            Telecommunications, Inc., and HC Acquisition Corp.(3)
         10.13           -- Consulting Agreement dated September 17, 1999, by and
                            among Hellyer Communications, Inc. and HC Acquisition
                            Corp.(3)
         10.14           -- Amended and Restated Asset Purchase Agreement dated
                            November 17, 1999, by and among Hellyer Communications,
                            Inc., Jerry L. Hellyer, Sr., Multi-Link
                            Telecommunications, Inc. and Hellyer Communications
                            Services, Inc. (without exhibits).(4)
         10.15           -- Loan Agreement dated November 17, 1999, by and between
                            Multi-Link Telecommunications, Inc. and Jerry L. Hellyer,
                            Sr.(4)
         10.16           -- Promissory Note dated November 17, 1999, by and between
                            Multi-Link Telecommunications, Inc. and Jerry L. Hellyer,
                            Sr.(4)
         10.17           -- Pledge and Security Agreement by and between Multi-Link
                            Telecommunications, Inc. and Jerry L. Hellyer, Sr.(4)
         10.18           -- Purchase Agreement dated November 22, 1999, by and
                            between B.F.G of Illinois, Inc., Multi-Link
                            Telecommunications, Inc. and Hellyer Communications
                            Services, Inc.(5)
         10.19           -- Asset Purchase Agreement dated March 22, 1999, by and
                            among One Touch Communications, Inc., David G. Webster,
                            Eric C. Beguelin, Multi-Link Telecommunications, Inc. and
                            One Touch Communications, Inc.(5)
         10.20           -- Stock Purchase Agreement dated March 25, 2000 by and
                            among Multi-Link Telecommunications, Inc., VoiceLink,
                            Inc., L. Van Page and Larry Mays (without exhibits).(6)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.21           -- Registration Rights Agreement dated March 31, 2000 by and among L. Van Page, Larry Mays, Nigel V. Alexander, Shawn
                            B. Stickle and Multi-Link Telecommunications, Inc.(6)
         10.22           -- Letter of Intent by and between Multi-Link
                            Telecommunications, Inc. and Glenayre Technologies, Inc.
                            dated as of May 17, 2000.(7)
         10.23           -- Securities Purchase Agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre
                            Technologies, Inc.(8)
         10.24           -- Volume Purchase Agreement dated as of June 30, 2000
                            between Multi-Link Telecommunications, Inc. and Glenayre
                            Electronics, Inc.(8)
         16              -- Letter from James E. Scheifley & Associates, PC
                            confirming the circumstances pursuant to which James E.
                            Scheifley & Associates, PC resigned as Registrant's
                            principal independent accountants.(1)
         21              -- Subsidiaries of the Registrant.(5)
         23.1            -- Consent of HEIN & ASSOCIATES LLP.
         23.2            -- Consent of Faegre & Benson LLP (included as Exhibit 5.1).
         23.3            -- Consent of Gifford, Hillegass & Ingwersen, P.C.
         23.4            -- Consent of Robert C. Teipen P.C.
         27              -- Financial Data Schedule.

---------------

(1) Incorporated by reference to the exhibits contained in the Registrant's Registration Statement on Form SB-2 dated February 24, 1999 (No. 333-72889).

(2) Incorporated by reference to the exhibits contained in the Registrant's Quarterly Report on Form 10-QSB filed on June 25, 1999.

(3) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on September 24, 1999.

(4) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on March 3, 1999.

(5) Incorporated by reference to the exhibits contained in the Registrant's Annual Report Form on 10-KSB filed on January 11, 2000.

(6) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on April 14, 2000.

(7) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on May 30, 2000.

(8) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on July 14, 2000.

(*) To be filed by amendment.

ITEM 28. UNDERTAKINGS.

     (a) The Registrant hereby undertakes that is will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) Rule 430A.

          The Registrant hereby undertakes that it will:

             (i) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

             (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City and County of Denver, State of Colorado on August 31, 2000.

                                            MULTI-LINK TELECOMMUNICATIONS, INC.

                                            By:     /s/ NIGEL V. ALEXANDER
                                              ----------------------------------
                                                     Nigel V. Alexander,
                                                   Chief Executive Officer
                                                (Principal Executive Officer)

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below does hereby make, constitute and appoint Nigel V. Alexander as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, a Registration Statement on Form SB-2, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ NIGEL V. ALEXANDER                  Chief Executive Officer and      August 31, 2000
-----------------------------------------------------    Director
                 Nigel V. Alexander

                 /s/ DAVID J. CUTLER                   Chief Financial Officer and      August 31, 2000
-----------------------------------------------------    Principal Accounting Officer
                   David J. Cutler

                 /s/ KEITH R. HOLDER                   Director                         August 31, 2000
-----------------------------------------------------
                   Keith R. Holder

                /s/ R. BRAD STILLAHN                   Director                         August 31, 2000
-----------------------------------------------------
                  R. Brad Stillahn

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                        DESCRIPTION AND METHOD OF FILING
        -------                        --------------------------------
          1.1            -- Form of Underwriting Agreement.
          1.2            -- Form of Selected Dealers Agreement.(*)
          3.1            -- Restated Articles of Incorporation filed on May 18,
                            1998.(1)
          3.2            -- Amendments to Restated Articles of Incorporation filed on
                            February 2, 1999.(1)
          3.3            -- Bylaws as amended.(1)
          4.1            -- Borrowing Agreement dated September 25, 1998, between
                            Westburg Media Capital LP, the Registrant, Multi-Link
                            Telecommunications, Inc., Nigel V. Alexander, Shawn B.
                            Stickle and The Blackhawk Trust.(1)
          4.2            -- Form of Commercial Installment Contract between the
                            Registrant and Associates Commercial Corporation.(1)
          4.3            -- Form of Security Agreement between the Registrant and
                            Associates Commercial Corporation.(1)
          4.4            -- Form of Warrant Agreement between the Registrant and
                            American Securities Transfer & Trust, Inc.(1)
          4.5            -- Form of Escrow Agreement.(1)
          4.6            -- Forms of Lock-Up Agreements.(1)
          4.7            -- Form of Representative's Option for the Purchase of
                            Units.(1)
          4.8            -- Form of Warrant Exercise Fee Agreement between Schneider
                            Securities, Inc., American Securities Transfer & Trust,
                            Inc. and the Registrant.(1)
          4.9            -- Amendment to Borrowing Agreement dated April 15, 1999,
                            between Westburg Media Capital L.P., the Registrant and
                            Multi-Link Communications, Inc.(1)
          4.10           -- Registration Rights Agreement dated April 15, 1999,
                            between Westburg Media Capital L.P. and the
                            Registrant.(1)
          4.11           -- Common Stock Purchase Warrant entitling Glenayre
                            Technologies, Inc. to purchase 100,000 shares of
                            Multi-Link Common Stock.(8)
          4.12           -- Registration rights agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre
                            Technologies, Inc.(8)
          4.13           -- Form of Warrant Agreement between the Registrant and
                            Computershare Trust Company, Inc.
          5.1            -- Legal opinion of Faegre & Benson LLP.
          9.1            -- Form of Exercise Fee Agreement.(2)
         10.1            -- Stock Option Plan.(1)
         10.2            -- First Amendment to Stock Option Plan.(1)
         10.3            -- Agreement dated January 1, 1999, between the Registrant and Telecom Sales Associates, Inc. as amended on February
                            3, 1999.(1)
         10.5            -- US West Communications Digital Switched Service Rate
                            Stability Plan Agreements.(1)
         10.7            -- Employment Agreement between the Registrant and Shawn B.
                            Stickle.(1)
         10.8            -- Lease Agreement dated March 29, 1999, between the
                            Registrant and Lakeside Holdings, L.L.C., as amended.(1)

        EXHIBIT
         NUMBER                        DESCRIPTION AND METHOD OF FILING
        -------                        --------------------------------
         10.9            -- Promissory Note dated September 30, 1998, from Registrant to Octagon Strategies, Inc.(1)
         10.10           -- Promissory Note dated September 30, 1998, from Registrant to Shawn B. Stickle.(1)
         10.11           -- Promissory Note dated April 14, 1999, from Registrant to
                            Westburg Media Capital, L.P.(1)
         10.12           -- Agreement for Sale and Purchase of Assets and Exhibits A
                            and B dated September 17, 1999, by and among Hellyer
                            Communications, Inc., Jerry L. Hellyer, Sr., Multi-Link
                            Telecommunications, Inc., and HC Acquisition Corp.(3)
         10.13           -- Consulting Agreement dated September 17, 1999, by and
                            among Hellyer Communications, Inc. and HC Acquisition
                            Corp.(3)
         10.14           -- Amended and Restated Asset Purchase Agreement dated
                            November 17, 1999, by and among Hellyer Communications,
                            Inc., Jerry L. Hellyer, Sr., Multi-Link
                            Telecommunications, Inc. and Hellyer Communications
                            Services, Inc. (without exhibits).(4)
         10.15           -- Loan Agreement dated November 17, 1999, by and between
                            Multi-Link Telecommunications, Inc. and Jerry L. Hellyer,
                            Sr.(4)
         10.16           -- Promissory Note dated November 17, 1999, by and between
                            Multi-Link Telecommunications, Inc. and Jerry L. Hellyer,
                            Sr.(4)
         10.17           -- Pledge and Security Agreement by and between Multi-Link
                            Telecommunications, Inc. and Jerry L. Hellyer, Sr.(4)
         10.18           -- Purchase Agreement dated November 22, 1999, by and
                            between B.F.G of Illinois, Inc., Multi-Link
                            Telecommunications, Inc. and Hellyer Communications
                            Services, Inc.(5)
         10.19           -- Asset Purchase Agreement dated March 22, 1999, by and
                            among One Touch Communications, Inc., David G. Webster,
                            Eric C. Beguelin, Multi-Link Telecommunications, Inc. and
                            One Touch Communications, Inc.(5)
         10.20           -- Stock Purchase Agreement dated March 25, 2000 by and
                            among Multi-Link Telecommunications, Inc., VoiceLink,
                            Inc., L. Van Page and Larry Mays (without exhibits).(6)
         10.21           -- Registration Rights Agreement dated March 31, 2000 by and among L. Van Page, Larry Mays, Nigel V. Alexander, Shawn
                            B. Stickle and Multi-Link Telecommunications, Inc.(6)
         10.22           -- Letter of Intent by and between Multi-Link
                            Telecommunications, Inc. and Glenayre Technologies, Inc.
                            dated as of May 17, 2000.(7)
         10.23           -- Securities Purchase Agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre
                            Technologies, Inc.(8)
         10.24           -- Volume Purchase Agreement dated as of June 30, 2000
                            between Multi-Link Telecommunications, Inc. and Glenayre
                            Electronics, Inc.(8)
         16              -- Letter from James E. Scheifley & Associates, PC
                            confirming the circumstances pursuant to which James E.
                            Scheifley & Associates, PC resigned as Registrant's
                            principal independent accountants.(1)
         21              -- Subsidiaries of the Registrant.(5)
         23.1            -- Consent of HEIN & ASSOCIATES LLP.
         23.2            -- Consent of Faegre & Benson LLP (included as Exhibit 5.1).

        EXHIBIT
         NUMBER                        DESCRIPTION AND METHOD OF FILING
        -------                        --------------------------------
         23.3            -- Consent of Gifford, Hillegass & Ingwersen, P.C.
         23.4            -- Consent of Robert C. Teipen P.C.
         27              -- Financial Data Schedule.

---------------

(1) Incorporated by reference to the exhibits contained in the Registrant's Registration Statement on Form SB-2 dated February 24, 1999 (No. 333-72889).

(2) Incorporated by reference to the exhibits contained in the Registrant's Quarterly Report on Form 10-QSB filed on June 25, 1999.

(3) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on September 24, 1999.

(4) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on March 3, 1999.

(5) Incorporated by reference to the exhibits contained in the Registrant's Annual Report Form on 10-KSB filed on January 11, 2000.

(6) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on April 14, 2000.

(7) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on May 30, 2000.

(8) Incorporated by reference to the exhibits contained in the Registrant's Current Report on Form 8-K filed on July 14, 2000.

(*) To be filed by amendment.